THIS AGREEMENT is dated 8 December 2004 and is made BETWEEN:-

(1)  STENA INTERNATIONAL B.V. and STENA (SWITZERLAND) AG as Borrowers;

(2)  CITIGROUP GLOBAL MARKETS LTD., DNB NOR BANK ASA, HSBC BANK PLC, J. P.
     MORGAN PLC, NORDEA BANK AB (PUBL) and SVENSKA HANDELSBANKEN AB (PUBL) as
     Co-Arrangers;

(3)  the banks and financial institutions whose names and addresses are set out in Schedule 1 as Banks;

(4)  NORDEA BANK AB (PUBL) and JPMORGAN CHASE BANK, N.A. as Issuing Banks;

(5)  SVENSKA HANDELSBANKEN AB (PUBL) as Standby Lender;

(6)  SVENSKA HANDELSBANKEN AB (PUBL) as Agent;

(7)  SVENSKA HANDELSBANKEN AB (PUBL) as Security Agent; and

(8)  STENA AB (PUBL.) as guarantor.

IT IS AGREED as follows:-

1    PURPOSE AND DEFINITIONS

1.1  PURPOSE

     This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers a multipurpose corporate facility of up to $970,000,000 and the Standby Lender agrees to provide a $30,000,000 standby facility to the Borrowers to be used in aggregate for the purpose of enabling the
     Borrowers:-

     (A)  to refinance on the Availability Date all of the Financial
          Indebtedness then outstanding under the SIBV $600m Facility Agreement, the SIBV $275m Facility Agreement, the Stena Discovery Facility
          Agreement, the Stena F-Class Facility Agreement, the Mont Ventoux
          Facility Agreement and the Svealand Facility Agreement (including, for this purpose, the amount of any undrawn and available amounts under the SIBV $600m Facility Agreement and the SIBV $275m Facility
          Agreement) and, in connection with the refinancing of the Financial
          Indebtedness under the SIBV $600m Facility Agreement, to provide for the maintenance of the existing bank guarantees issued on behalf of
          SIBV and the other relevant members of the Stena AB Group thereunder;
          and

     (B)  thereafter, to provide finance for general corporate purposes of members of the Stena International Group (including, in the case of the Standby Lender, a $30,000,000 standby facility) and to provide for the issuance of new guarantees.

1.2  DEFINITIONS

     In this Agreement, unless the context otherwise requires:-

                                        1

     "ACCEPTABLE BANK GUARANTEE"

     means a Bank Guarantee which (save and to the extent otherwise agreed by the New Guarantee Provider and the Agent):-

     (A)  is a guarantee, a standby letter of credit, an indemnity, a performance bond or other assurance in respect of the obligations to third parties of:-

          (i)  either Borrower or any Subsidiary of either Borrower; or

          (ii) any other member of the Stena AB Group for which Bank Guarantee the Majority Banks consider the Security Documents provide effective counter-security;

     (B)  is for a liability or Indebtedness in Dollars or any other freely convertible Eurocurrency;

     (C)  will have an Outstanding Guarantee Amount:-

          (i)  of not less than $500,000 (or the equivalent in any other currency in which the relevant Bank Guarantee is to be issued)
               (or such lower amount as may be agreed by the New Guarantee
               Provider) upon issue of the Bank Guarantee; and

          (ii) which remains at the same amount for the duration of the Bank
               Guarantee or reduces after the date of its issue or commences at an initial amount but increases by reference to a rate of
               interest accruing at rates and at times stated in the Bank
               Guarantee;

     (D)  unless otherwise agreed by the New Guarantee Provider, states the maximum amount of the liability of the New Guarantee Provider thereunder in respect of principal or capital amounts; and

     (E)  is otherwise in a form approved by the New Guarantee Provider (such approval not to be unreasonably withheld);

     "ADVANCE"

     means each borrowing of a proportion of the Commitments by the Borrowers under Clause 3 or (as the context may require) the principal amount of such borrowing for the time being outstanding;

     "AGENT"

     means Svenska Handelsbanken AB (publ) or such other person as may be appointed agent for the Banks, the Issuing Banks, the Co-Arrangers, the
     Standby Lender and the Security Agent pursuant to this Agreement;

     "AGREED FORM CERTIFICATE"

     means the certificate dated of even date herewith executed by the Borrowers and the Agent attaching the agreed forms of the various Security Documents and other relevant documents referred to in this Agreement;

     "APPROVED BROKERS"

     means, in relation to a Ship or Linkspan, such firm of insurance brokers
     (if any), appointed by the relevant Shipowner as may from time to time be approved in writing by

                                        2

     the Agent for the purposes of this Agreement (such approval not to be unreasonably withheld or delayed);

     "APPROVED FLAG STATE"

     has the meaning attributed thereto in Clause 23.12(J);

     "APPROVED MANAGER"

     means, in relation to a Ship or Linkspan, Northern Marine Management
     Limited and/or any other member of the Stena AB Group or such other manager as may be approved by the Agent (such approval not to be unreasonably withheld or delayed) and includes any manager or sub-manager to whom
     Northern Marine Management Limited or other applicable member of the Stena
     AB Group or other manager so approved may delegate all or part of its management functions on terms, inter alia, that the manager so delegating such functions remains wholly responsible as principal to the relevant
     Shipowner or demise charterer in respect of the Ship or Linkspan for the purposes of the relevant management functions;

     "AUDITED STENA AB FINANCIAL STATEMENTS"

     means the consolidated audited annual financial statements of the Stena AB
     Group and any other entities required to be consolidated in such statements in accordance with any applicable laws;

     "AUDITED STENA INTERNATIONAL FINANCIAL STATEMENTS"

     means the audited annual financial statements of SIBV;

     "AUDITED STENA SWITZERLAND FINANCIAL STATEMENTS"

     means the audited annual financial statements of SSAG;

     "AVAILABILITY DATE"

     means the first date upon which the Agent, or its duly authorised representative, shall have received all the documents and evidence specified in Schedule 6 in form and substance satisfactory to the Agent and upon which the conditions referred to in Clause 18.2 shall have been fulfilled;

     "AVAILABILITY PERIOD"

     means the period from the Availability Date and ending on the Termination
     Date or the period ending on such earlier date (if any) (i) on which the
     Borrowers cancel all of the Commitments under Clause 9.8 or (ii) on which the Commitments of all the Banks are reduced to zero pursuant to Clauses
     9.3, 9.6, 9.7, 19.2 or 21.1;

     "AVAILABLE COMMITMENT"

     means, in relation to a Bank, the amount of its Commitment less the amount of its Outstandings;

     "AVAILABLE STANDBY COMMITMENT"

     means, as at any date, the amount of the Standby Commitment less the amount of the Standby Outstandings as at such date;

     "BANK GUARANTEE"

     means, with effect from the Availability Date, any Existing Bank Guarantee issued by an Existing Guarantee Provider and any guarantee issued by the
     New Guarantee Provider pursuant to this Agreement;

                                        3

     "BANK GUARANTEE REQUEST"

     means a notice substantially in the terms of Schedule 5;

     "BANKING DAY"

     means a day on which dealings in deposits in Dollars are carried on in the
     London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Gothenburg and New York City
     (or any other relevant place of payment under Clause 11);

     "BANKS"

     means the banks and financial institutions listed in Schedule 1 and includes their successors in title and assignees and transferees (but, except for the purposes of Clause 10.9, excludes the Standby Lender);

     "BENEFICIARY"

     means any person in whose favour a Bank Guarantee has been issued;

     "BOARD OF DIRECTORS"

     means either the board of directors of Stena AB (or its relevant
     Subsidiary) or any duly authorised committee of that board;

     "BORROWERS"

     means SIBV and SSAG;

     "CAPITAL STOCK"

     of any person means any and all shares, interests, participations or other equivalents (however designated) or corporate stock of such person;

     "CASH ASSETS"

     means cash and/or cash equivalents (as determined in accordance with
     Swedish GAAP), except to the extent that such cash or cash equivalents are subject to a Lien in favour of any person other than the Security Agent
     (but excluding bankers' rights of set-off and possessory liens in favour of any broker or other person in whose custody any relevant securities are held, in each case arising in the ordinary course of business);

     "CASH COLLATERAL ACCOUNTS"

     means each account in the name of the Borrowers (including any sub-account thereof) in the books of the Agent designated as a Cash Collateral Account for the purposes of this Agreement opened or, as the case may be, to be opened pursuant to Clause 23;

     "CASH COLLATERAL ACCOUNT PLEDGE"

     means in respect of each Cash Collateral Account held in Sweden, the first priority Swedish law pledge of account to be executed over such account in favour of the Security Agent substantially in the form of Schedule 17 to the Agreed Form Certificate (or in such other form as the Agent shall reasonably require if the relevant Cash Collateral Account is held outside
     Sweden, such pledge to be governed by the law of the jurisdiction in which the relevant Cash Collateral Account is held);

     "CASUALTY AMOUNT"

     means $5,000,000 (or the equivalent in any other currency) unless the Agent on the direction of the Majority Banks shall have given notice to the
     Borrowers that a Default shall have occurred and be continuing or that in its opinion there shall have been a material adverse change in the financial condition of the Stena AB Group which may

                                        4

     impair the ability of the Borrowers or any Security Party to comply with their obligations under any Security Document in which case the Casualty
     Amount shall be such amount, not however less than $2,000,000, as the Agent shall signify in its notice to the Borrowers;

     "CHARTERER'S INSURANCE ASSIGNMENT"

     means:-

     (A)  in relation to a Mortgaged Ship (other than m.v. "STENA GERMANICA" as long as she remains owned by Scandlines subject to the Stena Germanica
          Mortgage) and in relation to a Mortgaged Linkspan, any assignment by a
          Stena Charterer which charters the relevant Ship or Linkspan under a demise or bareboat charter executed or (as the context may require) to be executed by such Stena Charterer in favour of the Security Agent pursuant to Clause 15.1 in substantially the form set out in Schedule
          11 to the Agreed Form Certificate; and

     (B)  in relation to m.v. "STENA GERMANICA" (as long as she remains owned by
          Scandlines subject to the Stena Germanica Mortgage), the Stena
          Germanica Charterer's Insurance Assignment and any other Charterer's
          Insurance Assignment (as defined in the Stena Germanica Deed of
          Covenant) as may be executed from time to time in relation thereto;

     "CHARTERER'S SUBORDINATION UNDERTAKING"

     means:-

     (A)  in relation to a Mortgaged Ship (other than m.v. "STENA GERMANICA" as long as she remains owned by Scandlines subject to the Stena Germanica
          Mortgage) and in relation to a Mortgaged Linkspan, an undertaking by a
          Stena Charterer which charters or operates the relevant Ship or
          Linkspan under a time charter or a demise or bareboat charter or (in respect of a rig or a drilling unit) a drilling contract executed or
          (as the context may require) to be executed in favour of the Security
          Agent by such Stena Charterer pursuant to Clause 15.1 in substantially the form set out in Schedule 12.1 to the Agreed Form Certificate (in
          respect of any charters) and in the form of Schedule 12.2 to the
          Agreed Form Certificate (in respect of any drilling contracts); and

     (B)  in relation to m.v. "STENA GERMANICA" (as long as she remains owned by
          Scandlines subject to the Stena Germanica Mortgage), the Stena
          Germanica Charterer's Subordination Undertaking and any other
          Charterer's Subordination Undertaking (as defined in the Stena
          Germanica Deed of Covenant) as may be executed from time to time in relation thereto;

     "CLASSIFICATION"

     means, in relation to each Ship, the classification set forth against the name of such Ship in Schedule 2 with its Classification Society or other highest classification available for vessels of the same age and type as the Ship with its Classification Society or such other classification as the Agent shall, at the request of the Borrowers, have agreed in writing shall be treated as the Classification of such Ship for the purposes of this Agreement (such agreement not to be unreasonably withheld or delayed);

     "CLASSIFICATION SOCIETY"

     means, in relation to any Ship, the classification society set forth against the name of such Ship in Schedule 2 or Lloyds Register of Shipping or Det Norske Veritas or

                                        5

     Germanischer Lloyd or Bureau Veritas or American Bureau of Shipping or such other classification society which the Agent shall, at the request of the
     Borrowers, have agreed in writing shall be treated as its Classification
     Society for the purposes of this Agreement (such agreement not to be unreasonably withheld or delayed);

     "CO-ARRANGERS"

     means Citigroup Global Markets Ltd., DnB NOR Bank ASA, HSBC Bank plc, J. P.
     Morgan plc, Nordea Bank AB (publ) and Svenska Handelsbanken AB (publ) and includes their respective successors in title and assignees;

     "COMMITMENT"

     means, in relation to a Bank, the amount set out opposite its name in
     Schedule 1 or, as the case may be, in any relevant Transfer Certificate, as reduced by any relevant term of this Agreement (but, except for the purposes of Clause 10.9, excludes the Standby Commitment);

     "COMPULSORY ACQUISITION"

     means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship or Linkspan by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

     "CONSOLIDATION" or "CONSOLIDATION"

     means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its Subsidiaries would normally be consolidated with those of such person, all in accordance with Swedish GAAP and the terms "CONSOLIDATED" and "CONSOLIDATED" shall be construed accordingly;

     "CONTRIBUTION"

     means, in relation to a Bank, the principal amount of the Advances owing to such Bank at any relevant time;

     "CONTROL"

     when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall be construed accordingly;

     "CREDIT TERMS"

     means, in relation to the sale or letting of an asset, terms whereby the whole or part of the consideration for such sale or letting is to be paid or provided after the date on which the ownership or possession of the relevant asset is transferred to a person which is not a Subsidiary of
     Stena AB;

     "DEED OF COVENANT"

     means:-

     (A)  in relation to a Designated Ship (other than m.v. "STENA GERMANICA" as long as she remains owned by Scandlines subject to the Stena Germanica
          Mortgage), the deed of covenant collateral to the Ship Mortgage over that Ship (or, in the case of a Linkspan, the Linkspan Mortgage) and entered or (as the context may require) to be entered into between the relevant Shipowner and the Security Agent

                                        6

          in the form set out in Schedule 6 to the Agreed Form Certificate or in
          relation to m.v. "STENA CARISMA" and her related Linkspans, in the form set out in Schedule 7 to the Agreed Form Certificate; and

     (B)  in relation to m.v. "STENA GERMANICA" (as long as she remains owned by
          Scandlines subject to the Stena Germanica Mortgage), the Stena
          Germanica Deed of Covenant;

     and "DEEDS OF COVENANT" means all of such deeds of covenant;

     "DEFAULT"

     means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or both would constitute an Event of
     Default;

     "DESIGNATED SHIP"

     means each Mortgaged Ship or Mortgaged Linkspan as may from time to time be registered under British or Swedish or Bahamas flag or any flag of any other jurisdiction which requires the registration of a ship mortgage by means of a statutory form and where the Agent determines that a separate
     Deed of Covenant is required to protect the interest in the Mortgaged Ship or Mortgaged Linkspan (as the case may be) of the Security Agent;

     "DISPOSAL REDUCTION AMOUNT"

     has the meaning ascribed to it in Clause 9.3;

     "DISPOSAL REDUCTION DATE"

     means:-

     (A)  in the case of a Total Loss of a Mortgaged Ship, the date which is the earlier of:-

          (i)  the date one hundred and eighty (180) days after such Ship became a Total Loss or such later date as may be agreed by the Agent on the direction of the Majority Banks from time to time if they are satisfied that the relevant Ship was insured at the time of the loss and that the proceeds of the Insurances will be received and applied in accordance with the Security Documents and, if
               relevant, the relevant bareboat charter or any Sale Agreement relating thereto within such further period as may be acceptable to the Majority Banks; and

          (ii) the date upon which insurance proceeds or Requisition
               Compensation in respect of such Total Loss are received by the
               Security Agent, the Shipowner or the Stena Charterer in respect of such Ship or a charterer of such Ship by demise which is not a
               Stena Charterer pursuant to the relevant Security Documents or relevant bareboat charter or relevant Sale Agreement (as the case may be) in relation to the relevant Ship;

     (B)  in the case of a Total Loss of a Transferred Ship sold on Credit
          Terms, the date on which the Total Loss insurance proceeds are received by the seller of the relevant Ship or the Security Agent under the relevant Sale Agreement or, if earlier, the date on which the owner of the relevant Transferred Ship repays in full to the
          Shipowner the deferred consideration for the relevant Ship;

                                        7

     (C)  in the case of a sale of a Mortgaged Ship or any share therein, and except where the sale is effected on Credit Terms, the date on which the sale of such Ship or share is completed;

     (D)  in the case of any Transferred Ship which is transferred on terms whereby the relevant Shipowner transfers title to the Ship whilst any part of the deferred consideration therefore remains outstanding
          (other than in the case of a Total Loss), each of the following:-

          (i)  each date falling at six (6) monthly intervals from the date of completion of the transfer of title until the deferred purchase price of the relevant Ship has been paid in full;

          (ii) the date of the final payment of the deferred purchase price;

          (iii) in the case of an enforcement of security given for the purchaser's obligations by way of sale of the Ship, the date or dates on which consideration for the sale of the Ship is paid to the Shipowner or the Security Agent; and

          (iv) if any such Ship is sold by the buyer thereof before the deferred consideration payable to the Shipowner has been paid in full, the date on which the Shipowner receives payment of the balance of the deferred consideration following such sale;

     (E)  in the case of a Transferred Ship which is disposed of on terms whereby the relevant Shipowner retains title to the Ship until the full amount of the deferred consideration has been paid (other than in the case of a Total Loss), each of the following:-

          (i)  each date falling at six (6) monthly intervals from the date of completion of the disposal until the deferred consideration for the acquisition of the Ship has been settled in full; and

          (ii) the date of such final settlement;

          (iii) in case of an enforcement of security for the purchaser's obligations by way of sale of the Ship, the date or dates on which the consideration for the sale of the Ship is paid to the
               Shipowner or the Security Agent;

          (iv) if the purchaser or lessee of the Ship defaults under the sale or hire agreement relating to the Ship and the owner thereof
               withdraws the Ship from such purchaser or lessee and the
               agreement is validly terminated by the owner or the agreement is terminated by agreement between the parties thereto and the Ship returned to the owner's possession, each date, prior to that on which such Ship again falls to be treated as a Mortgaged Ship for the purposes of this Agreement following repossession by the relevant owner, on which the owner receives any amount by way of damages or payment for the compromise of any legal action
               relating to the agreement or agreed compensation for termination of the agreement;

     (F)  in the case of a sale of a Mortgaged Port or any part thereof (other than the sale of any part of a Mortgaged Port for a consideration of less than $25,000 or the

                                        8

          equivalent thereof in any other currency) the date on which the sale of such Mortgaged Port or part thereof is completed;

     (G)  in the case of a sale of the shares in the capital of any Port Owner, the date on which the sale of such shares is completed;

     "DOLLARS" and "$"

     mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank
     Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

     "DRAWDOWN NOTICE"

     means a notice substantially in the terms of Schedule 4;

     "DUTCH GAAP"

     means generally accepted accounting principles in the Kingdom of the
     Netherlands, consistently applied;

     "EARNINGS"

     of a person means, in relation to any Ship, all earnings whatsoever due or to become due to such person including, without limitation, all moneys receivable by such person and arising, in relation to such Ship, out of its hire, compensation for requisition for hire, remuneration for salvage and towage services, demurrage and detention moneys, damages for breach of any charterparty or other contract for employment or amounts payable in consideration of the termination or variation of any such charterparty or contract;

     "EVENT OF DEFAULT"

     means any of the events or circumstances described in Clause 19.1;

     "EXECUTION DATE"

     means the date of execution of this Agreement by the parties hereto;

     "EXISTING BANK GUARANTEES"

     means those bank guarantees listed in parts 1 and 2 of Schedule 3 which have been issued by the Existing Guarantee Providers as "Issuing Banks"
     under the SIBV $600m Facility Agreement and which, with effect from the
     Availability Date, are to be treated as Bank Guarantees issued respectively by Nordea Bank AB (publ) (in respect of those bank guarantees listed in part 1 of Schedule 3) and by JPMorgan Chase Bank, N.A. (in respect of those bank guarantees listed in part 2 of Schedule 3);

     "EXISTING GUARANTEE PROVIDERS"

     means Nordea Bank AB (publ) acting through its office at Ostra Hamngatan
     16, SE-405 09 Goteborg, Sweden (in respect of those bank guarantees listed in part 1 of Schedule 3) and JPMorgan Chase Bank, N.A. acting through its office at 125 London Wall, London EC2Y 5AJ (in respect of those bank guarantees listed in part 2 of Schedule 3);

     "EXPIRY DATE"

     means, in relation to any Bank Guarantee, the date (if any) upon which it is provided by such Bank Guarantee that the relevant Issuing Bank shall be under no further liability under such Bank Guarantee (but without prejudice to any demand made thereunder by the relevant Beneficiary on or before such date) or the date to which the validity of any such

                                        9

     Bank Guarantee (other than an Existing Bank Guarantee) is extended pursuant to Clause 5;

     "FINANCIAL INDEBTEDNESS"

     means any indebtedness (other than indebtedness owed to another member of the Stena AB group) for or in respect of:-

     (A)  moneys borrowed;

     (B)  any amount raised by any acceptance credit;

     (C)  any amount raised by any bond, note, debenture, loan stock or similar instrument;

     (D)  the amount of any liability in respect of any finance or capital lease or hire purchase contract which would, in accordance with Swedish
          GAAP, be treated as a finance or capital lease;

     (E)  receivables sold or discounted (other than on a non-recourse basis);

     (F)  every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are not being contested in good faith);

     (G)  any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the mark-to-market value shall be taken into account);

     (H)  any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

     (I)  any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

     (J)  the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (A) to (I) above.

     "FLAG STATE"

     means, in relation to any Ship or Linkspan, such state or territory as the
     Banks may approve pursuant to Clause 23.12, at the request of the Borrower, as being the "Flag State" of such Ship or Linkspan for the purposes of the
     Security Documents;

     "GOVERNMENT ENTITY"

     means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

     "GUARANTEE"

     by any person means any obligation, contingent or otherwise, of such person guaranteeing any Financial Indebtedness of any other person (the "PRIMARY
     OBLIGOR") in any manner,

                                       10

     whether directly or indirectly, and including, without limitation, any obligation of such person:-

     (A)  to purchase or pay (or advance or supply funds for the purchase or payment of) such Financial Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Financial Indebtedness;

     (B)  to purchase property, securities or services for the purpose of assuring the holder of such Financial Indebtedness of the payment of such Financial Indebtedness; or

     (C)  to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Financial Indebtedness

     (and "GUARANTEED", "GUARANTEEING" and "GUARANTOR" shall be construed accordingly provided that the guarantee by any person shall not include endorsements by such person for collection or deposit, in either case, in the ordinary course of business);

     "HOLYHEAD CHARGE"

     means the English law first fixed legal charge in respect of Holyhead Port to be executed and delivered by Stena Line Ports in favour of the Security
     Agent in substantially the form set out in Schedule 15 to the Agreed Form
     Certificate;

     "HOLYHEAD PORT"

     means all of the freehold and leasehold property belonging to Stena Line
     Ports at the port of Holyhead, Isle of Anglesey, Gwynedd as is more particularly described in the Holyhead Charge;

     "INDEBTEDNESS"

     means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

     "2012 INDENTURE"

     means the Indenture dated as of 27 November 2002 made between Stena AB and
     JPMorgan Chase Bank as Trustee in relation to the issue of the 2012 Notes as referred to in the final prospectus of Stena AB relating to the initial public offering of such Notes, such prospectus having been filed with the
     Securities and Exchange Commission in Washington, DC with registration no.
     333-102110;

     "2013 INDENTURE"

     means the Indenture dated as of 2 December 2003 made between Stena AB and
     JPMorgan Chase Bank as Trustee in relation to the issue of the 2013 Notes as referred to in the final prospectus of Stena AB relating to the initial public offering of such Notes, such prospectus having been filed with the
     Securities and Exchange Commission in Washington, DC with registration no.
     333-111353;

     "2016 INDENTURE"

     means the Indenture dated as of 23 November 2004 made between Stena AB and
     JPMorgan Chase Bank, N.A. as Trustee in relation to the issue of the 2016
     Notes;

     "INDENTURES"

     means the 2012 Indenture, the 2013 Indenture and the 2016 Indenture or,
     where the context so requires, means any of them;

                                       11

     "INSURANCES"

     means, in relation to any Ship or Linkspan, all policies and contracts of insurance (which expression includes all entries of such Ship or Linkspan in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the owner and/or any relevant charterer (or in the joint names of the owner and/or any relevant charterer or other person)(but not any insurances taken out for the sole benefit of a charterer which is not a member of the Stena AB Group) in respect of such Ship or Linkspan or otherwise howsoever in connection with such Ship or Linkspan and all benefits thereof (including claims of whatsoever nature and return of premiums);

     "INSURANCE ASSIGNMENT"

     means, in relation to each Owned Ship or Linkspan which is not a Designated
     Ship, the first priority assignment of all the right, title and interest of the relevant Shipowner in the Insurances and Requisition Compensation
     thereof executed or (as the context may require) to be executed in favour of the Security Agent in the form set out in Schedule 10 to the Agreed Form
     Certificate and "INSURANCE ASSIGNMENTS" means all of such assignments;

     "ISM CODE"

     means the International Safety Management Code for the Safe Operation of
     Ships and for Pollution Prevention adopted by the International Maritime
     Organisation;

     "ISPS CODE"

     means the International Ship and Port Facility Security Code, as adopted by the Conference of Contracting Governments to the Safety of Life at Sea
     Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the
     Safety of Life at Sea Convention 1974;

     "ISSUING BANK"

     means, in respect of the Existing Bank Guarantees, the relevant Existing
     Guarantee Provider as stated in Schedule 3 and, in respect of all other
     Bank Guarantees, the New Guarantee Provider;

     "LEGAL OPINIONS"

     means the legal opinions delivered or, as the case may be, to be delivered to the Agent pursuant to Clause 18.1;

     "LIBOR"

     means, in relation to a particular period, the rate per annum for deposits of Dollars for a period equivalent to such period at or about 11.00 a.m. on the second London Banking Day before the first day of such period as displayed on Reuter page LIBOR 01 (British Bankers' Association Interest
     Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA
     Interest Settlement Rate (as defined in the British Bankers' Association's
     Recommended Terms and Conditions ("BBAIRS" terms) dated August, 1985)), provided that if on such date no such rate is so displayed, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to four decimal places) of the rates respectively quoted to the Agent by each of the Reference Banks at the request of the Agent as such Reference Bank's offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to

                                       12

     prime banks in the London Interbank Market at or about 11.00 a.m. on the second London Banking Day before the first day of such period;

     "LIEN"

     means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement (other than the subordination of inter-Subsidiary Financial Indebtedness to the extent required by a lender or lessor of Stena AB or any of its
     Subsidiaries) of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing);

     "LINKSPAN CHATTEL MORTGAGE"

     means, in the case of the Linkspan named "STENA 407B", the first priority
     English law chattel mortgage to be executed by Stena Line Scandinavia in the form or substantially in the form set out in Schedule 9 to the Agreed
     Form Certificate;

     "LINKSPAN MORTGAGE"

     means:-

     (A)  in the case of the two Linkspans named "LINKSPAN I" and "LINKSPAN II", the first priority pledge of mortgage of such Linkspan to be executed by Stena Line Scandinavia in the form or substantially in the form set out in Schedule 4 to the Agreed Form Certificate together also with the deed of covenant collateral thereto to be executed by Stena Line
          Scandinavia in the form or substantially in the form set out in
          Schedule 7 to the Agreed Form Certificate;

     (B)  in the case of the two Linkspans named "STENA 407A" and "STENA 407B", the first priority Netherlands ship mortgage on such Linkspan to be executed and registered by Stena Line Scandinavia in the form or substantially in the form set out in Schedule 8 to the Agreed Form
          Certificate; and

     (C)  in the case of any other Linkspan over which a mortgage is to be executed and, if appropriate, registered by the relevant Shipowner, a mortgage in form and substance acceptable to the Agent but in any event substantially similar to the mortgages and collateral deeds of covenant described in paragraphs (A) and (B) above;

     "LINKSPANS"

     means:-

     (A)  the linkspan named "LINKSPAN I" having call sign SFNH registered in the Swedish Register of Shipping in the ownership of Stena Line
          Scandinavia, which linkspan is at the date of this Agreement located at Gothenburg and used in connection with the operation of m.v. "STENA
          CARISMA";

     (B)  the linkspan named "LINKSPAN II" having call sign SFNL registered in the Swedish Register of Shipping in the ownership of Stena Line
          Scandinavia, which linkspan is at the date of this Agreement located at Frederikshavn and used in connection with the operation of m.v.
          "STENA CARISMA";

                                       13

     (C)  the linkspan named "STENA 407A" registered under Dutch flag in the
          Register of Ships of the Public Registers in Rotterdam in the name of
          Stena Line Scandinavia under official number 23104 B R 1997, which linkspan is at the date of this Agreement located at Hoek van Holland,
          The Netherlands and used in connection with the operation of m.v.
          "STENA DISCOVERY";

     (D)  the linkspan named "STENA 407B" registered under Dutch flag in the
          Register of Ships of the Public Registers in Rotterdam in the name of
          Stena Line Scandinavia under official number 23105 B R 1997, which linkspan is at the date of this Agreement located at Harwich, England and used in connection with the operation of m.v. "STENA DISCOVERY";

     (E)  any other linkspan owned by a member of the Stena AB Group in relation to which a Linkspan Mortgage or other Lien may be granted to the
          Security Agent during the Security Period directly or indirectly as security for the obligations of the Borrowers under this Agreement and "LINKSPAN" means any of them;

     "LONDON BANKING DAY"

     means a day on which dealings and deposits in Dollars are carried on in the
     London Interbank Eurocurrency Market and (other than Saturday or Sunday) a day on which banks are open for business in London;

     "LOSS PAYABLE CLAUSES"

     means the provisions regulating the manner of payment of sums receivable under the Insurances of an Owned Ship or a Linkspan which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the forms set out in the Schedules to the Deed of Covenant and/or
     Insurance Assignment and/or Charterer's Insurance Assignment and/or Stena
     Germanica Assignment in relation to the relevant Ship or Linkspan, in the form set out in Schedule 8 or in such other forms as may from time to time be agreed in writing by the Agent;

     "MAJOR CASUALTY"

     means an incident or occurrence whereby a Mortgaged Ship sustains damage or is the subject of a claim in excess of the Casualty Amount;

     "MAJORITY BANKS"

     means Banks (including for this purpose the Standby Lender) the aggregate of whose Commitments and/or Standby Commitment exceed two-thirds (2/3rds)
     of the aggregate of (i) the total of the Commitments of all the Banks and
     (ii) the Standby Commitment;

     "MANAGER'S SUBORDINATION UNDERTAKINGS"

     means the undertakings in the form of Schedule 13 to the Agreed Form
     Certificate to be given by each Approved Manager which is a member of the
     Stena AB Group on or before the Availability Date or at the time such
     Approved Manager is appointed as manager of a Ship or Linkspan after such date;

     "MARGIN"

     means zero point seven five per cent (0.75%) (subject to adjustment under
     Clause 10.9);

     "MATURITY DATE"

     in relation to an Advance means, subject to Clause 11.4, the last day of its Term;

                                       14

     "MINOR CASUALTY"

     means an incident or occurrence whereby a Mortgaged Ship sustains damage or is the subject of a claim of the Casualty Amount or less;

     "MONTH"

     means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a
     Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "MONTHS" and "MONTHLY" shall be construed accordingly;

     "MONT VENTOUX FACILITY"

     means the loan facility in the amount of twenty million one hundred and fifty thousand Dollars ($20,150,000) made available to SIBV pursuant to the
     Mont Ventoux Facility Agreement;

     "MONT VENTOUX FACILITY AGREEMENT"

     means the loan facility agreement dated 12 March 2004 as amended by a supplemental letter dated 23 June 2004 made between (1) SIBV as borrower,
     (2) Citibank N.A. as arranger, (3) Citibank N.A., HSBC Bank plc,
     Skandinaviska Enskilda Banken AB (publ) and Svenska Handelsbanken AB (publ)
     as lenders, (4) Citibank International plc as agent and (5) Stena AB as guarantor pursuant to which such lenders agreed to make available to SIBV a secured term loan facility in the amount of twenty million one hundred and fifty thousand Dollars ($20,150,000);

     "MORTGAGED LINKSPAN"

     means, at any relevant time, any Linkspan which is at such time subject to a Linkspan Mortgage;

     "MORTGAGED PORT"

     means, at any relevant time, any Port which is at such time subject to a
     Port Mortgage;

     "MORTGAGED SHIP"

     means, at any relevant time, any Owned Ship which is at such time subject to a Ship Mortgage and/or the Insurances and Requisition Compensation of
     which or sale proceeds or right to receive a rebate of rentals in respect whereof are subject to a Lien pursuant to the relevant Ship Mortgage and
     Deed of Covenant or any relevant Insurance Assignment or other Security
     Documents but not including a Transferred Ship (except that, for the purposes of Clauses 15 and 16, the term "MORTGAGED SHIP" shall include any
     Transferred Ship where the ownership of such Transferred Ship is retained by the relevant Shipowner) and an Owned Ship shall for the purposes of this
     Agreement be deemed to be a Mortgaged Ship as from the date that the Lien in respect of that Ship or rights relating thereto shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the release of the Ship Mortgage in respect of such Ship or Total Loss of such Ship and (ii) the end of the Security Period;

     "NET CASH SALE PROCEEDS"

     means:-

     (A)  in relation to a Mortgaged Ship and (if relevant) its related
          Linkspans or share

                                       15

          thereof which is sold (otherwise than on Credit Terms), the sale price of such Ship and (if relevant) Linkspans or share received by or on behalf of the relevant Shipowner (after deducting the relevant
          Shipowner's reasonable costs and out-of-pocket expenses incurred in connection with such sale including reasonable and proper costs of drydocking the relevant vessel and carrying out any repairs on the vessel for the purposes of complying with its obligations under the relevant sale agreement except insofar as the costs of such repairs are covered by insurance for the benefit of the relevant Shipowner);

     (B)  in relation to a Transferred Ship which is sold pursuant to a power conferred on the mortgagee or lessor thereof, or an obligation on the lessor thereof, following a default by the purchaser or lessee, the net sale proceeds of the Ship received by the mortgagee or lessor
          (after deducting the costs and out-of-pocket expenses incurred in connection with the sale) less any part thereof due to, or belonging to, or by reference to which a payment is to be made to, the purchaser or lessee (as the case may be); and

     (C)  in relation to a Mortgaged Port or any part thereof, the sale price thereof received by or on behalf of the relevant Port Owner (after deducting the relevant Port Owner's reasonable costs and out-of-pocket expenses incurred in connection with such sale);

     "NET TOTAL LOSS PROCEEDS"

     means:-

     (A)  in relation to a Mortgaged Ship which has become a Total Loss, the minimum amount for which such Ship was required to have been insured under the Security Documents less any applicable deductible, collection commissions and any other expenses incurred by the relevant
          Shipowner or Stena Charterer or third party demise charterer in recovering under the Insurances of the Ship in respect of such Total
          Loss and/or recovering any Requisition Compensation in respect thereof; and

     (B)  in relation to a Transferred Ship which has become a Total Loss, the amount which the seller or lessor of the Ship is contractually entitled as against the relevant purchaser or lessee (as the case may
          be) to receive, and has received, from the Insurances of the Ship less any part thereof due to, or belonging to, or by reference to which a payment is to be made to, the purchaser or lessee (as the case may
          be);

     "NEW GUARANTEE PROVIDER"

     means Nordea Bank AB (publ) acting through its office at Ostra Hamngatan
     16, SE-405 09 Goteborg, Sweden;

     "NON-RECOURSE DEBT"

     means Financial Indebtedness or that portion of Financial Indebtedness of any person:-

     (A)  as to which neither Stena AB nor any of its Subsidiaries:-

          (i)  provides credit support (including any undertaking, agreement or instrument which would constitute Financial Indebtedness); or

          (ii) is directly or indirectly liable (whether pursuant to a guarantee
               or

                                       16

               otherwise) for such Financial Indebtedness; and

     (B)  no default with respect to such Financial Indebtedness (including any rights which the holders thereof may have to take enforcement action against such an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Financial Indebtedness of Stena AB or any Subsidiary of Stena AB to declare a default on such other Financial Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

     "2012 NOTES"

     means the Senior Notes due 2012 issued by Stena AB in an amount of
     $200,000,000 pursuant to the 2012 Indenture;

     "2013 NOTES"

     means the Senior Notes due 2013 issued by Stena AB in an amount of
     $175,000,000 pursuant to the 2013 Indenture;

     "2016 NOTES"

     means the Senior Notes due 2016 issued by Stena AB in an amount of
     $250,000,000 pursuant to the 2016 Indenture;

     "NOTES"

     means the 2012 Notes, the 2013 Notes and the 2016 Notes or, where the context so requires, means any of them;

     "NOTICE OF ASSIGNMENT OF INSURANCES"

     means, in respect of a Mortgaged Ship or Mortgaged Linkspan, a notice of assignment in the form set out in Schedule 1 to the relevant Deed of
     Covenant or Schedule 1 to the relevant Insurance Assignment or Schedule 1 to the relevant Charterer's Insurance Assignment or Schedule 5 to the Stena
     Germanica Assignment (as the case may be), or in such other form as may from time to time be required or agreed in writing by the Agent;

     "OFFICER'S CERTIFICATE"

     means a certificate of Stena AB signed by the Chairman of the Board, the
     Chief Executive Officer, the President or the Chief Financial Officer (or
     any other officer identified by any of the foregoing officers in an
     Officer's Certificate to be an executive officer of Stena AB), the
     Secretary, any Assistant Secretary, the Treasurer, the Financial Manager,
     any Assistant Treasurer or the Controller of Stena AB;

     "OUTSTANDING GUARANTEE AMOUNT"

     means, in relation to a Bank Guarantee at any relevant time, the maximum amount in Dollars for which such Bank Guarantee was issued or, if a Bank
     Guarantee does not contain an express provision limiting the total amount payable by the relevant Issuing Bank thereunder to a stated maximum amount, such amount as the relevant Issuing Bank shall from time to time certify to be the amount which it then reasonably considers to be the maximum aggregate amount (whether of principal, interest or otherwise) which, during the remaining duration of such Bank Guarantee, it may be required to pay to the relevant Beneficiary under such Bank Guarantee (and for such purpose the relevant Issuing Bank may make such estimate of its potential liability under such Bank Guarantee as it reasonably considers appropriate provided however that where the amount for which a Bank Guarantee was issued increases by reference to a rate of interest the relevant Issuing
     Bank may only, as at any relevant date upon which the Outstanding Guarantee
     Amount of a Bank Guarantee falls to be determined, include amounts so calculated by

                                       17

     reference to a rate of interest to the extent that such amounts have accrued up to such date and in calculating the Outstanding Guarantee Amount for a Bank Guarantee in a currency other than Dollars the Agent shall calculate the Outstanding Guarantee Amount in such currency and then convert such amount into Dollars at the Agent's ordinary spot rate of exchange for the purchase of such currency with Dollars as at 11.00 a.m.
     the date such Outstanding Guarantee Amount falls to be determined or if such date is not a Banking Day 11.00 a.m. on the preceding Banking Day)
     less, in either case, the aggregate amount of all reductions thereof which have been made in accordance with the provisions of Clause 5.1;

     "OUTSTANDING INDEBTEDNESS"

     means all sums of any kind arising at any time for any reason payable actually or contingently by the Borrowers to the Banks, the Issuing Banks,
     the Standby Lender, the Co-Arrangers, the Agent, the Security Agent or any
     of them under this Agreement or any other of the Security Documents
     (whether by way of repayment of principal, payment of interest or default interest, payment upon any indemnity or counter-indemnity, reimbursement for costs or otherwise howsoever);

     "OUTSTANDINGS"

     in relation to a Bank means the aggregate of:-

     (A)  its Percentage (expressed as an amount) of the Outstanding Guarantee
          Amounts of the Bank Guarantees;

     (B)  the principal amount of each outstanding loan to the Borrowers by that
          Bank pursuant to Clause 6.2; and

     (C)  its Contribution

     (but, except for the purposes of Clause 10.9, excludes the Standby
     Outstandings);

     "OWNED SHIPS"

     means the Ships specified in Schedule 2 and such other Ships owned by a member of the Stena AB Group as may from time to time be mortgaged to the
     Security Agent as security for the Borrowers' obligations under this
     Agreement;

     "PERCENTAGE"

     as at any date means, in relation to a Bank and in respect of any Bank
     Guarantee, the proportion, expressed as a percentage, which the amount of the Commitment of such Bank bears to the total amount of the Commitments of all of the Banks (including such Bank) as at such date and being in relation to each Bank, on the date of this Agreement, the percentage set out against its name in Schedule 1;

     "PERMITTED SHIP LIENS"

     means:-

     (A)  any ship repairer's or outfitter's possessory lien for a sum not
          (except with the prior written consent of the Agent or where the cost of the relevant work is covered by the vessel's insurances or is required for the purpose of maintaining the vessel's classification)
          exceeding the Casualty Amount;

     (B)  any lien on a vessel for master's, officer's or crew's wages outstanding in the ordinary course of trading;

                                       18

     (C)  any lien for salvage;

     (D)  liens arising in the ordinary course of trading by statute or by operation of law in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings
          (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such lien do not involve any likelihood of the sale, forfeiture or loss of, or of any interest in, any vessel owned by or chartered to a Security
          Party or any other member of Stena AB Group;

     (E)  liens securing liabilities for Taxes against which adequate reserves have been provided;

     (F)  liens arising in respect of a Ship or Linkspan by reason of an act or omission of a charterer (other than a Stena Charterer) of the Ship or
          Linkspan, in relation to which the relevant Shipowner or Stena
          Charterer demonstrates to the reasonable satisfaction of the Agent that it is taking all reasonable steps available to it with due dispatch to procure the lifting of the lien;

     "PLANNING ACTS"

     means, in the case of Holyhead Port or any other Port situated in England and Wales, the Town and Country Planning Act 1990 and, in the case of
     Stranraer Port or any other Port situated in Scotland, the Town and Country
     Planning (Scotland) Act 1997 (including in each case any Act or Acts for the time being amending or replacing such Acts and any orders, regulations and direction issued under or by virtue of such Acts or such amending or replacing Acts for the time being in force);

     "PORT"

     means each of Holyhead Port and Stranraer Port and includes any other port which is or may become owned by a member of the Stena AB Group;

     "PORT MORTGAGE"

     means:-

     (A)  in the case of Holyhead Port, the Holyhead Charge; and

     (B)  in the case of Stranraer Port, the Stranraer Charge;

     "PORT OWNER"

     means, in relation to a Mortgaged Port, the owner thereof being, at the date of this Agreement, Stena Line Ports in respect of both Holyhead Port and Stranraer Port;

     "PORT OWNER'S GUARANTEE"

     means, in respect of each Port Owner, the deed of guarantee and indemnity to be executed and delivered by that Port Owner in favour of the Security
     Agent in substantially the form set out in Schedule 2 to the Agreed Form
     Certificate;

     "PORT OF REGISTRY"

     means, in relation to a Mortgaged Ship, the port of registry approved in writing by the Banks at which such Ship is, or is to be registered on, or at any relevant time after, the Execution Date;

                                       19

     "POST COMPLETION REGISTRATIONS"

     means registration of the Liens created by any of the Security Documents and the restriction contained in Clause 14.6 which require to be completed within a period after execution thereof and/or hereof under the laws of any relevant jurisdiction;

     "RECEIVABLES ASSIGNMENT"

     means the assignment to be granted in favour of the Security Agent in accordance with Clause 9.3(L) in respect of the deferred purchase consideration and Insurances and other security granted in relation to a
     Transferred Ship substantially in the form set out in:-

     (A)  Schedule 18 to the Agreed Form Certificate in relation to a Ship sold on terms set out in paragraph (A) of the definition of Transferred
          Ship;

     (B)  Schedule 19 to the Agreed Form Certificate in relation to a Ship sold on terms set out in paragraph (B) of the definition of Transferred
          Ship;

     "REFERENCE BANKS"

     means the principal London offices of Svenska Handelsbanken AB (publ),
     JPMorgan Chase Bank, N.A. and Nordea Bank Finland Plc and/or any other Bank appointed as such pursuant to this Agreement;

     "REFINANCE"

     means renew, extend, refinance, replace or refund any Financial
     Indebtedness and shall be deemed to include successive refinancings;

     "RELEVANT INSURED AMOUNT"

     means, as at any relevant date in relation to a Mortgaged Ship referred to in Clause 15.21, an amount in Dollars equal to the relevant fraction as at such date of the Commitments (excluding any portion thereof which is suspended pursuant to Clause 9.3(E)(i)), for which purpose the expression
     "RELEVANT FRACTION" shall mean a fraction whose numerator is the market value of the relevant Mortgaged Ship as most recently determined pursuant to Clause 9.3(G) and whose denominator is the aggregate of the market values (as so determined) of all the Mortgaged Ships, the Mortgaged
     Linkspans and the Mortgaged Ports at that time (including such Mortgaged
     Ship itself) as most recently determined pursuant to Clauses 9.3(G) and
     (H);

     "REQUISITION COMPENSATION"

     means, in relation to a Ship or Linkspan, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship or Linkspan;

     "RESTRICTED GROUP"

     means all members of the Stena AB Group which are not Unrestricted
     Subsidiaries;

     "SALE AGREEMENT"

     means each document regulating the sale of a Ship on Credit Terms entered into by a Shipowner after the Execution Date;

     "SALE AND LEASEBACK TRANSACTION"

     of any person means an arrangement with any lessor, lender, obligee or investor or to which such lessor, lender, obligee or investor is a party providing for the leasing or renting by such person of any property or asset of such person which has been or is being sold or transferred by such person more than two hundred and seventy (270) days after

                                       20

     the acquisition thereof or, if later, the delivery or commencement of operation thereof, to such lessor, lender, obligee or investor or to any person to whom funds have been or are to be advanced by such lessor, lender, obligee or investor on the security of such property or asset and the Stated Maturity of such arrangement shall be the date of the last scheduled payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty;

     "SCANDLINES"

     means Scandlines AB, a company incorporated under the laws of the Kingdom of Sweden with registration number 556206-4575 in the Swedish Companies
     Register and having its registered office at Knutpunkten 43, SE-252 78
     Helsingborg, Sweden;

     "SECURITY AGENT"

     means Svenska Handelsbanken AB (publ) or such other person as may be appointed security agent for the Banks, the Issuing Banks, the
     Co-Arrangers, the Standby Lender and the Agent pursuant to this Agreement;

     "SECURITY DOCUMENTS"

     means this Agreement, the Ship Mortgages, the Deeds of Covenant, the
     Insurance Assignments, the Shipowner's Guarantees, the Linkspan Mortgages,
     the Linkspan Chattel Mortgage, the Charterer's Insurance Assignments, the
     Charterer's Subordination Undertakings, the Manager's Subordination
     Undertakings, the Stena Germanica Assignment, each Receivables Assignment, the Port Owner's Guarantees, the Port Mortgages, the Cash Collateral
     Account Pledges and any other documents as may have been or shall from time to time after the Execution Date be executed to guarantee and/or secure all or any part of any moneys from time to time owing by the Borrowers pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

     "SECURITY PARTY"

     means any person who may at any time be a party to any of the Security
     Documents (other than the Banks, the Standby Lender, the Issuing Banks, the
     Co-Arrangers, the Agent and the Security Agent) but does not include either any such party as and when it has ceased to be under any continuing obligation under the Security Documents and its property has ceased to be
     (or was never) subject to any Lien pursuant to any of the Security
     Documents or any party which is not a member of the Stena AB Group;

     "SECURITY PERIOD"

     means the period commencing on the Execution Date and terminating upon the later of (i) the end of the Availability Period, (ii) the end of the
     Standby Availability Period and (iii) the discharge of the security created by the Security Documents by payment of moneys payable thereunder and the discharge and release, to the satisfaction of the Issuing Banks and the
     Agent, of all Bank Guarantees or, in respect of any Bank Guarantee expiring after the Termination Date, the provision to the New Guarantee Provider of an acceptable counter-indemnity or cash collateral security in the manner provided in Clause 4.5(B);

     "SHIP MORTGAGE"

     means, in relation to an Owned Ship:-

     (A)  in the case of a Designated Ship referred to in Schedule 2 (other than a Ship registered in Sweden), the first priority statutory mortgage of the Ship executed (or as the context may require) to be executed and registered by the relevant

                                       21

          Shipowner in favour of the Security Agent including the appropriate narrative text set out in Schedule 3 to the Agreed Form Certificate
          (being Schedule 3.1 in respect of Ships owned by a Borrower and
          Schedule 3.2 in respect of Ships owned by a non-Borrower which are registered in a jurisdiction that permits mortgages to be granted by way of third party charge and Schedule 3.3 in respect of Ships owned by a non-Borrower which are registered in any other jurisdiction);

     (B)  in the case of a Ship referred to in Schedule 2 which is registered in
          Sweden, the first priority pledge of mortgage of the Ship to be executed by the relevant Shipowner in the form or substantially in the form set out in Schedule 4 to the Agreed Form Certificate, which mortgage and pledge of mortgage in the case of m.v. "STENA GERMANICA"
          (the Stena Germanica Mortgage) has been executed and assigned to SIBV
          (as assignee from Stena Line Scandinavia (as assignee from Stena
          Line)) and is to be on-assigned by SIBV to the Security Agent under the Stena Germanica Assignment as security for the Outstanding
          Indebtedness;

     (C)  in the case of m.v. "STENA DISCOVERY", the first priority Dutch ship mortgage on such Ship to be executed by Stena Line Scandinavia in the form or substantially in the form set out in Schedule 5 to the Agreed
          Form Certificate;

     (D)  in the case of any other Owned Ship over which, after the Availability
          Date, a first priority mortgage is to be executed and registered by the relevant Shipowner, a mortgage in a form and substance acceptable to the Agent but in any event substantially similar to the mortgages described in paragraphs (A), (B) and (C) above and including, where appropriate, mortgage covenants substantially similar to those contained in the pro forma Deed of Covenants set out in Schedule 6 to the Agreed Form Certificate;

     and "SHIP MORTGAGES" means all of such mortgages;

     "SHIPOWNER"

     means, in relation to a Ship or Linkspan, the registered owner or owners thereof and being at the Availability Date, in relation to a Ship identified in Schedule 2, the company whose name is set forth opposite the name of such Ship in Schedule 2;

     "SHIPOWNER'S GUARANTEE"

     means, in respect of each Shipowner and each member of the Stena
     International Group which at any time during the Security Period owns a
     Ship or Linkspan or sells a Mortgaged Ship on Credit Terms (other than, in either case, Stena Rederi AB or Stena Line Scandinavia), the deed of guarantee and indemnity to be executed and delivered by that Shipowner or other member of the Stena International Group in favour of the Security
     Agent in substantially the form set out in Schedule 1 to the Agreed Form
     Certificate (provided that no Shipowner's Guarantee shall be required from
     Scandlines by reason of its registered ownership of m.v. "STENA GERMANICA"
     as long as the Stena Germanica Loan Documents remain in place in favour of
     SIBV and are assigned to the Security Agent under the Stena Germanica
     Assignment);

     "SHIPS"

     means each of the ships listed in Schedule 2 and includes any other Vessel in relation to which a Ship Mortgage, or in relation to rights to the sale proceeds, Insurances or rebate of rentals of which a Lien, may be granted to the Security Agent during the Security

                                       22

     Period directly or indirectly as security for the obligations of the
     Borrowers under this Agreement and "SHIP" means any of them;

     "SIBV"

     means Stena International B.V., a company incorporated under the laws of
     The Netherlands acting through its registered office at World Trade Centre,
     Amsterdam Airport, Schiphol Boulevard 237, 1118 BH Schiphol Airport, The
     Netherlands;

     "SIBV $275M FACILITY"

     means the secured multipurpose corporate facility in the amount of two hundred and seventy five million Dollars ($275,000,000) made available to
     SIBV pursuant to the SIBV $275m Facility Agreement;

     "SIBV $275M FACILITY AGREEMENT"

     means the facility agreement dated 25 September 2001 as amended by an amendment dated 6 November 2002 and by supplemental letters dated 6 August
     2003 and 24 June 2004 made between (1) SIBV as borrower, (2) J.P. Morgan plc, Nordea Bank AB (publ) (then called Nordbanken AB (publ)) and Svenska
     Handelsbanken AB (publ) as co-arrangers, (3) the banks and financial institutions defined therein as "Banks" as lenders, (4) Svenska
     Handelsbanken AB (publ) as agent, (5) Svenska Handelsbanken AB (publ) as security agent and (6) Stena AB as guarantor pursuant to which such lenders agreed to make available to SIBV a secured multipurpose corporate facility in the amount of two hundred and seventy five million Dollars
     ($275,000,000);

     "SIBV $600M FACILITY"

     means the secured multipurpose corporate and standby facilities in the aggregate amount of six hundred million Dollars ($600,000,000) made available to SIBV pursuant to the SIBV $600m Facility Agreement;

     "SIBV $600M FACILITY AGREEMENT"

     means the facility agreement dated 6 November 2002 as amended by supplemental letters dated 17 April 2003, 6 August 2003 and 24 June 2004 made between (1) SIBV as borrower, (2) J. P. Morgan plc, Nordea Bank AB
     (publ) (then called Nordea Bank Sverige AB (publ)) and Svenska
     Handelsbanken AB (publ) as co-arrangers, (3) the banks and financial institutions defined therein as "Banks" as lenders, (4) Nordea Bank AB
     (publ) and JPMorgan Chase Bank, N.A. (then called JPMorgan Chase Bank) as issuing banks, (5) Svenska Handelsbanken AB (publ) as standby lender, (6)
     Svenska Handelsbanken AB (publ) as agent, (7) Svenska Handelsbanken AB
     (publ) as security agent and (8) Stena AB as guarantor pursuant to which such lenders agreed to make available to SIBV a secured multipurpose corporate facility and standby facility in the aggregate amount of six hundred million Dollars ($600,000,000);

     "SSAG"

     means Stena (Switzerland) AG, a company incorporated under the laws of
     Switzerland with registration number CH-170.3.014.441-6 and having its registered office at Bahnhofplatz, CH-6300 Zug, Switzerland;

     "STANDBY AVAILABILITY PERIOD"

     means the period from the Availability Date and ending on the Termination
     Date or the period ending on such earlier date (if any) (i) on which the
     Borrowers cancel the Standby Commitment under Clause 7.10 or (ii) on which the Standby Commitment is reduced to zero pursuant to any provision of this
     Agreement or (iii) on which the Borrowers cancel

                                       23

     the Commitments in full or (iv) on which the Commitments are reduced to zero pursuant to any provision of this Agreement;

     "STANDBY COMMITMENT"

     means the sum of $30,000,000 which the Standby Lender has agreed to make available to the Borrowers under Clause 7;

     "STANDBY FACILITY"

     means the facility made available to the Borrowers pursuant to Clause 7;

     "STANDBY LENDER"

     means Svenska Handelsbanken AB (publ) acting through its London branch;

     "STANDBY OUTSTANDINGS"

     means the aggregate of the principal amounts outstanding from the Borrowers in relation to the Standby Facility pursuant to Clause 7;

     "STANDBY RATE"

     means:-

     (A)  in relation to a drawing for a particular period, the Standby Lender's per annum offered rate in the London Interbank Market at or about
          11.00 a.m. on the second London Banking Day before the first day of such period for deposits in an amount approximately equal to the amount of such drawing for a period equivalent to such period; or

     (B)  in relation to drawings on a call basis, the Standby Lender's base rate for Dollar currency accounts;

     "STATED MATURITY"

     means:-

     (A)  with respect to any debt security, the date specified in such debt security as the fixed date on which the final instalment of principal of such debt security is due and payable; or

     (B)  with respect to any specified scheduled instalment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which such instalment is due and payable;

     "STENA AB"

     means Stena AB (publ.) a company incorporated under the laws of the Kingdom of Sweden with registration number 556001-0802 in the Swedish Companies
     Register and having its registered office at Masthuggskajen, SE-405 19
     Gothenburg, Sweden;

     "STENA AB GROUP"

     means Stena AB and its Subsidiaries and "MEMBER OF THE STENA AB GROUP"
     means Stena AB or any of its Subsidiaries;

     "STENA CHARTERER"

     means any member of the Stena AB Group to whom a Mortgaged Ship or a
     Transferred Ship or a Mortgaged Linkspan may be chartered;

                                       24

     "STENA DISCOVERY FACILITY"

     means the loan facility in the amount of seventy five million Dollars
     ($75,000,000) made available to SIBV pursuant to the Stena Discovery
     Facility Agreement;

     "STENA DISCOVERY FACILITY AGREEMENT"

     means the facility agreement dated 25 September 2001 made between (1) SIBV as borrower, (2) Deutsche Bank AG as lender and (3) Stena AB as guarantor pursuant to which Deutsche Bank AG agreed to make available to SIBV a secured term loan facility in the amount of seventy five million Dollars
     ($75,000,000);

     "STENA F-CLASS FACILITY"

     means the loan facility in the amount of one hundred million Euro
     ((euro)100,000,000) made available to Stena RoRo AB pursuant to the Stena
     F-Class Facility Agreement;

     "STENA F-CLASS FACILITY AGREEMENT"

     means the loan facility agreement dated 31 March 2000 as amended by a novation agreement dated 3 May 2002, an amendment agreement dated 11
     November 2002, an amendment agreement dated 21 August 2003, an amendment agreement dated 27 November 2003, a supplemental letter dated 17 February
     2004 and a supplemental letter dated 23 June 2004 made between (1) Stena
     RoRo AB as borrower, (2) Citibank N.A. as arranger, (3) Citibank
     International plc as agent, (4) Citibank N.A., Svenska Handelsbanken AB
     (publ), HSBC Bank plc, Skandinaviska Enskilda Banken AB (publ) and Nedship
     Bank N.V acting through its Norwegian branch Nedship Bank (Nordic) as lenders and (5) Stena AB and SIBV as guarantors pursuant to which such lenders agreed to make available to Stena RoRo AB a secured term loan facility in the amount of one hundred million Euro ((euro)100,000,000);

     "STENA GERMANICA ASSIGNMENT"

     means the first priority assignment of all the right, title and interest of
     SSAG in the Stena Germanica Loan Documents to be executed and delivered by
     SSAG in favour of the Security Agent in substantially the form set out in
     Schedule 14 to the Agreed Form Certificate;

     "STENA GERMANICA CHARTERER'S INSURANCE ASSIGNMENT"

     means the first priority assignment of Insurances in respect of m.v. "STENA
     GERMANICA" dated 28 September 2001 executed by Stena Line Scandinavia as bareboat charterer thereof in favour of SIBV, as assigned by SIBV to Stena
     (Luxembourg) pursuant to the Stena Germanica (Luxembourg) Assignment and as
     on-assigned by Stena (Luxembourg) to SSAG pursuant to the Stena Germanica
     (Switzerland) Assignment;

     "STENA GERMANICA CHARTERER'S SUBORDINATION UNDERTAKING"

     means the charterer's subordination undertaking in respect of m.v. "STENA
     GERMANICA" dated 28 September 2001 executed by Stena Line Scandinavia as bareboat charterer thereof in favour of SIBV, as assigned by SIBV to Stena
     (Luxembourg) pursuant to the Stena Germanica (Luxembourg) Assignment and as
     on-assigned by Stena (Luxembourg) to SSAG pursuant to the Stena Germanica
     (Switzerland) Assignment;

     "STENA GERMANICA DEED OF COVENANT"

     means the deed of covenant dated 21 December 2000 made between Scandlines as owner and Stena Line as mortgagee as assigned by Stena Line to Stena
     Line Scandinavia pursuant to the Stena Line Asset Purchase Agreement and as amended by an amendment

                                       25

     no. 1 thereto dated 28 September 2001 made between Scandlines, Stena Line
     Scandinavia and SIBV amending certain provisions thereof and assigning all of Stena Line Scandinavia's rights, title and interest thereunder to SIBV, as assigned by SIBV to Stena (Luxembourg) pursuant to the Stena Germanica
     (Luxembourg) Assignment and as on-assigned by Stena (Luxembourg) to SSAG pursuant to the Stena Germanica (Switzerland) Assignment;

     "STENA GERMANICA LOAN AGREEMENT"

     means the inter-company loan agreement dated 21 December 2000 made between
     Scandlines as borrower and Stena Line as lender under which Stena Line made available to Scandlines a loan in the amount of $52,000,000 as assigned by
     Stena Line to Stena Line Scandinavia pursuant to the Stena Line Asset
     Purchase Agreement and as amended by an amendment no. 1 thereto dated 28
     September 2001 made between Scandlines, Stena Line Scandinavia and SIBV amending certain provisions thereof and assigning all of Stena Line
     Scandinavia's right, title and interest thereunder to SIBV, as assigned by
     SIBV to Stena (Luxembourg) pursuant to the Stena Germanica (Luxembourg)
     Assignment and as on-assigned by Stena (Luxembourg) to SSAG pursuant to the
     Stena Germanica (Switzerland) Assignment and as further amended by an amendment no. 2 thereto to be made between Scandlines and SSAG on or before the Availability Date;

     "STENA GERMANICA LOAN DOCUMENTS"

     means the Stena Germanica Loan Agreement, the Stena Germanica Mortgage, the
     Stena Germanica Deed of Covenant, the Stena Germanica Charterer's Insurance
     Assignment and the Stena Germanica Charterer's Subordination Undertaking;

     "STENA GERMANICA (LUXEMBOURG) ASSIGNMENT"

     means the assignment of the Stena Germanica Loan Documents dated 6 December
     2004 made by SIBV in favour of Stena (Luxembourg);

     "STENA GERMANICA MORTGAGE"

     means the first priority mortgage and pledge of mortgage of m.v. "STENA
     GERMANICA" dated 21 December 2000 executed and registered by Scandlines in favour of Stena Line as assigned by Stena Line to Stena Line Scandinavia pursuant to the Stena Line Asset Purchase Agreement, as assigned by Stena
     Line Scandinavia to SIBV on 28 September 2001, as assigned by SIBV to Stena
     (Luxembourg) pursuant to the Stena Germanica (Luxembourg) Assignment and as
     on-assigned by Stena (Luxembourg) to SSAG pursuant to the Stena Germanica
     (Switzerland) Assignment;

     "STENA GERMANICA (SWITZERLAND) ASSIGNMENT"

     means the assignment of the Stena Germanica Loan Documents dated 7 December
     2004 made by Stena (Luxembourg) in favour of SSAG;

     "STENA INTERNATIONAL GROUP"

     means Stena International B.V. and its Subsidiaries;

     "STENA LINE"

     means Forvaltningsaktiebolaget Lastluckan (formerly Stena Line AB), a company incorporated under the laws of the Kingdom of Sweden;

     "STENA LINE ASSET PURCHASE AGREEMENT"

     means the agreement dated 25 September 2001 made between Stena Line and
     Stena Line Scandinavia pursuant to which (inter alia) Stena Line has assigned all its rights in respect of the Stena Germanica Loan Agreement, the Stena Germanica Mortgage and the Stena

                                       26

     Germanica Deed of Covenant to Stena Line Scandinavia;

     "STENA LINE PORTS"

     means Stena Line Ports Limited, a company incorporated with limited liability under the laws of England and Wales with company number 1824328 and having its registered office at Suffolk Way, Sevenoaks, Kent TN13 1YL;

     "STENA LINE SCANDINAVIA"

     means Stena Line Scandinavia AB, a company incorporated under the laws of the Kingdom of Sweden with registration number 556231-7825 in the Swedish
     Companies Register and having its registered office at SE-405 19
     Gothenburg, Sweden;

     "STENA (LUXEMBOURG)"

     means Stena (Luxembourg) S.a.r.l., a company incorporated under the laws of
     Luxembourg acting through its office at 6, rue Heine, L-1720 Luxembourg;

     "STEN A. OLSSON FAMILY"

     means:-

     (A)  Sten Allan Olsson;

     (B)  all the lineal descendants in direct line of the said Sten Allan
          Olsson;

     (C)  a husband and wife or former husband or wife or widower or widow of any of the above persons; and

     (D)  the estates or legal representatives of any of the above persons and so that for the purposes of this definition a step-child or adopted child or illegitimate child of any person shall be deemed to be a lineal descendant of such person and of the lineal ascendants of such person;

     "STEN A. OLSSON FAMILY TRUSTS"

     means trusts (whether arising under settlement, declaration of trust or other instrument by whomsoever or wheresoever made or under a testamentary disposition or on an intestacy) under which no immediate beneficial interest in the property which is the subject of such trust is for the time being vested in any person other than members of the Sten A. Olsson Family;

     "STRANRAER CHARGE"

     means the Scots law first priority standard security in respect of
     Stranraer Port to be executed and delivered by Stena Line Ports in favour of the Security Agent in substantially the form set out in Schedule 16 to the Agreed Form Certificate;

     "STRANRAER PORT"

     means all of the property belonging to Stena Line Ports at Stranraer
     Harbour, Stranraer, County of Wigtown, Scotland as is more particularly described in the Stranraer Charge;

     "SUBSIDIARY"

     of any person means:-

     (A)  a corporation more than fifty per cent (50%) of the outstanding Voting
          Stock of which is owned, directly or indirectly, by such person or by one or more other

                                       27

          Subsidiaries of such person or by such person and one or more
          Subsidiaries thereof; or

     (B)  any other person (other than a corporation) in which such person, or one or more other Subsidiaries of such person or such person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof

     but for the purposes of the definitions of "Lien", "Non-Recourse Debt",
     "Unrestricted Subsidiary", "Vessels" and "Wholly Owned Subsidiary" and
     Clause 14.7 Unrestricted Subsidiaries shall be deemed not to be
     Subsidiaries of Stena AB;

     "SVEALAND FACILITY"

     means the loan facility in the amount of twenty five million Euro
     ((euro)25,000,000) made available to Stena Bermuda Line Limited pursuant to the Svealand Facility Agreement;

     "SVEALAND FACILITY AGREEMENT"

     means the loan facility agreement dated 3 December 2004 made between (1)
     Stena Bermuda Line Limited as borrower and (2) Svenska Handelsbanken AB
     (publ) as lender pursuant to which Svenska Handelsbanken AB (publ) agreed to make available to Stena Bermuda Line Limited a secured term loan facility in the amount of twenty five million Euro ((euro)25,000,000);

     "SWISS GAAP"

     means generally accepted accounting principles in Switzerland, consistently applied;

     "SWEDISH GAAP"

     means generally accepted accounting principles in the Kingdom of Sweden, consistently applied;

     "TAXES"

     includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "TAXATION" shall be construed accordingly;

     "TERM"

     means, in relation to an Advance, the period for which such Advance is, or is to be, borrowed, as specified in the Drawdown Notice for such Advance;

     "TERMINATION DATE"

     means, subject to Clause 11.4, the date falling eighty four (84) months after the Execution Date;

     "TOTAL LOSS"

     in relation to a Ship or Linkspan means:-

     (A)  actual, constructive, compromised or arranged total loss of such Ship or Linkspan; or

     (B)  the Compulsory Acquisition of such Ship or Linkspan; or

     (C)  the condemnation, capture, seizure, arrest, detention or confiscation of such Ship or Linkspan (other than where the same amounts to the
          Compulsory Acquisition

                                       28

          of such Ship or Linkspan) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless the Ship or Linkspan be released and restored to the relevant
          Shipowner, Stena Charterer or other charterer from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within one hundred and eighty (180) days after the occurrence thereof;

     "TRANSFER CERTIFICATE"

     means a transfer certificate for the purposes of Clause 24.3 substantially in the form set out in Schedule 7 (or in such other form as the Banks may approve or require);

     "TRANSFEREE BANK" and "TRANSFEROR BANK"

     shall have the meaning ascribed to those expressions in Clause 24.3;

     "TRANSFERRED SHIP"

     means a ship which was a Mortgaged Ship but the ownership or possession of which has been transferred to a person which is not a Subsidiary of Stena
     AB on Credit Terms so that either:-

     (A)  such person has obtained title thereto on terms that all or part of the purchase price of the Ship is payable after the date such person acquired title thereto; or

     (B)  such person will or may obtain title thereto under a hire purchase or conditional sale agreement by payment of hire payable in respect of the Ship and either by virtue of the exercise of an option, or an obligation, to purchase such Ship at the end of the hire period upon payment of a nominal sum or final obligatory rental payment or a sum referrable to the written down value or unamortised capital cost of the Ship

     provided that a Ship shall cease to be a Transferred Ship for the purposes of this Agreement if the Ship, having been sold by the relevant Shipowner on hire purchase or conditional sale terms is repossessed by the Shipowner following a default by the purchaser under the relevant Sale Agreement or by agreement between the Shipowner and the purchaser and is not required to be sold by the Shipowner pursuant to its agreement with the relevant purchaser and the Ship shall thereupon be treated as a Mortgaged Ship for all purposes of this Agreement;

     "UNRESTRICTED SUBSIDIARY"

     means:-

     (A)  Stena Fastigheter AB;

     (B)  Stena Realty BV;

     (C)  Stena Adactum AB;

     (D)  Stena Finanzverwaltungs AG;

     (E)  any Subsidiary of Stena AB which Stena AB by resolution of its Board of Directors shall classify as an Unrestricted Subsidiary and, for this purpose, a Subsidiary of Stena AB may only be classified as an
          Unrestricted Subsidiary if, immediately after giving effect to such classification:-

                                       29

          (i)  there would be no Default;

          (ii) such Subsidiary would have no Financial Indebtedness other than
               Non-Recourse Debt, as certified in a written legal opinion signed by legal counsel, who may be an employee of or counsel to Stena
               AB, and who shall be counsel reasonably satisfactory to the
               Agent;

          (iii) such Subsidiary has no assets which are essential to the operations of Stena AB and its Subsidiaries, taken as a whole;
               and

          (iv) neither Stena AB nor any of its Subsidiaries has any obligation:-

               (a)  to subscribe for additional shares of Capital Stock or other equity interests of such Subsidiary; or

               (b)  to maintain or preserve such Subsidiary's financial
                    condition or to cause such Subsidiary to achieve certain
                    levels of operating results;

          Provided however that:-

               (x)  any Subsidiary of Stena AB may not be reclassified more than once in any thirteen (13) month period;

               (y)  an Unrestricted Subsidiary may only be reclassified as a
                    Subsidiary of Stena AB if immediately after giving effect to such reclassification, there would be no Default; and

               (z)  any such classification or reclassification shall be
                    evidenced by, and shall become effective upon, the filing
                    with the Agent of the resolution of the Board of Directors of Stena AB giving effect to such designation, an Officer's
                    Certificate certifying that such designation complies with the applicable conditions set forth above and, if
                    applicable, the written legal opinion required under
                    paragraph (C)(ii) above, in each case in form and substance as satisfactory to the Agent;

     (D)  any Subsidiary of an Unrestricted Subsidiary;

     "VALUE ADDED TAX"

     means value added tax as provided for in the Value Added Tax Act 1994 and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and which has legal effect in the United Kingdom and any similar tax replacing or introduced in addition to any of the same and any penalties and interest in relation thereto and any similar tax in any other territory;

     "VAT INVOICE"

     has the meaning given in section 6(15) of the Value Added Tax Act 1994 or in any similar provision of the Value Added Tax legislation of another territory;

     "VESSELS"

     means the shipping vessels whose primary purpose is the maritime transportation of cargo

                                       30

     and/or passengers or which are otherwise engaged or used in any business activities of Stena AB and its Subsidiaries permitted under Clause 14.7
     (including, without limitation, semi-submersible and other drilling rigs and drillships) and which are owned by and registered (or to be owned by and registered) in the name of Stena AB or any of its Subsidiaries or operated by Stena AB or any of its Subsidiaries pursuant to a lease or other operating agreement which would, in accordance with Swedish GAAP, be treated as a finance or capital lease, in each case together with all related equipment and any additions or improvements;

     "VOTING STOCK"

     of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency; and

     "WHOLLY OWNED SUBSIDIARY"

     of any person means a Subsidiary of such person all of the outstanding
     Capital Stock or other ownership interests of which (other than directors'
     qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person or by such person and one or more Wholly Owned Subsidiaries of such person.

1.3  INSURANCE TERMS

     In Clause 15:-

     (A)  "EXCESS RISKS" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a Ship is assessed for the purpose of such claims exceeding her insured value;

     (B)  "THE IGA" means the International Group of Protection and Indemnity
          Associations and includes any successor association or replacement body of such associations;

     (C)  "PROTECTION AND INDEMNITY RISKS" means:-

          (i)  the usual risks (including oil pollution) covered by a United
               Kingdom protection and indemnity association or a protection and indemnity association which is managed in London, Norway or
               Sweden or is a member of the IGA (including, without limitation, the maximum proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the
               incorporation therein of Clause 1 of the Institute Time Clauses
               (Hulls) (1/11/95) or the Institute Amended Running Down Clause
               (1/10/71) or any equivalent provision); or

          (ii) (if placed on Norwegian terms) means protection and indemnity risks as defined in the Norwegian Marine Insurance Plan of 1996 as amended; and

     (D)  "WAR RISKS" includes those risks covered by the standard form of
          English marine policy with Institute War and Strikes Clauses (Time)
          (1/10/83) attached or similar cover which may be insured by entry with such association or (if placed on Norwegian terms) means the war risks described in the Norwegian Marine

                                       31

          Insurance Plan of 1996 as amended or (if placed on Swedish terms)
          means the Swedish War Insurance Conditions for Ships 2004/01/01.

1.4  ACCOUNTING TERMS

     All accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with Swedish GAAP where used in relation to the Stena AB Group or the consolidated position of the Stena
     International Group and Dutch GAAP where used in relation to SIBV and Swiss
     GAAP where used in relation to SSAG (whether or not such is indicated in this Agreement).

1.5  HEADINGS

     Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this
     Agreement.

1.6  CONSTRUCTION OF CERTAIN TERMS

     In any Security Document unless the context otherwise requires:-

     (A)  references to Clauses and Schedules are to be construed as references to Clauses of, and Schedules to, such Security Document and references to such Security Document include its Schedules;

     (B)  references to (or to any specified provision of) any Security Document or any other document shall be construed as references to such
          Security Document, that provision or that document as in force for the time being and as novated and/or as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of any Security
          Document or the relevant document, required to be obtained as a condition to such amendment) with the consent of the Agent;

     (C)  references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

     (D)  words importing the plural shall include the singular and vice versa;

     (E)  references to a time of day are to London time;

     (F)  references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

     (G)  references to any person includes such person's assignees and successors in title; and

     (H)  references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.7  CONSENTS AND APPROVALS

     (A)  Where any matter requires the approval or consent of the Agent and/or the Security Agent and/or the Banks and/or any Issuing Bank and/or the
          Standby

                                       32

          Lender, such approval or consent shall not be deemed to have been given unless given in writing.

     (B)  Unless the context otherwise expressly states to the contrary, where in any Security Document any party is required or requested to consent or agree to, authorise or approve, either with or without conditions, or give an opinion or express satisfaction or certify, make payments, determinations or determine requirements in any such case at its discretion, then it is hereby agreed that such consent, agreement, authorisation, approval, conditions, opinion, expression of satisfaction, certification, determination, payment or requirement shall not (when taking into account all the circumstances) be unreasonably withheld, imposed, given or determined. Where in any
          Security Document the Agent, the Co-Arrangers, the Security Agent, any
          Issuing Bank, the Standby Lender or any of the Banks is required to give any notice, document or other information or to do any act or thing (unless the context otherwise expressly states to the contrary)
          such notice, document or other information shall be given and such act or thing shall be done as soon as is reasonably practicable.

1.8  CONFLICT WITH FACILITY AGREEMENT

     In the event of any conflict between the provisions of this Agreement and any other of the Security Documents, the provisions of this Agreement shall prevail.

1.9  MAJORITY BANKS

     Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of
     Banks shall have given or issued such opinion, consent, request or instructions but so that the Borrowers shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.10 TRANSFER AND SUCCESSION

     In this Agreement all references to the Agent, the Security Agent, the
     Banks, the Issuing Banks, the Standby Lender and/or the Co-Arrangers shall in each case include:-

     (A)  any successor in title to or assignee or transferee of all or any portion of that respective party's rights, title and interest in, to and under this Agreement including any Transferee Bank to whom all or part of such person's rights and obligations hereunder are transferred; and

     (B)  any other person whomsoever in whose favour all or any portion of such rights, title and interest are transferred including any person who becomes a party to this Agreement by way of a novation hereof and the expressions "Bank", "Standby Lender" and "Issuing Bank" (as the
     case may be) shall include any such person aforesaid notwithstanding that such person may have made

                                       33

     no advance to the Borrowers hereunder and notwithstanding also that the indebtedness of the Borrowers to such person may be operation of law or otherwise constitute, or be deemed to constitute, an indebtedness separate and distinct from the indebtedness arising on the date of drawing of the
     Commitment or the Standby Commitment or the issue of a Bank Guarantee in respect of which the assignment or other transfer of rights, title and interest is made.

1.11 JOINT AND SEVERAL LIABILITY

     (A)  All obligations, covenants, representations, warranties and undertakings in or pursuant to the Security Documents assumed, given, made or entered into by the Borrowers shall, unless otherwise expressly provided, be assumed, given, made or entered into by the
          Borrowers jointly and severally.

     (B)  Each Borrower agrees that any rights which it may have at any time during the Security Period by reason of the performance of its obligations under the Security Documents to be indemnified by the other Borrower and/or to take the benefit of any security taken by the
          Banks, the Standby Lender, the Co-Arrangers, the Issuing Banks, the
          Agent and/or the Security Agent pursuant to the Security Documents shall be exercised in such manner and on such terms as the Majority
          Banks may require. Each Borrower agrees to hold any sums received by it as a result of its having exercised any such right on trust for the
          Banks, the Standby Lender, the Co-Arrangers, the Issuing Banks, the
          Agent and the Security Agent absolutely.

     (C)  Each Borrower agrees that it will not at any time during the Security
          Period claim any set-off or counterclaim against the other Borrower in respect of any liability owed to it by that other Borrower under or in connection with the Security Documents, nor prove in competition with the Banks, the Standby Lender, the Co-Arrangers, the Issuing Banks,
          the Agent and/or the Security Agent in any liquidation of (or analogous proceeding in respect of) the other Borrower in respect of any payment made under the Security Documents or in respect of any sum which includes the proceeds of realisation of any security held by the
          Banks, the Standby Lender, the Co-Arrangers, the Issuing Banks, the
          Agent and/or the Security Agent for the repayment of the Outstanding
          Indebtedness.

2    THE COMMITMENTS

2.1  AGREEMENT TO LEND AND TO ISSUE BANK GUARANTEES

     Upon and subject to the terms and conditions of this Agreement and in reliance on the representations and warranties in Clause 13:-

     (A)  the Existing Guarantee Providers agree to maintain the Existing Bank
          Guarantees for the account of the Borrowers;

     (B)  the New Guarantee Provider agrees to issue Bank Guarantees to
          Beneficiaries for the account of the Borrowers;

     (C)  each Bank agrees to reimburse the relevant Issuing Bank for its
          Percentage for each Bank Guarantee of all payments made by such
          Issuing Bank to the Beneficiary under any such Bank Guarantee;

                                       34

     (D)  the Banks agree to lend Advances to the Borrowers and the obligation of each Bank under this Agreement shall be to contribute its
          Percentage of each Advance; and

     (E)  the Standby Lender agrees to make available the Standby Facility.

2.2  OBLIGATIONS SEVERAL

     The obligations of each Bank, the Standby Lender and the Issuing Banks under this Agreement are several; the failure of any Bank or the Standby
     Lender or any Issuing Bank to perform such obligations shall not relieve any other of the Banks, the Standby Lender, the Co-Arrangers, the Issuing
     Banks, the Agent, the Security Agent or the Borrowers (as the case may be)
     of any of their respective obligations or liabilities under this Agreement nor shall any other of the Banks, the Standby Lender, the Co-Arrangers, the
     Issuing Banks, the Agent or the Security Agent be responsible for the obligations of any Bank or the Standby Lender or any Issuing Bank (except for its own obligations, if any, as a Bank or as the Standby Lender or as
     an Issuing Bank). Provided that, in the event of the failure of any Bank or the Standby Lender or any Issuing Bank (the "DEFAULTING Bank") to perform its obligations under this Agreement:-

     (A)  the Agent shall consult with the Borrowers and the others of the
          Banks, the Standby Lender and the Issuing Banks (as the case may be)
          with a view to taking steps to mitigate the effects of such default including the procuring of another bank to assume the obligations of the defaulting Bank; and

     (B)  the defaulting Bank shall indemnify the Borrowers against any losses, costs and expenses which the Borrowers may sustain or incur as a result of such failure.

2.3  INTERESTS SEVERAL

     Notwithstanding any other term of this Agreement (but without prejudice to
     Clause 25.4 (I) or the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Co-Arrangers, the Issuing Banks, the Agent, the Security Agent, the Banks and the Standby
     Lender are several and the amount due to the Co-Arrangers, each Issuing
     Bank, the Agent, the Security Agent, each Bank and the Standby Lender (each for its own account) is a separate and independent debt. The Co-Arrangers, the Issuing Banks, the Agent, the Security Agent, any Bank and the Standby
     Lender shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for the Co-Arrangers, any
     Issuing Bank, the Agent, the Security Agent, any Bank or the Standby Lender
     (as the case may be) to be joined as an additional party in any proceedings for this purpose.

3    ADVANCES

3.1  DRAWDOWN

     Subject to the terms and conditions of this Agreement, an Advance may be made to the Borrowers following receipt by the Agent from either Borrower of a Drawdown Notice not later than 10.00 a.m. on the third Banking Day before the date on which the Advance is intended to be made which shall be a Banking Day falling within the Availability Period. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in Clause 8.5(A), be irrevocable. No Drawdown Notice may be given in respect of an amount which is the subject of a notice of cancellation

                                       35

     under Clause 9.

3.2  AMOUNT

     Each Advance shall be a minimum of $10,000,000 but no more than the balance of the Available Commitments or such other amount (not exceeding the
     Available Commitments) as the Banks may agree but no Advance may be drawn down on any day of an amount exceeding the Available Commitments on such day, taking into account for this purpose any Advance to be repaid on such day, any other Advance which is to be made which is the subject of a current Drawdown Notice and any Bank Guarantee which is to be issued or extended on such day which is the subject of a current Bank Guarantee
     Request.

3.3  TERM

     Subject to Clause 3.6, Advances may be borrowed only for a Term of one (1), three (3) or six (6) months or such other periods up to twelve (12) months as the Agent may agree or such other periods exceeding twelve (12) months as the Banks may agree, in each case ending on or before the Termination
     Date.

3.4  AVAILABILITY

     Upon receipt of a Drawdown Notice complying with the terms of this
     Agreement the Agent shall notify each Bank thereof and of the date on which the Advance is to be made and, subject to the provisions of Clause 18, on such date each of the Banks shall make available to the Agent its portion of such Advance for payment by the Agent in accordance with Clause 11.2.
     Except with the Banks' consent, no Advances shall be made to the Borrowers under this Agreement after the date falling thirty (30) days before the
     Termination Date.

3.5  THE TERMINATION DATE

     Without prejudice to any other provisions of this Agreement, the
     Commitments shall in any event be reduced to zero on the Termination Date and no Advances shall be made to the Borrowers or Bank Guarantees issued or extended under this Agreement thereafter.

3.6  NUMBER OF ADVANCES

     Notwithstanding the provisions of Clauses 3.2 and 3.3, Advances may be drawn only so that the number of separate Advances outstanding at any time does not exceed twenty (20) or such other number as may be agreed by all the Banks or so that on the Maturity Date in respect of the next Advance to be repaid the number of Advances outstanding (excluding those repayable on such Maturity Date) will not exceed twenty (20) or such other number as may be agreed by all the Banks. No more than sixteen (16) Terms of one month
     (or, if agreed by the Banks, any shorter period) may be selected by the
     Borrowers in respect of Advances during any calendar year.

3.7  APPLICATION OF PROCEEDS

     The Borrowers undertake to procure that the proceeds of each Advance shall be applied for one or more of the purposes specified in Clause 1.1 Without prejudice to such obligations, none of the Banks, the Issuing Banks, the
     Co-Arrangers or the Agent shall have any responsibility for the application of proceeds of any Advance by the Borrowers.

                                       36

4    ISSUE OF BANK GUARANTEES

4.1  AGREEMENT TO ISSUE OR EXTEND BANK GUARANTEES

     Subject to the terms and conditions of this Agreement, the New Guarantee
     Provider shall issue to a Beneficiary, or (pursuant to Clause 5.2) extend the Expiry Date of, a Bank Guarantee if:-

     (A)  the Agent has received a Bank Guarantee Request in respect of the issue of that Bank Guarantee or the extension of its Expiry Date, together with a final draft of the form in which the Borrowers wish such Bank Guarantee to be issued, from either Borrower not later than fifteen (15) days prior to the date on which such Bank Guarantee is intended to be issued or the Expiry Date which is intended to be extended;

     (B)  the date on which such Bank Guarantee is intended to be issued, or the date on which its Expiry Date is intended to be extended, is a Banking
          Day falling at least thirty (30) days before the Termination Date;

     (C)  the conditions specified in Clause 18.4 have been satisfied or waived;

     (D)  the proposed Bank Guarantee is an Acceptable Bank Guarantee;

     (E)  no more than nineteen (19) other Bank Guarantees have been issued or extended by the New Guarantee Provider during the calendar year during which such Bank Guarantee is to be issued or extended; and

     (F)  the Outstanding Guarantee Amount of such Bank Guarantee will not be such as would result in the aggregate Outstandings of the Banks as at the date of issue or as at the Expiry Date of such Bank Guarantee or as at the date to which it is intended to be extended being greater than the amount of the Commitments.

     A Bank Guarantee Request shall be effective on actual receipt by the Agent and the Bank Guarantee referred to therein shall be issued or extended by the New Guarantee Provider in accordance with the terms of such Bank
     Guarantee Request without the requirement for any further request or instruction from either Borrower unless, at the time the Bank Guarantee
     Request is given, the relevant Borrower stipulates that the Bank Guarantee referred to therein shall only be issued or extended upon such Borrower's further written request in which case such Bank Guarantee shall not be issued or extended unless and until such further written request is received.

4.2  NOTIFICATION TO BANKS

     Upon receipt of a Bank Guarantee Request complying with the terms of this
     Agreement, the Agent shall notify the New Guarantee Provider and each Bank thereof and of the content of the Bank Guarantee which is, and the date on which it is, to be issued.

4.3  CURRENCIES OF BANK GUARANTEES

     The New Guarantee Provider shall not issue a Bank Guarantee in a currency other than Dollars if to do so would cause the number of currencies other than Dollars in which Bank Guarantees are outstanding to exceed five (5).

                                       37

4.4  EXCESS AMOUNTS

     The Agent shall monitor the Outstanding Guarantee Amounts not less than monthly. If at any time and from time to time by reason of fluctuations in the currency conversion rates or interest rates the Agent reasonably considers that the aggregate of all Outstanding Guarantee Amounts of Bank
     Guarantees then in issue and the other Outstandings as at the date of determination exceed the Commitments, the Agent shall notify the Borrowers and require the Borrowers to pay an amount equal to the excess certified by the Agent to the Cash Collateral Accounts and/or prepay the Outstandings by an amount equal to the excess within two (2) Banking Days of the Agent's notice whereupon the Borrowers shall be liable to make such payment within such period. The Borrowers shall be entitled to the release of amounts paid to the Cash Collateral Accounts under this Clause from time to time provided no Event of Default has occurred and is continuing to the extent that the Commitments as reduced or suspended pursuant to Clause 9.3 and/or any other relevant provisions of this Agreement at the time of the
     Borrowers' request then exceed the Outstandings expressed in Dollars. In determining the Outstanding Guarantee Amounts for the purposes of this
     Clause the Agent shall in relation to interest by reference to which each
     Issuing Bank's liability under the outstanding Bank Guarantees may be calculated take into account only such amounts as have accrued to form part of such Issuing Bank's liability under the relevant Bank Guarantees at the time the Agent's determination is made.

4.5  BANK GUARANTEES EXPIRING AFTER THE TERMINATION DATE

     (A)  On or prior to issuance of any Bank Guarantee whose Expiry Date falls after, or within thirty (30) days before, the Termination Date (or on the Availability Date in respect of any Existing Bank Guarantee whose
          Expiry Date falls after, or within thirty (30) days before, the
          Termination Date), the Borrowers shall open with the Agent a Cash
          Collateral Account in the currency of such Bank Guarantee and shall
          (i) execute in favour of the Security Agent a Cash Collateral Account
          Pledge over that Cash Collateral Account as required by Clause 23.1 and (ii) execute in favour of the New Guarantee Provider a second priority pledge over that Cash Collateral Account in such form as the
          New Guarantee Provider shall reasonably require as security for the
          Borrowers' indemnity obligations under Clause 4.5(I). Such Cash
          Collateral Account shall be established solely for the purpose of receiving payments from the Borrowers (including any relevant payments from a Bank under Clause 4.5(E)) in respect of the relevant Bank
          Guarantee and shall not be used in respect of any other Bank Guarantee whatsoever.

     (B)  The Borrowers undertake that on the Termination Date they shall, in respect of each Bank Guarantee (if any) then outstanding, pay to the credit of the relevant Cash Collateral Account an amount equal to the
          Outstanding Guarantee Amount thereof provided that, as an alternative to making such payment, the Borrowers may instead procure the immediate release and discharge on the Termination Date of such Bank
          Guarantee or provide to the New Guarantee Provider a counter-indemnity or counter-indemnities from any one or more first class banks or financial institutions acceptable to the New Guarantee Provider covering the Outstanding Guarantee Amount thereof, such
          counter-indemnity or counter-indemnities to be in form and substance acceptable to the New Guarantee Provider.

                                       38

     (C)  The Borrowers undertake that not later than thirty (30) days before the Termination Date they shall, in respect of each Bank Guarantee (if any) then outstanding, advise the Agent as to whether they intend on the Termination Date (i) to make payment to the relevant Cash
          Collateral Account under Clause 4.5(B) or (ii) to procure the release and discharge of such Bank Guarantee or (iii) to provide to the New
          Guarantee Provider a counter-indemnity or counter-indemnities covering the Outstanding Guarantee Amount thereof. The Borrowers further undertake to notify the Agent promptly of any change in their intention previously notified to the Agent under this Clause.

     (D)  For the avoidance of doubt, the amount (if any) payable by the
          Borrowers on the Termination Date under Clause 4.5(B) forms part of the Outstanding Indebtedness whose non-payment will constitute an
          Event of Default under Clause 19.1(A) if not paid within three (3)
          Banking Days of the due date.

     (E)  In the event of any non-payment as referred to in Clause 4.5(D), the obligations of the Banks to the New Guarantee Provider in respect of the relevant Bank Guarantees under Clause 6.2 shall continue in full force and effect except that a Bank may, if it so wishes, pay into the relevant Cash Collateral Account its Percentage of the Outstanding
          Guarantee Amount of a Bank Guarantee in which case it shall be released from its obligations under Clause 6.2 in respect of that Bank
          Guarantee and the amount paid by it shall constitute a loan in such amount from that Bank to the Borrowers. Such loan shall be treated as made at the time of payment into the Cash Collateral Account, shall be payable at the time it is made and shall constitute part of the
          Outstanding Indebtedness. If the Borrowers fail immediately to repay such loan they shall pay interest thereon to the Agent on behalf of the relevant Bank at the default rate set out in Clause 8.2.

     (F)  Upon the payment of all amounts due under Clause 4.5(B) in respect of a Bank Guarantee (or, as the case may be, the release and discharge of the relevant Bank Guarantee and/or the provision of any requisite counter-indemnity in respect thereof) the Banks shall be released from any further obligation to the New Guarantee Provider under Clause 6.2 in respect of such Bank Guarantee and, subject to the whole of the
          Outstanding Indebtedness having been paid in full, the Security Agent shall release all of the security constituted by the Security
          Documents (including the Cash Collateral Account Pledge over the relevant Cash Collateral Account) and, in the event that the relevant
          Bank Guarantee is released and discharged pursuant to Clause 4.5(B) or the Outstanding Guarantee Amount thereof is fully covered by a counter-indemnity or counter-indemnities provided under Clause 4.5(B), the New Guarantee Provider shall release its pledge over the relevant
          Cash Collateral Account.

     (G)  If any Bank Guarantee is to remain in effect after the Termination
          Date and the Borrowers have complied with their obligations in respect thereof under Clause 4.5(B), the Borrowers shall pay to the Agent on behalf of the Banks on the Termination Date any guarantee commission which has accrued thereon under Clause 10.2. Thereafter, the Borrowers shall pay guarantee commission thereon to the New Guarantee Provider at such times and in such amount as shall be set out in a separate letter to be made between the New Guarantee Provider and the Borrowers on or about the date of issue of such Bank Guarantee (or at such later date as the New Guarantee Provider and the Borrowers shall agree).

                                       39

     (H)  In the event that any Bank Guarantee remains in effect after the
          Termination Date and the Borrowers have failed to comply with their obligations in respect thereof under Clause 4.5(B), the Borrowers shall pay to the Agent for the account of the Banks (other than any
          Bank which has been released from its obligations under Clause 6.2 pursuant to Clause 4.5(E)) guarantee commission in accordance with
          Clause 10.2 except that such commission shall be paid at the rate of two point five per cent (2.5%) per annum above the Margin and shall be payable monthly in arrears and on the date on which the Outstanding
          Indebtedness is repaid or, if earlier, the date on which payment is made to the relevant Beneficiary under such Bank Guarantee (after which the Borrowers shall pay interest on such amount at the rate specified in Clause 4.5(J)).

     (I)  If at any time after the Termination Date the New Guarantee Provider is called upon to make a payment to the relevant Beneficiary under any
          Bank Guarantee which is still then in effect, and the Borrowers have complied with their obligations in respect thereof under Clause
          4.5(B), then whether or not such amount has actually been paid by the
          New Guarantee Provider thereunder, the Borrowers undertake:-

          (i)  to pay to the New Guarantee Provider upon the New Guarantee
               Provider's first written demand the whole of the amount demanded by the Beneficiary under that Bank Guarantee (which amount may be debited from the relevant Cash Collateral Account pursuant to the pledge thereover made in favour of the New Guarantee Provider);
               and

          (ii) to hold the New Guarantee Provider harmless and indemnify the New
               Guarantee Provider and keep the New Guarantee Provider
               indemnified upon the New Guarantee Provider's written demand from time to time against all actions, proceedings, liabilities, costs, claims, demands and expenses, losses or damages whatsoever and whensoever incurred or sustained by the New Guarantee
               Provider under or in relation to that Bank Guarantee.

     (J)  If at any time after the Termination Date the New Guarantee Provider is called upon to make a payment to the relevant Beneficiary under any
          Bank Guarantee which is still then in effect and the Borrowers have failed to comply with their obligations in respect thereof under
          Clause 4.5(B), the Banks (other than any Bank released from such obligation pursuant to Clause 4.5(E)) shall reimburse the New
          Guarantee Provider in accordance with Clause 6.2 and the Borrowers shall reimburse such Banks in accordance with Clause 6.3. If the
          Borrowers fail immediately to reimburse such amount they shall pay interest thereon to the Agent on behalf of the Banks at the default rate set out in Clause 8.2.

     (K)  The Borrowers shall be entitled to the release of the amount paid to the relevant Cash Collateral Account in respect of a Bank Guarantee pursuant to Clause 4.5(B) if and to the extent that the amount standing to the credit thereof at any time exceeds the Outstanding
          Guarantee Amount of the relevant Guarantee. In determining the
          Outstanding Guarantee Amount of a Bank Guarantee for the purposes of this Clause the New Guarantee Provider shall in relation to interest by reference to which its liability under the relevant Bank Guarantee may be calculated take into account only such amounts as have accrued to form part of its liability under that Bank Guarantee at the time its determination is made.

                                       40

     (L)  Except as provided in Clause 4.5(K) the Borrowers shall not withdraw or attempt to withdraw any moneys from any Cash Collateral Account opened pursuant to Clause 4.5(A) nor shall they assign, transfer or suffer any Lien over any such Cash Collateral Account other than as specifically contemplated in Clause 4.5(A).

     (M)  Upon the expiry or release of any Bank Guarantee after the Termination
          Date, and subject to the Borrowers having fulfilled all of their obligations under Clauses 4.5(I) and (J), the New Guarantee Provider shall at the request and cost of the Borrowers release its pledge over the Cash Collateral Account relating thereto.

5    REDUCTION AND EXTENSION OF BANK GUARANTEES

5.1  REDUCTION OF OUTSTANDING GUARANTEE AMOUNT

     The Outstanding Guarantee Amount of a Bank Guarantee shall not be treated as reduced for the purposes of this Agreement unless (i) the relevant
     Issuing Bank has received a written confirmation from the Beneficiary of the amount of such reduction or (ii) the relevant Issuing Bank has notified the Agent in writing that (notwithstanding the absence of written confirmation from the Beneficiary) it is satisfied that its liability under such Bank Guarantee has been irrevocably reduced or (iii) a payment has been made by the relevant Issuing Bank under such Bank Guarantee. The relevant Issuing Bank shall in each case promptly notify the Agent (who shall notify the Banks and the Borrowers) of the amount and date of such reduction. Upon such notification the liability of each Bank with respect to such Bank Guarantee shall (but without prejudice to such Bank's obligations under Clause 6.2) be reduced by an amount equal to its
     Percentage of such reduction.

5.2  REQUEST FOR EXTENSION OF EXPIRY DATE

     If the New Guarantee Provider and the Agent shall be requested by the
     Borrowers to extend the Expiry Date of a Bank Guarantee issued on or after the Availability Date, the Agent shall advise the Banks of such request, specifying the date to which it is proposed the Bank Guarantee be extended.
     The New Guarantee Provider shall not extend the Expiry Date of any such
     Bank Guarantee otherwise than in accordance with Clause 4.1. The Expiry
     Date of an Existing Bank Guarantee may not be extended under this
     Agreement, provided that any such Existing Bank Guarantee which is stated
     by its terms to renew automatically unless notice of termination is given by the relevant Existing Guarantee Provider may be renewed in accordance with such terms.

5.3  RELEASE OF BANK GUARANTEES

     On or before the end of the Availability Period the Borrowers shall procure that each Issuing Bank is fully discharged and released from all of its obligations under all of the Bank Guarantees issued by it and failure to do so shall constitute an Event of Default.

6    PAYMENTS UNDER BANK GUARANTEES

6.1  PAYMENTS TO CONSTITUTE LOANS

     Any payment by an Issuing Bank to the Beneficiary under a Bank Guarantee shall constitute a loan from that Issuing Bank to the Borrowers. Such loan shall be:-

                                       41

     (A)  of an amount equal to the amount of such payment (less any amount paid to such Issuing Bank by the Agent and debited to the Cash Collateral
          Account pursuant to Clause 23.3) and in the case of a payment made in a currency other than Dollars shall be deemed to be in an amount equal to the amount in Dollars yielded by the Agent purchasing such amount of the relevant foreign currency with Dollars at the Agent's spot rate of exchange at 11.00 a.m. two (2) Banking Days before the date on which the payment in foreign currency is made;

     (B)  treated as made at the time of payment to the Beneficiary;

     (C)  due and payable by the Borrowers at the time it is made; and

     (D)  reduced by the amount of each payment made by a Bank to the Agent for account of such Issuing Bank pursuant to Clause 6.2(A).

6.2  BANKS' OBLIGATIONS TO REIMBURSE

     If an Issuing Bank makes payment to the Beneficiary under a Bank Guarantee such Issuing Bank shall forthwith give notice to the Agent and the Banks and each Bank shall, on demand by the Agent, pay to the Agent for account of such Issuing Bank an amount equal to the aggregate of:-

     (A)  such Bank's Percentage of the amount of any loan constituted pursuant to Clause 6.1, as reduced by the amount of any repayment made by the
          Borrowers prior to the date of such demand (but for the purpose of calculating the amount of such loan any amount paid by the Agent and debited to the Cash Collateral Account pursuant to Clause 23.3 shall, if such amount was paid to the Cash Collateral Account pursuant to
          Clause 9.10 or Clause 21.1, be deemed not to have been paid); and

     (B)  such Issuing Bank's cost of funding the amount payable by such Bank pursuant to Clause 6.2(A) from the date of payment by such Issuing
          Bank to the Beneficiary to the date of payment of such amount to the
          Agent by such Bank.

     The relevant Issuing Bank shall (without prejudice to the obligation of the
     Banks to pay such amount) provide reasonable detail as to the basis on which it has determined its said cost of funding.

6.3  BORROWERS' OBLIGATION TO REIMBURSE

     Any payment by a Bank to the Agent pursuant to Clause 6.2 shall constitute a loan from the Bank to the Borrowers. Such loan shall be:-

     (A)  of an amount equal to the amount of such payment;

     (B)  treated as made at the time of payment to the Agent; and

     (C)  due and payable at the time it is made.

     If and to the extent that at that time the Borrowers would (if they had given a Drawdown Notice and if the Banks had agreed to make an Advance of that amount) be entitled under the other provisions of this Agreement to borrow an Advance not exceeding the amount of such payments to the Banks
     (other than any Bank whose Commitment has been reduced pursuant to Clauses
     9.10 or 21.1), the aggregate of such loans by such Banks

                                       42

     shall to such extent be deemed for the purposes of this Agreement to be an
     Advance of that amount with a Term of the minimum period for which the
     Borrowers would at that time be entitled to borrow an Advance under Clause
     3.3 and any balance of such loan shall be deemed payable at the time it is made. Where the Commitment of a Bank has been reduced pursuant to Clauses
     9.10 or 21.1, any such loan made by that Bank under this Clause 6.3 will be due and payable at the time it is made.

6.4  BANKS' ENTITLEMENTS

     Upon payment by a Bank of the full amount due from such Bank under Clause
     6.2, such Bank shall be entitled to receive its Percentage of all interest payable by the Borrowers under Clause 8.2 in respect of the relevant payment by the relevant Issuing Bank to the Beneficiary.

6.5  ISSUING BANK'S ENTITLEMENT

     The relevant Issuing Bank shall be entitled to pay immediately any amount for which a demand or request has been made at any time under any Bank
     Guarantee issued by it without any reference to or further authority from the Borrowers or any Bank and shall not be under any duty to investigate or enquire whether any claim or demand on that Issuing Bank under a Bank
     Guarantee shall have been properly made notwithstanding that the Borrowers or any Bank may dispute the validity of such claim or demand. The liabilities of the Borrowers and the Banks under this Clause 6.5 shall be in no way prejudiced, affected or diminished by the fact that the relevant
     Issuing Bank was or might have been justified in refusing payment of any amount claimed or demanded under a Bank Guarantee.

6.6  FAILURE OF A BANK TO PAY

     If any Bank fails to make any payment to the Agent for account of the relevant Issuing Bank when due pursuant to Clause 6.2, then until such
     Bank's failure has been remedied in full such Issuing Bank shall be entitled to (i) the benefit of all security then existing or thereafter created to secure the obligations of the Borrowers under this Agreement to which such Bank would have been entitled had it made such payment and (ii)
     such Bank's rights to fees and commissions in respect of the Bank Guarantee to the extent that it has failed to perform its obligations and, for the purpose of determining the Majority Banks, the relevant Issuing Bank shall be treated as a Bank having Outstandings equal to the Outstandings of the
     Bank which has failed to make such payment. The rights conferred upon each
     Issuing Bank by this Clause 6.6 shall be in addition and without prejudice to its rights against such Bank under this Clause 6.

7    THE STANDBY FACILITY

7.1  AVAILABILITY

     Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties contained in Clause 13, the Standby
     Commitment will be available to the Borrowers at any time during the
     Standby Availability Period.

7.2  DRAWINGS

     Drawings against the Standby Commitment may be made available to the
     Borrowers by written instructions from the Borrowers to the Standby Lender to make payments or

                                       43

     remittances on behalf of the Borrowers. Each drawing when aggregated with previous drawings then outstanding shall not exceed the balance of the
     Available Standby Commitment. Drawings may be made on a call basis or for a fixed term of one (1), three (3) or six (6) months or such other period
     (but not, unless the Standby Lender otherwise agrees, in any case longer than twelve (12) months) as the Borrowers may request and the Standby
     Lender agree in its discretion in each case ending on or before the
     Termination Date. The minimum amount which may be drawn for any fixed period is $500,000 (unless the Standby Lender shall consent to a lesser or other amount).

     In the case of a request to draw an amount otherwise than on a call basis a notice of drawdown shall be given to the Standby Lender in mutatis mutandis the same form as Schedule 4 and such notice shall be given not later than
     10.00 a.m. on the second Banking Day before the proposed drawing.

7.3  APPLICATION OF PROCEEDS

     Without prejudice to the Borrowers' obligations to use the Standby Facility exclusively for the purposes specified in Clause 1.1 the Standby Lender shall have no responsibility for the application by the Borrowers of the proceeds of drawings representing Standby Outstandings.

7.4  INTEREST

     (A)  CALL BASIS

          The Borrowers shall pay interest on the cleared daily balance of the amount of Standby Outstandings in relation to which interest is to be calculated on a call basis at the rate per annum determined by the
          Standby Lender to be the aggregate of (i) the Margin and (ii) the applicable Standby Rate. Such interest shall be payable quarterly in arrears on 31 March, 30 June, 30 September and 31 December in each year and on the Termination Date.

     (B)  TERM BORROWINGS

          The Borrowers shall pay interest on any each amount borrowed under the
          Standby Facility for which interest is to be calculated for a fixed period at the rate per annum determined by the Standby Lender to be the aggregate of (i) the Margin and (ii) the applicable Standby Rate, such interest to be payable (a) at the end of such period and/or (b)
          if the period exceeds six (6) months, on each date falling at six (6)
          monthly intervals within such period and (c) on the date the amount borrowed is repaid.

7.5  DEFAULT INTEREST

     If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this Clause 7.5) in relation to the Standby
     Facility on its due date for payment under this Agreement, the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Standby Lender pursuant to this Clause 7.5 as follows:-

     (A)  In the case of amounts borrowed on a call basis the rate of interest shall be the Standby Lender's current standard default rate and such interest shall be payable on demand.

                                       44

     (B)  In the case of amounts borrowed for a fixed term the period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Standby Lender each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Standby Lender) of
          (i) two per cent (2%) per annum, and (ii) the Standby Rate for such period. Default interest shall be due and payable on the last day of each such period as determined by the Standby Lender pursuant to this
          Clause 7.5 or, if earlier, on the date on which the sum in respect of which such default interest is accruing shall actually be paid. If, for the reasons specified in Clause 8.5(A), the Standby Lender is unable to determine a rate in accordance with the foregoing provisions of this Clause 7.5, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Standby Lender to be two per cent (2%) per annum above the cost of funds to the
          Standby Lender.

7.6  NOTIFICATION OF INTEREST RATE

     The Standby Lender shall notify the Borrowers promptly of each rate of interest determined by it in relation to borrowings in relation to which interest is to be calculated by reference to a fixed term.

7.7  MARKET DISRUPTION; NON-AVAILABILITY

     (A)  If and whenever, at any time prior to the making of a drawing under the Standby Facility:-

          (i)  the Standby Lender shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining the
               applicable Standby Rate during the term of such drawing; or

          (ii) the Standby Lender certifies that deposits in Dollars are not available to it in the London Interbank Market in the ordinary course of business in an amount sufficient to fund such drawing,

          the Standby Lender shall forthwith give notice (a "STANDBY FACILITY
          DETERMINATION NOTICE") thereof to the Borrowers and the Agent and such drawing shall not be made. The Standby Facility Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.

     (B)  After the giving of any Standby Facility Determination Notice no further amounts may be borrowed under the Standby Facility until notice to the contrary is given to the Borrowers by the Standby
          Lender.

     (C)  During the period of twenty (20) days following the giving of any
          Standby Facility Determination Notice, the Borrowers and the Standby
          Lender shall negotiate in good faith in order to arrive at a mutually acceptable substitute basis for the Standby Lender to continue to make the Standby Facility available and, if within such twenty (20) day period the Borrowers and the Standby Lender shall agree in writing upon such an alternative basis (the "STANDBY FACILITY SUBSTITUTE
          BASIS"), the Standby Facility Substitute Basis shall be retroactive to and effective from the first day of the relevant interest period.

                                       45

     (D)  If the Borrowers and the Standby Lender fail to agree on a Standby
          Facility Substitute Basis within such twenty (20) day period, the
          Borrowers shall pay interest to the Standby Lender on the principal amount drawn under the Standby Facility at the rate certified by the
          Standby Lender as being a reasonable interest rate reflecting the cost to it of funding the Standby Outstandings during the period from the date of the relevant Standby Facility Determination Notice, plus the
          Margin and such rate plus the Margin shall be the Standby Facility
          Substitute Basis.

     (E)  So long as any Standby Facility Substitute Basis is in force, the
          Standby Lender shall from time to time (but at least monthly) review whether or not the circumstances are such that such Standby Facility
          Substitute Basis is no longer necessary and, if the Standby Lender so determines, it shall notify the Borrowers that the Standby Facility
          Substitute Basis shall cease to be effective from such date as the
          Standby Lender shall reasonably specify.

7.8  REPAYMENT

     The Borrowers shall repay any Standby Outstandings on the last day of the
     Standby Availability Period and shall repay each amount drawn for a fixed period on the last day of such period.

7.9  SCHEDULED CANCELLATION OF STANDBY COMMITMENT

     Without prejudice to any other provisions of this Agreement, the Standby
     Commitment shall in any event be reduced to zero on the Termination Date and no drawings shall be made by the Borrowers thereafter.

7.10 VOLUNTARY CANCELLATION OF STANDBY COMMITMENT

     The Borrowers may at any time during the Standby Availability Period by notice to the Standby Lender (effective only on actual receipt) (with a copy to the Agent) cancel with effect from a date not less than thirty (30)
     days after the receipt by the Standby Lender of such notice the whole or any part (being $500,000 or any larger sum which is an integral multiple of
     $100,000 but not more than the Available Standby Commitment as at such date) of the total of the Available Standby Commitment as at such date. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Standby Commitment shall be reduced accordingly and the Borrowers shall on the date designated in their notice for such cancellation pay to the Standby Lender all Standby Outstandings
     exceeding the amount of the Standby Commitment as reduced by such cancellation.

7.11 VOLUNTARY REPAYMENT

     The Borrowers may repay the Standby Outstandings in whole or in part on any
     Banking Day but if in part in relation to an amount borrowed for a fixed term the payment shall be an amount of $500,000 or an integral multiple thereof (unless the Standby Lender shall consent to the repayment of a lesser or other amount).

7.12 AMOUNTS PAYABLE ON REPAYMENT OR PREPAYMENT

     Any repayment of all or part of the Standby Outstandings under this
     Agreement shall be made together with (i) accrued interest on the amount to be repaid or prepaid to the date

                                       46

     of such repayment, (ii) any additional amount payable under Clauses 11.7 or
     21.2, (iii) costs certified by the Standby Lender as necessary to compensate it for the cost of repaying fixed deposits borrowed to fund any amount in respect of the Standby Facility which is drawn for a fixed term and which is prepaid before the end of such fixed term and (iv) all other sums payable by the Borrowers to the Standby Lender in its capacity as such under this Agreement including, without limitation, any amounts payable under Clause 10.4.

7.13 INTEREST ON CREDIT BALANCES

     For credit balances to the Standby Facility credit interest will be paid by the Standby Lender after specific agreement with the Borrowers. Such credit interest will be computed in accordance with an interest rate and upon terms from time to applicable to accounts of this type with the Standby
     Lender. Accrued credit interest will be paid by the Standby Lender by crediting the account subject to the Standby Lender's obligation, if any, to make withholdings for Taxes so that the Borrowers shall not be entitled to set off against any amount payable to the Standby Lender, the Banks, the
     Agent, the Security Agent, the Issuing Banks or the Co-Arrangers any amount due to the Borrowers under this Clause 7.13.

8    INTEREST ON ADVANCES

8.1  NORMAL INTEREST RATE

     The Borrowers shall pay interest on each Advance on its Maturity Date (or, in the case of an Advance having a Term of more than six (6) months, by instalments, the first six (6) months from the drawdown of such Advance and the subsequent instalments at intervals of six (6) months or, if shorter, the period from the date of the preceding instalment until the relevant
     Maturity Date) at the rate per annum determined by the Agent to be the aggregate of (i) the Margin and (ii) LIBOR

     PROVIDED HOWEVER THAT, in the case of any Advance which is borrowed for a
     Term of one month or less, the amount of interest payable in respect thereof shall be that amount which is the higher of:-

     (A)  the amount of interest which would be payable thereon if calculated at the interest rate specified in the foregoing provisions of this Clause
          8.1; and

     (B)  the amount which is equal to the aggregate of (i) that amount of interest which would be payable thereon pursuant to the foregoing provisions of this Clause 8.1 if the Margin were zero and (ii) six thousand two hundred and fifty Dollars ($6,250).

8.2  DEFAULT INTEREST

     Except as provided in Clause 7.5 in relation to sums due in respect of the
     Standby Facility, if the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this Clause 8.2) on its due date for payment under any of the Security Documents, the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the
     Agent pursuant to this Clause 8.2. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent (after consultation with the Banks) each of which

                                       47

     (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the
     Agent) of (i) two point five per cent (2.5%) per annum and (ii) LIBOR for such period provided that if such unpaid sum is an amount of principal which became due and payable, by reason of a declaration by the Agent under
     Clause 19.2 or a prepayment pursuant to Clauses 9.3, 9.6, 9.7, 9.9 or 21.1 on a date other than a Maturity Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Maturity Date and interest shall be payable on such principal sum during such period at a rate of two point five per cent (2.5%) above the rate of LIBOR applicable thereto immediately before it shall have become so due and payable. Default interest shall be due and payable on the last day of each such period as determined by the Agent pursuant to this Clause 8.2 or, if earlier, on the date on which the sum in respect of which such default interest is accruing shall actually be paid. If, for the reasons specified in Clause 8.5(A), the
     Agent is unable to determine a rate in accordance with the foregoing provisions of this Clause 8.2, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the Agent to be two point five per cent (2.5%) per annum above the cost of funds to such Bank. Each Bank shall (without prejudice to the obligation of the Borrowers to pay such interest) provide reasonable detail as to the basis on which it has determined such cost of funds.

8.3  NOTIFICATION OF INTEREST RATE

     The Agent shall notify the Borrowers promptly of each rate of interest determined by it under this Clause 8.

8.4  REFERENCE BANK QUOTATIONS

     If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR pursuant to the proviso contained in the definition of LIBOR the interest rate shall be determined, subject to
     Clause 8.5, on the basis of the quotations furnished by the remaining
     Reference Banks.

8.5  MARKET DISRUPTION; NON-AVAILABILITY

     (A)  If and whenever, at any time prior to the making of an Advance:-

          (i)  the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during the Term of that Advance;

          (ii) where applicable, none of the Reference Banks supplies the Agent with a quotation for the purpose of calculating LIBOR; or

          (iii) the Agent shall have received notification from Banks with
               Contributions aggregating not less than one-half of the total of the Contributions (or, if no Advance has been made, Commitments aggregating not less than one-half of the Commitments of all the
               Banks) that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Contributions to such Advance or, where applicable, that the arithmetic mean of the

                                       48

               quotations for LIBOR supplied by the Reference Banks does not accurately reflect the cost to such Banks of obtaining such deposits,

          the Agent shall forthwith give notice (a "DETERMINATION NOTICE")
          thereof to the Borrowers and to each of the Banks and such Advance shall not be made. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.

     (B)  After the giving of any Determination Notice no further Advances may be borrowed until notice to the contrary is given to the Borrowers by the Agent.

     (C)  During the period of twenty (20) days following the giving of any
          Determination Notice, the Borrowers and the Agent in consultation with the Banks shall negotiate in good faith in order to arrive at a mutually acceptable substitute basis for each Bank to continue its
          Contribution to any further Advances and, if within such twenty (20)
          day period the Borrowers and the Agent (in consultation as aforesaid)
          shall agree in writing upon such an alternative basis (the "SUBSTITUTE
          BASIS"), the Substitute Basis shall be retroactive to and effective from the first day of the relevant Term.

     (D)  If the Borrowers and the Agent (in consultation with the Banks) fail to agree on a Substitute Basis within such twenty (20) day period, the
          Borrowers shall pay interest on the Advances to each Bank at the rate certified by each such Bank and notified through the Agent to the
          Borrowers as being a reasonable interest rate reflecting the cost to such Bank of funding its Contribution to such Advances during the period from the date of the relevant Determination Notice, plus the
          Margin and such rate plus the Margin shall be the Substitute Basis.

     (E)  So long as any Substitute Basis is in force, the Agent shall from time to time (but at least monthly) and in consultation with the Banks review whether or not the circumstances are such that such Substitute
          Basis is no longer necessary and, if the Agent so determines, it shall notify the Borrowers and the Banks that the Substitute Basis shall cease to be effective from such date as the Agent shall reasonably specify.

9    REPAYMENT, REDUCTION AND CANCELLATION

9.1  REPAYMENT OF ADVANCES

     The Borrower shall repay each Advance on its Maturity Date. If an Advance
     (the "NEW ADVANCE") is to be made on a day on which another Advance (the
     "MATURING ADVANCE") is due to be repaid then, subject to the terms of this
     Agreement, (i) the maturing Advance shall be deemed to have been repaid on its Maturity Date either in whole (if the new Advance is equal to or greater than the maturing Advance) or in part (if the new Advance is less than the maturing Advance) and (ii) to the extent that the maturing Advance is so deemed to have been repaid, the principal amount of the new Advance to be made on such date shall be deemed to have been credited to the account of the Borrowers by the Agent on behalf of the Banks in accordance with the terms of this Agreement and the Banks shall only be obliged to make available to the Borrowers pursuant to Clause 3 a principal amount equal to the amount by which the new Advance exceeds the maturing Advance.
     On the Termination Date, all outstanding Advances and other sums (if any)
     then owing under this Agreement shall in any event be repaid or paid in full.

                                       49

9.2  SCHEDULED REDUCTION OF COMMITMENTS

     Without prejudice to any other provision of this Agreement, the Commitments shall be reduced in aggregate by the following amounts on the following dates:-

     (A)  on the date falling sixty six (66) months after the Execution Date, by
          $50,000,000 or, if lower, by an amount in Dollars equal to 5/97ths of the then aggregate amount of the Commitments;

     (B)  on the date falling seventy two (72) months after the Execution Date, by $50,000,000 or, if lower, by an amount in Dollars equal to 5/92nds of the then aggregate amount of the Commitments;

     (C)  on the date falling seventy eight (78) months after the Execution
          Date, by $50,000,000 or, if lower, by an amount in Dollars equal to
          5/87ths of the then aggregate amount of the Commitments; and

     (D)  on the Termination Date by the whole of the aggregate amount of the
          Commitments so that all of the Commitments shall be reduced to zero on that date.

     If, upon any reduction of the Commitments pursuant to this Clause 9.2, the aggregate of the Outstandings at such time exceeds the Commitments as thereby reduced, the Borrowers shall, on the date on which such reduction takes effect, prepay such amount of the outstanding Advances and/or procure the release and discharge by the Beneficiaries of such of the Bank
     Guarantees as will ensure that immediately thereafter the aggregate amount of the Outstandings will not exceed the Commitments as so reduced.

9.3  REDUCTION OF COMMITMENTS ON TOTAL LOSS OR SALE OR BY RECEIPT OF INSTALMENTS

     (A)  TOTAL LOSS OR SALE OF MORTGAGED SHIPS

          If a Mortgaged Ship is sold or becomes a Total Loss, the Commitments shall, subject to Clause 9.3(E), be reduced on the Disposal Reduction
          Date for such Ship by the relevant Disposal Reduction Amount.

     (B)  TRANSFERRED SHIPS

          On each Disposal Reduction Date applicable to a Transferred Ship, the
          Commitments shall, subject to Clause 9.3(E), be reduced by the relevant Disposal Reduction Amount.

     (C)  SALE OF MORTGAGED PORTS AND/OR PORT OWNER

          If a Mortgaged Port or any part thereof is sold (other than any part of a Mortgaged Port which is sold for a consideration of less than
          $25,000 or the equivalent thereof in any other currency), or any of the shares in the capital of any Port Owner are sold, the aggregate amount of the Commitments shall, subject to Clause 9.3(E), be reduced on the Disposal Reduction Date relating thereto by the relevant
          Disposal Reduction Amount.

     (D)  PREPAYMENT UPON REDUCTION OF COMMITMENTS AND/OR STANDBY COMMITMENT

          If, upon reduction or suspension of the Commitments by any such
          Disposal

                                       50

          Reduction Amount, the aggregate of the Outstandings at such time exceeds the Commitments as thereby reduced or after deduction of the amount to be suspended as the case may be, the Borrowers shall on such
          Disposal Reduction Date prepay such amount of the outstanding Advances and/or procure the release and discharge by the Beneficiaries of such of the Bank Guarantees as will ensure that immediately thereafter the aggregate amount of the Outstandings will not exceed the Commitments as so reduced or after deduction of the amount to be suspended as the case may be. If after such reduction or after deduction of the amount to be suspended as the case may be the Commitments are reduced to zero, the Standby Commitment shall be reduced or suspended by the amount of the excess of the Disposal Reduction Amount over the amount of the Commitments prior to such reduction or the relevant suspension and the Borrowers shall repay such part of the Standby Outstandings as is necessary to ensure that they do not exceed the Standby Commitment as so reduced or after deduction of the amount to be suspended as the case may be, together with any costs certified by the Standby Lender as necessary to compensate it for the cost or repaying fixed deposits borrowed to fund any amount in respect of the Standby Facility which is drawn for a fixed term and which is prepaid pursuant to this Clause
          9.3(D) before the end of such fixed term.

     (E)  SUBSTITUTE SECURITY

          (i)  Without prejudice to the Borrowers' obligation to make any payment due under Clause 9.3(D) the Commitments shall be
               suspended for a period of up to 270 days from the relevant
               Disposal Reduction Date in an amount equal to the relevant
               Disposal Reduction Amount. The Borrowers shall on any one or more dates during such 270 day period (each such date being a
               "SUBSTITUTE SECURITY PROVISION DATE") provide the Security Agent with substitute security in accordance with the provisions of this paragraph such that, upon the Agent giving notice to the
               Borrowers and the Banks that such security has been duly granted, the suspended amount of the Commitments (adjusted, if
               appropriate, in accordance with the provisions of this paragraph)
               shall cease to be suspended by an amount equal to five-sevenths
               (5/7ths) of the value of such substitute security or such lesser amount as the Borrowers request, but so that the Commitments may not at any time exceed the amount of the Commitments as they would have stood but for the suspension of part thereof and taking into account reductions and cancellations by virtue of the other provisions of this Agreement.

               For the purpose of this paragraph:-

               (a)  the suspended amount of the Commitments shall be reduced during the period of the suspension in proportion to the
                    reduction of the Commitments (including the suspended
                    portions) which takes effect by virtue of any reduction or partial cancellation in respect of the Commitments which
                    takes effect during the period of the suspension by virtue of the other provisions of this Agreement; and

               (b)  the value of any substitute security shall be the market value thereof determined in accordance with Clause 9.3(G)
                    (in respect

                                       51

                    of any Ship or Linkspan), Clause 9.3(H) (in respect of any
                    Port) and in accordance with such other basis as the
                    Security Agent shall require or approve (in respect of any other asset), unless the Borrowers elect to limit the amount recoverable under such security to a specified amount in
                    which case the value thereof shall be the lower of such
                    amount and the market value of such asset determined as
                    aforesaid.

          (ii) The Borrowers' obligation to provide substitute security in relation to an amount of the Commitments suspended by virtue of this Clause 9.3(E) shall be deemed discharged if any member of the Stena AB Group provides security over a Vessel or Vessels (a
               "SUBSTITUTE VESSEL") owned by such member of the Stena AB Group and the following conditions in relation thereto are satisfied:-

               (a)  the relevant member of the Stena AB Group (except in the case of Stena Rederi AB and Stena Line Scandinavia) has
                    executed a Shipowner's Guarantee in favour of the Security
                    Agent;

               (b)  the relevant member of the Stena AB Group has executed in favour of the Security Agent a first priority Ship Mortgage and either a first priority Deed of Covenant or a first
                    priority Insurance Assignment in respect of the Substitute
                    Vessel in substantially the forms of Schedules 6 and 10
                    respectively to the Agreed Form Certificate;

               (c)  the Substitute Vessel is registered under the laws and flag of an Approved Flag State;

               (d)  the Agent shall have received the documents and evidence referred to in Clause 23.12(F) in relation to the Substitute
                    Vessel.

               If the Borrowers provide substitute security in any other form such security shall be in such form and constituted in such manner as shall be in all respects satisfactory to the Majority
               Banks.

          (iii) To the extent that the Borrowers do not grant or procure the grant of additional security as provided in this Clause 9.3(E) or cancel the whole or part of the suspended amount under paragraph
               (iv) of this Clause 9.3(E) within the period of 270 days after the relevant Disposal Reduction Date, then the Commitments shall be treated as permanently reduced by the suspended amount or lesser amount in respect of which the Borrowers have not granted or procured the grant of substitute security in accordance with the preceding provisions of this Clause 9.3(E).

          (iv) The Borrowers may, during any period for which a part of the
               Commitments is suspended under this Clause 9.3(E), by notice to the Agent cancel with effect from a date not less than thirty
               (30) days after the receipt by the Agent of such notice in whole or part (being $1,000,000 or any larger sum) of the suspended amount. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the
               Commitment of each of the Banks shall be reduced proportionately.

                                       52

          (v)  Nothing in this Clause 9.3(E) shall affect the Borrowers'
               obligation to procure that all amounts realised from the property pledged to the Security Agent as security under the Security
               Documents shall, after an Event of Default has occurred and is continuing, be applied in payment of the relevant Disposal
               Reduction Amounts and, following a declaration by the Agent under
               Clause 19.2, be applied in accordance with Clause 11.10.

     (F)  DEFINED TERMS

          For the purposes of this Clause 9.3:-

          "DISPOSAL REDUCTION AMOUNT"

          means:-

          (x)  in relation to a Mortgaged Ship which has become a Total Loss or is sold, an amount in Dollars which is the lesser of:-

               (i)  (aa) where the Ship has become a Total Loss, the Net Total
                         Loss Proceeds of such Ship and (if relevant) its
                         related Linkspans; or

                    (bb) where the Ship has been sold (otherwise than on Credit
                         Terms) the Net Cash Sale Proceeds of such Ship and (if
                         relevant) its related Linkspans; and

               (ii) such amount (if any) as will, after reduction or suspension of the Commitments and the Standby Commitment pursuant to
                    Clauses 9.3(A) or 9.3(E) and, if required by Clause 9.3(D), after any prepayment of Advances and/or amounts drawn under the Standby Facility and/or any release and discharge of
                    Bank Guarantees pursuant to the Clause 9.3(D) on the
                    Disposal Reduction Date for such Ship, result in the
                    Security Value being not less than one hundred and forty per cent (140%) of the aggregate of (a) the total of the
                    Commitments and (b) the Standby Commitment (as so reduced or suspended);

          (y)  in relation to a Transferred Ship, an amount in Dollars which is the lesser of:-

               (i)  (aa) if the Ship has become a Total Loss, the Net Total Loss
                         Proceeds of such Ship and (if relevant) its related
                         Linkspans; or

                    (bb) if the Ship is sold pursuant to a power conferred on
                         the mortgagee or lessor thereof, or an obligation on
                         the lessor thereof, following a default by the
                         purchaser or lessee, the Net Cash Sale Proceeds of such
                         Ship and (if relevant) its related Linkspans; or

                    (cc) in any other case the amount of deferred payment
                         instalments, rent or other deferred consideration
                         received since the drawdown date of the first Advance
                         or, as the case may be, the preceding Disposal
                         Reduction Date by

                                       53

                         the member of the Stena AB Group which has disposed of
                         the relevant Ship; or

                    (dd) if, following a default by the purchaser or lessee of the Ship under an agreement for the sale of the Ship on
                         Credit Terms or the agreed early termination thereof
                         the agreement is validly terminated, and the Ship is
                         sold by the Shipowner following the default or agreed
                         early termination the amount received by the Shipowner
                         by way of damages for breach of the agreement (or any
                         payment received by the Shipowner or Stena Charterers
                         on the compromise of legal proceedings in respect of
                         such breach) or compensation for early termination;

               (ii) the amount referred to in paragraph (x)(ii) of this Clause
                    9.3(F) (as if the reference therein to Clause 9.3(A) were a reference to Clause 9.3(B)); and

          (z)  in relation to any Mortgaged Port or part of a Mortgaged Port
               (other than any such part sold for a consideration of less than
               $25,000 or the equivalent thereof in any other currency) and/or any shares in the capital of a Port Owner which is or are sold, an amount in Dollars which is the lesser of:-

               (i)  the Net Cash Sale Proceeds thereof; and

               (ii) the amount referred to in paragraph (x)(ii) of this Clause
                    9.3(F) (as if the reference therein to Clause 9.3(A) were a reference to Clause 9.3(C) and the reference therein to
                    "such Ship" were a reference to "such Port").

          However, if the Security Value has not been determined by the relevant
          Disposal Reduction Date, the Disposal Reduction Amount shall be the amount referred to in sub-paragraph (x)(i), (y)(i) or (z)(i) (as the case may be) of this definition, provided that if, no later than thirty (30) days after such Disposal Reduction Date, the Borrowers demonstrate to the Agent's satisfaction that, on the basis of the
          Security Value as at the relevant Disposal Reduction Date, a lower
          Disposal Reduction Amount would have applied at such date, such lower
          Disposal Reduction Amount shall, for the purposes of determining the respective Commitments of the Banks and for all other relevant purposes of this Agreement, be deemed to have applied on and from such
          Disposal Reduction Date;

          "SECURITY VALUE" means the amount in Dollars (as certified by the
          Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the parties hereto) which, at any relevant time, is equal to:-

          (v)  the market value of all the Owned Ships which are then Mortgaged
               Ships (together with their related Linkspans, if any, but only if they are Mortgaged Linkspans) determined in accordance with
               Clause 9.3(G) provided that if the Ship Mortgage on any such
               Owned Ship or the Linkspan Mortgage on such Linkspan (as the case may be) is restricted to a registered maximum amount recoverable thereunder then such maximum mortgage amount shall be used towards calculating the

                                       54

               Security Value if it is lower than the market value determined as aforesaid in respect of such Owned Ship or Linkspan provided further that, in the case of m.v. "STENA GERMANICA", if the principal amount due under the Stena Germanica Loan Agreement is less than the market value of the Ship and the registered maximum amount recoverable under the Stena Germanica Mortgage then such principal amount shall be used towards calculating the Security
               Value in respect of such Ship; plus

          (w)  in the case of a Transferred Ship which is sold on terms which provide for capital payments to be paid over a period of time together with interest at an agreed rate or let on hire purchase terms where the rentals are calculated by reference to an
               inherent rate of interest, the aggregate amount of the capital payments or the capital element of such payments payable in respect of the Ship during the period for which such payments are to be made under the relevant Sale Agreement; plus

          (x)  in the case of a Transferred Ship which is sold or let on hire purchase terms and the relevant Sale Agreement does not
               distinguish between capital and interest payments inherent in the instalment or rental payments made the aggregate of the payments payable in respect of the Ship during the period for which such payments are to be made under the relevant Sale Agreement, discounted to their net present value at a discount rate
               certified by an Officer's Certificate as the average cost of funds of the Stena AB Group as at the date on which the sale or letting affecting the relevant ship is completed and in the case that any of the above are initially expressed in a currency other than Dollars the relevant value shall be taken to be the amount in Dollars obtained by converting the amount in foreign currency at the Agent's spot rate for the purchase of the relevant foreign currency with Dollars as at the date of determination of the
               Security Value; plus

          (y)  the market value of the Ports which are then subject to a Port
               Mortgage determined in accordance with Clause 9.3(H) unless the
               Port Mortgage on any such Port is restricted to a registered maximum amount recoverable thereunder in which case such maximum mortgage amount shall be used towards calculating the Security
               Value if it is lower than the market value determined as
               aforesaid in respect of such Port; plus

          (z)  the market value of any other asset over which a Lien has been granted in favour of the Security Agent pursuant to a Security
               Document (such market value being determined on such basis as the
               Agent shall reasonably require or approve).

     (G)  VALUATION OF SHIPS AND LINKSPANS

          The value of each Mortgaged Ship shall be determined as being the mortgage free value thereof after deduction of the aggregate amount of any mortgage debt secured thereon in favour of any creditor other than the Security Agent and, in the case of m.v.'s "STENA CARISMA" and
          "STENA DISCOVERY" and any other Ship which may become a Mortgaged Ship and which requires the use of Linkspans for its operation, such value shall be taken as the mortgage free value thereof together with the book value of its related Linkspans (but only if they are Mortgaged
          Linkspans) as shown in, or extrapolated from, the then latest financial

                                       55

          statements delivered to the Agent pursuant to Clause 14.2(A) or (B).
          For these purposes, the mortgage free value of each such Ship
          (together, if relevant, with its Linkspans) shall be the mean of the valuations of the charter-free market value thereof on a willing buyer/willing seller basis as assessed as at the relevant date by, in the case of any ro-ro or ferry, three leading European shipbrokers active in the ro-ro/ferry market appointed by the Borrowers from the following list of brokers:-

          Barry Rogliano Salles
          Brax Shipping HB
          Simsonship AB
          Maersk Sales
          Parimar Francharte S.A.
          English White Shipping Ltd.
          Nor Ocean

          in the case of any drilling rig, by three leading shipbrokers active in the offshore market appointed by the Borrowers from the following list of brokers:-

          Fearnleys A/S
          Kennedy Marr
          Bassoe Offshore A/S
          Barry Rogliano Salles
          Seascope Offshore

          in the case of any crude oil or other products tanker, by three leading shipbrokers active in the tanker market appointed by the
          Borrowers from the following list of brokers:-

          Mallory Jones Lynch Flynn & Associates
          H Clarkson & Co Limited
          Bassoe A/S
          Fearnleys A/S
          Simpson Spence & Young Shipbrokers
          Brostrom Tankers AB

          or any other broker nominated by the Borrowers and approved by the
          Agent.

          Valuations of each Mortgaged Ship and each Mortgaged Linkspan shall be obtained twice annually as at 30 June and 31 December in each year
          (which valuations are to be received by the Agent within twenty one
          (21) days after the relevant dates or such later dates as the Agent may agree) and also, if a Default has occurred which is continuing, at such other times as the Agent shall request.

          The initial valuation of each Mortgaged Ship (including its Mortgaged
          Linkspans in the case of "STENA CARISMA" and "STENA DISCOVERY") shall be the valuation set out against its name in Schedule 2.

     (H)  VALUATION OF HOLYHEAD PORT AND STRANRAER PORT

          The value of each Port shall be the amount (expressed in Dollars by reference to exchange rates prevailing on the day of computation of the Security Value) determined as the earnings before interest, taxes, depreciation and amortisation in

                                       56

          respect of such Port for the previous period of twelve (12) months as shown in the documents relating to such Port most recently delivered to and accepted by the Agent pursuant to Clause 14.2(G) multiplied by six and one half (6.5) provided that if the Agent on the instructions of the Majority Banks gives notice to the Borrowers that the foregoing does not represent a fair market value of Holyhead Port and/or
          Stranraer Port the value shall be determined by the auditors of SIBV or such other firm of auditors as the Agent shall on the instructions of the Majority Banks appoint on a basis which in the opinion of such auditors provides a fair market value in accordance with the practice adopted by auditors in valuing similar port facilities in the United
          Kingdom.

          The foregoing procedure shall also be used to value any other Port which may from time to time be subject to a Port Mortgage in favour of the Security Agent.

          The initial values in Sterling of Holyhead Port and Stranraer Port shall be (pound)70,824,000 and (pound)14,501,500 respectively (being the values determined as at 31 December 2003 by reference to the earnings before interest, taxes, depreciation and amortisation for the previous twelve (12) months in respect of each respective Port).

     (I)  VALUATION COSTS

          The reasonable costs of valuations carried out pursuant to this Clause
          9.3 shall be reimbursed by the Borrowers to the Agent on the Agent's request.

     (J)  DATE OF TOTAL LOSS

          For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:-

          (i)  in the case of an actual total loss of a Ship or Linkspan, on the actual date and at the time such Ship or Linkspan was lost or, if such date is not known, on the date on which the Ship or Linkspan was last reported;

          (ii) in the case of a constructive total loss of a Ship or Linkspan, upon the date and at the time notice of abandonment of such Ship or Linkspan is given to the insurers of such Ship or Linkspan for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6)
               months after notice of abandonment of such Ship or Linkspan was given to the insurers;

          (iii) in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the relevant
               Ship or Linkspan;

          (iv) in the case of Compulsory Acquisition of a Ship or Linkspan, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship or Linkspan occurs; and

                                       57

          (v)  in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship or Linkspan (other than where the same amounts to Compulsory Acquisition of such
               Ship or Linkspan) by any Government Entity, or by persons
               purporting to act on behalf of any Government Entity, which deprives the relevant Shipowner of the use or the relevant Stena
               Charterer or third party demise charterer of such Ship or
               Linkspan for more than one hundred and eighty (180) days, upon the expiry of the period of one hundred and eighty (180) days after the date upon which the relevant hijacking, theft,
               condemnation, capture, seizure, arrest, detention or confiscation occurred.

     (K)  APPLICATION OF TOTAL LOSS AND SALE PROCEEDS

          Provided no Event of Default has occurred and is continuing, and provided the Borrowers shall have complied with Clauses 9.3 and 9.4, any insurance moneys or Requisition Compensation or proceeds of sale received by the Agent or the Security Agent in respect of a Total Loss of a Ship or sale of a Mortgaged Ship or Mortgaged Port or Mortgaged
          Linkspan under the relevant Security Documents or in consideration of the agreement of the Security Agent to release its security in relation to any Ship or Port shall be paid to the relevant mortgagor or assignor or (if and to the extent necessary to ensure compliance with Clause 9.3) retained by the Agent for application in or towards making any prepayment and paying any other moneys required under
          Clauses 9.3 and 9.4. For this purpose, any such insurance moneys or
          Requisition Compensation or proceeds of sale so received (or the relevant part thereof) may be applied, if the relevant mortgagor or assignor so requests the Agent in writing before the date of receipt thereof, in effecting any prepayment required in accordance with
          Clause 9.3 and paying related amounts due under Clause 9.4 provided that in relation to any Transferred Ships the references in this
          Clause 9.3(K) to sale proceeds, insurance moneys and Requisition
          Compensation shall be deemed to refer to the moneys received by the
          Security Agent under the relevant Receivables Assignment. Pending each
          Disposal Reduction Date in relation thereto such moneys shall be accumulated in an account of the relevant assignor with the Agent and the balance thereof after making applications required by Clauses 9.3 and 9.4 shall, provided no Event of Default has occurred and is continuing or would be occasioned thereby, be released to the relevant assignor on the relevant Disposal Reduction Date or as soon thereafter as is reasonably practicable.

     (L)  SALE OF SHIPS ON CREDIT TERMS

          Where a Shipowner sells its Mortgaged Ship on Credit Terms, the relevant Shipowner shall before completion of the sale (in the case of a credit sale) or delivery of the Ship to the relevant charterer (in the case of a hire purchase or conditional sale) execute and deliver to the Security Agent an assignment in substantially the form of the
          Receivables Assignment of the amounts receivable in respect of the sale or letting of the Ship and all security granted to such Shipowner in respect of the obligation of the buyer to pay the outstanding balance of the purchase price or rentals and the option price under any relevant hire purchase agreement in respect of such Ship. Where the Ship is sold pursuant to a credit sale or other arrangement under which the purchaser acquires title to the Ship, such security shall in any event include either:-

                                       58

          (i)  a first priority mortgage in favour of the seller of the Ship constituted under the laws of an Approved Flag State and a first priority assignment in favour of the seller of the Insurances of the Ship which shall be placed on terms which are not materially less favourable to the seller than the terms set out in the form of Deed of Covenant in Schedule 6 to the Agreed Form Certificate
               in the case of mortgage covenants and the terms set out in
               Schedule 10 to the Agreed Form Certificate in the case of an
               Insurance Assignment; or

          (ii) a bank guarantee from a first class international bank guaranteeing to the seller of the Ship repayment of the full amount of the deferred consideration for the sale of the Ship.

          The Borrowers and Stena AB shall procure that without the consent of the Banks no Ship is sold on Credit Terms for a consideration the principal or capital amount of which is less than the sale value that would be obtained at the time the Ship is sold in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy;

9.4  AMOUNTS PAYABLE ON PREPAYMENT

     Any prepayment of an Advance under this Agreement shall be made together with:-

     (A)  accrued interest on the amount to be prepaid to the date of such prepayment (calculated in respect of the period during which the relevant Substitute Basis has applied by virtue of Clause 8.5, at a rate per annum equal to the aggregate of (i) the Margin and (ii) for such period the cost to such Bank of funding its Contribution);

     (B)  any additional amounts payable under Clauses 11.7 and 21.2;

     (C)  costs certified by the Agent as necessary to compensate the Banks or the Standby Lender for the cost of repaying fixed deposits borrowed to fund any part of any Advance or drawing under the Standby Facility which is prepaid before the Maturity Date of any Advance or the fixed term by reference to which the relevant rate of interest has been ascertained;

     (D)  all other sums payable by the Borrowers to the relevant Bank under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment or guarantee commission payable under Clause 10 and any amounts payable under Clause 21.

9.5  NOTICE OF PREPAYMENT

     No voluntary prepayment of an Advance may be effected under this Clause 9 unless the Borrowers shall have given the Agent at least ten (10) days'
     notice of its intention to make such prepayment, except on the sale of a
     Ship or a Total Loss. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified. Unless and to the extent that the Commitments are cancelled or reduced on or with effect from the date of any such prepayment, amounts prepaid may be re-drawn under this Agreement. The Borrowers may not prepay any

                                       59

     Advance or any part thereof save as expressly provided in this Agreement.

9.6  CHANGE OF CONTROL OF STENA AB: MANDATORY CANCELLATION

     If at any time during the Security Period less than seventy five per cent
     (75%) of the issued voting share capital of Stena AB (including any votes attached to any shares of Stena AB into which outstanding warrants or other securities may be converted) becomes held by members of the Sten A. Olsson
     Family and/or any Sten A. Olsson Family Trusts (a "CHANGE OF CONTROL
     EVENT") the Borrowers or the Agent shall immediately upon becoming aware thereof give notice to the other. The Agent shall consult with the Banks as to the appropriate action to be taken in the light of representations by the Borrowers as to the consequences of the change of shareholding. Without prejudice to Clause 19, not earlier than ninety (90) days after the Change of Control Event the Agent shall, unless all of the Banks agree otherwise if the shareholding of the Sten A. Olsson Family and/or any Sten A. Olsson
     Family Trusts in Stena AB does not then exceed seventy five per cent (75%), give notice to the Borrowers requiring the Borrowers to prepay all the
     Outstandings and the Standby Outstandings within thirty (30) days of the
     Agent's notice and upon such notice the Borrowers shall within such period make payment to the Agent accordingly and the Commitments and the Standby
     Commitment shall be cancelled in full at the end of such thirty (30) day period.

9.7  CHANGE OF CONTROL OF THE BORROWERS: MANDATORY CANCELLATION

     If at any time during the Security Period Stena AB ceases directly or via a
     Wholly Owned Subsidiary of Stena AB to hold the entire issued share capital of both Borrowers without the prior consent of the Majority Banks the
     Outstandings and the Standby Outstandings shall forthwith become repayable on the Agent's demand and the Agent may, and if so directed by the Majority
     Banks shall, make such a demand on the Borrowers whereupon the Outstandings and the Standby Outstandings shall be repayable on the date specified in such notice together with all interest and any commitment commission accrued and all other sums payable under this Agreement and the Commitments and the Standby Commitment shall be cancelled in full.

9.8  VOLUNTARY CANCELLATION OF COMMITMENTS

     The Borrowers may at any time during the Availability Period by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than ten (10) Banking Days after the receipt by the Agent of such notice the whole or any part (being $10,000,000 or any larger sum but not more than the Available Commitments of all of the Banks as at such date) of the total of the Available Commitments as at such date of all the Banks.
     Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of each of the Banks shall be reduced proportionately and the Borrowers shall on the date designated in their notice prepay such amount of the outstanding Advances and/or procure the release and discharge by the Beneficiaries of such of the Bank
     Guarantees as will ensure that immediately thereafter the aggregate amount of the Outstandings will not exceed the Commitments as so reduced by virtue of the Borrowers' cancellation.

9.9  ALTERNATIVE COLLATERALISATION OF BANK GUARANTEES

     If the Commitments and the Standby Commitment are cancelled in full by virtue of any provision of this Agreement (including without limitation
     Clauses 9.6 or 9.7) and the Borrowers are unable to or do not wish to procure the release and discharge of one or

                                       60

     more of the Bank Guarantees then in issue, they may, in relation to such
     Bank Guarantees (and without prejudice to their obligation to prepay either the outstanding Advances and the Standby Outstandings as provided above), instead of procuring such release and discharge, either:-

     (A)  pay to the credit of the relevant Cash Collateral Account amounts equal to the Outstanding Guarantee Amounts of the relevant Bank
          Guarantees (less any amounts already standing to the credit thereof);
          and/or

     (B)  provide to each Issuing Bank a counter-indemnity or
          counter-indemnities from any one or more first class banks or financial institutions acceptable to such Issuing Bank covering the
          Outstanding Guarantee Amounts of the relevant Bank Guarantees issued by it (less any amounts standing to the credit of the Cash Collateral
          Accounts in relation thereto), such counter-indemnity or
          counter-indemnities to be in form and substance acceptable to each relevant Issuing Bank

     whereupon the Banks shall be released from any further obligation to the
     Issuing Banks under Clause 6.2, no further commission shall be payable under Clause 10.2, Clauses 14, 15, 16, 17 and 19 shall cease to be operative and the Security Agent shall release all of the security constituted by the Security Documents (other than that constituted over the
     Cash Collateral Account pursuant to this Agreement and the Cash Collateral
     Account Pledges).

9.10 ADDITIONAL PARTIAL CANCELLATION

     The Borrowers may at any time during the Availability Period by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than ten (10) Banking Days after receipt by the Agent of such notice the whole but not part only, but without prejudice to its obligations under Clauses 11.7 and 21.2, of the Commitment of any Bank to
     which the Borrowers shall have become obliged to pay additional amounts under Clause 11.7 or 21.2. Upon any notice of such prepayment being given, the Commitment of the relevant Bank shall be reduced to zero and:-

     (A)  the Borrowers shall on the date on which such Bank's Commitment is reduced to zero pay to the Agent for credit to the Cash Collateral
          Account an amount equal to such Bank's Percentage of the difference between (i) the Outstanding Guarantee Amounts of the Bank Guarantees
          and (ii) the amount then standing to the credit of the Cash Collateral
          Account (less any amount standing to the credit of the Cash Collateral
          Account as a result of a payment in respect of another Bank pursuant to Clause 21.1 or this Clause 9.10); and

     (B)  the Borrowers shall be obliged to prepay the Contribution of such Bank on such date; and

     (C)  such Bank shall be under no obligation under Clause 6.2 in respect of any Bank Guarantees which may be issued after the date upon which its
          Commitment has been so reduced.

     If the Borrowers have made the payment to the Cash Collateral Account required of them in respect of a Bank Guarantee under this Clause 9.10, the
     Percentage of the Bank in respect of which such payment was made of the liabilities of the Banks for each Bank Guarantee shall be reduced to zero.
     To the extent that the Borrowers have not made such payment, such Bank shall continue to be liable to the relevant Issuing Bank under Clause

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     6.2 for an amount equal to its Percentage of such Bank Guarantee less the amount of any such payment by the Borrowers to the Cash Collateral Account in relation to the relevant Bank Guarantee.

9.11 PREPAYMENT DURING TERM

     The Borrowers may at any time by notice to the Agent (effective only on actual receipt) prepay the whole or any part (being $10,000,000 or any larger sum or, if acceptable to the Agent, any lesser sum) of any Advance prior to its Maturity Date on not less than ten (10) Banking Days' notice
     (whether or not any part of the Commitment is also being cancelled on such date pursuant to any provision of this Agreement) and the Borrowers shall when making such prepayment, make such prepayment together with any amounts as referred to in Clause 9.4.

9.12 TRANSFERRED SHIPS : APPLICATION OF MONEYS RECEIVED

     The Borrowers shall procure that moneys payable by the purchasers of
     Transferred Ships on account of the deferred consideration for the purchase of the relevant Ships shall be paid to accounts in the name of the Security
     Agent established with itself. The amounts accumulated in such accounts shall be applied on each Disposal Reduction Date in payment to the Agent of the Disposal Reduction Amount in respect of the relevant Ship and, provided that no Event of Default has occurred and is continuing, the balance standing to the credit of the relevant accounts shall be released to the relevant seller immediately following such application. Moneys credited to the relevant accounts will bear interest at the normal rates paid by the
     Agent for accounts of the relevant type to first class customers.

9.13 APPLICATION OF REDUCTIONS AGAINST SIBV $600M FACILITY REFINANCED AMOUNT

     The parties agree that the Financial Indebtedness outstanding as at the
     Availability Date under the SIBV $600m Facility Agreement (including, for this purpose, the amount of any amounts then undrawn and available thereunder) shall be refinanced hereunder out of the Commitments in the amount of $600,000,000 (such portion of the Commitments being called the
     "SIBV $600M FACILITY REFINANCED AMOUNT"). The parties further agree that any partial reduction, cancellation or suspension of the Commitments under this Agreement (whether scheduled, mandatory or voluntary) shall be deemed to be applied first in reduction, cancellation or suspension of the SIBV
     $600m Facility Refinanced Amount.

10   FEES, COMMISSION, MARGIN AND EXPENSES

10.1 AGENCY FEE

     The Borrowers shall pay to the Agent and Security Agent on the Execution
     Date and on each anniversary thereof during the Security Period an agency fee of the amount set out in a separate letter agreement dated of even date herewith made between Svenska Handelsbanken AB (publ) as Agent and Security
     Agent and the Borrowers.

10.2 COMMISSION ON BANK GUARANTEES

     The Borrowers shall pay to the Agent for the account of the Banks in accordance with their respective Percentages quarterly in arrears during the Availability Period guarantee commission in Dollars calculated on a daily basis at an annual rate (based on a year of

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     360 days) equal to the Margin on the daily aggregate Outstanding Guarantee
     Amounts of all Bank Guarantees since the later of the Availability Date and the later of the preceding 31 March, 30 June, 30 September and 31 December.
     For the purpose of calculating the daily aggregate Outstanding Guarantee
     Amount during each such three (3) month period of any Bank Guarantee denominated in a currency other than Dollars, the Agent shall convert the daily amounts of this other currency into Dollars using the Agent's ordinary spot rate of exchange for the purchase of such currency with
     Dollars as at 11.00 a.m. on the last Banking Day of that period.

     The first period in respect of which such guarantee commission shall be calculated will be the period from the Availability Date up to and including 31 December 2004; thereafter the guarantee commission shall be calculated for each of the following consecutive periods of three (3)
     months ending on 31 March, 30 June, 30 September and 31 December respectively in each year with a final instalment being calculated in respect of the period ending on the last day of the Availability Period.

     The amount of guarantee commission payable in respect of each such period shall be calculated by the Agent within five (5) Banking Days of the end of such period and shall be notified by the Agent to the Borrowers who shall pay such amount to the Agent not later than five (5) Banking Days after receiving the Agent's notification thereof.

10.3 ISSUING BANK COMMISSION

     The Borrowers shall pay to the Agent for the account of each Issuing Bank quarterly in arrears during the Availability Period in respect of all Bank
     Guarantees issued by that Issuing Bank a guarantee provider's commission in
     Dollars calculated on a daily basis at an annual rate (based on a year of
     360 days) equal to zero point one five per cent (0.15%) per annum on the daily amount of the sum of the aggregate Outstanding Guarantee Amounts of all such Bank Guarantees since the later of the Availability Date and the later of the preceding 31 March, 30 June, 30 September and 31 December minus the relevant Issuing Bank's own Percentage of such Outstanding
     Guarantee Amounts in its capacity as a Bank. For the purpose of calculating the daily aggregate Outstanding Guarantee Amount during each such three (3)
     month period of any Bank Guarantee denominated in a currency other than
     Dollars, the Agent shall convert the daily amounts of this other currency into Dollars using the Agent's ordinary spot rate of exchange for the purchase of such currency with Dollars as at 11.00 a.m. on the last Banking
     Day of that period.

     The first period in respect of which such guarantee provider's commission shall be calculated will be the period from the Availability Date up to and including 31 December 2004; thereafter the guarantee provider's commission shall be calculated for each of the following consecutive periods of three
     (3) months ending on 31 March, 30 June, 30 September and 31 December respectively in each year with a final instalment being calculated in respect of the period ending on the last day of the Availability Period.

     The amount of guarantee provider's commission payable in respect of each such period shall be calculated by the Agent within five (5) Banking Days of the end of such period and shall be notified by the Agent to the
     Borrowers who shall pay such amount to the Agent not later than five (5)
     Banking Days after receiving the Agent's notification thereof.

10.4 COMMITMENT COMMISSION

     The Borrowers shall pay to the Agent for the account of the Banks and the
     Standby Lender quarterly in arrears during the Availability Period commitment commission

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     computed from the Execution Date at an annual rate equal to zero point three five per cent (0.35%) on the daily average undrawn and uncancelled amount of each Bank's Available Commitment and the Available Standby
     Commitment in relation to the relevant period. Commitment commission shall also be payable in respect of any portion of the Commitments which has been suspended pursuant to Clause 9.3 (E) but not cancelled.

     The first period in respect of which such commitment commission shall be calculated will be the period from the Execution Date up to and including
     31 December 2004; thereafter the commitment commission shall be calculated for each of the following consecutive periods of three (3) months ending on
     31 March, 30 June, 30 September and 31 December respectively in each year with a final instalment being calculated in respect of the period ending on the last day of the Availability Period.

     The amount of commitment commission payable in respect of each such period shall be calculated by the Agent within five (5) Banking Days of the end of such period and shall be notified by the Agent to the Borrowers who shall pay such amount to the Agent not later than five (5) Banking Days after receiving the Agent's notification thereof.

10.5 ARRANGEMENT FEE

     The Borrowers shall pay to the Agent for the account of the Co-Arrangers on the Execution Date an arrangement fee of the amount set out in the mandate letter dated 8 November 2004 made between the Co-Arrangers, the Borrowers and Stena AB.

10.6 EXPENSES

     The Borrowers shall pay to the Agent on a full indemnity basis on demand all expenses (including external and internal legal, printing and out-of-pocket expenses) incurred:-

     (A)  by any Issuing Bank and/or the Agent and/or the Security Agent and/or
          the Standby Lender and/or the Co-Arrangers in connection with the negotiation, preparation, primary syndication, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents (but excluding, for the avoidance of doubt, any such expense incurred in connection with the transfer, assignment or sub-participation of any of the rights and/or obligations of any Bank under the Security Documents other than by the Co-Arrangers in connection with the primary syndication of the facility granted hereunder);

     (B)  by the Agent, the Security Agent and the New Guarantee Provider in
          connection with the issue of any Bank Guarantee or the extension of the Expiry Date of any Bank Guarantee; and

     (C)  by the Agent, the Issuing Banks, any of the Banks, the Standby Lender
          and the Security Agent in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents together with interest at the rate referred to in Clause 8.2 from the date on which such expenses were incurred, to the date of payment (as well after as before judgment)

     provided that the Borrowers shall not be liable to reimburse the costs of any external legal advisers under paragraph (A) except the legal fees and disbursements of Stephenson

                                       64

     Harwood as counsel to the Co-Arrangers and the fees and disbursements of the legal counsel who are to render opinions in respect of any of the
     Security Documents or to deal with the preparation and/or registration of any of the Ship Mortgages or other Security Documents on behalf of the
     Security Agent.

10.7 VAT

     All fees, commissions and expenses payable pursuant to this Clause 10 shall be paid together with an amount equal to any VAT payable by the Agent, the
     Security Agent, the Co-Arrangers, the Issuing Banks, any Bank or the
     Standby Lender in respect of such fees and expenses and any VAT chargeable in respect of any services supplied by the Agent, the Security Agent, the
     Co-Arrangers, the Issuing Banks, any Bank or the Standby Lender under this
     Agreement shall, on delivery of a VAT Invoice, be paid in addition to any sum agreed to be paid hereunder to the extent that, in either case, the
     Agent, the Security Agent, the Co-Arrangers, the Issuing Banks, the
     relevant Bank or the Standby Lender (as the case may be) shall have certified (such certificate to be binding and conclusive, in the absence of manifest error, on the Borrowers) to the Borrowers that it is not entitled to credit for such VAT as input tax.

10.8 STAMP AND OTHER DUTIES

     The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Agent, the
     Security Agent, the Issuing Banks, the Co-Arrangers, the Banks and the
     Standby Lender but excluding any such duties or taxes incurred in connection with any transfer, assignment or sub-participation of any of the rights and/or obligations of the Agent, the Security Agent, an Issuing
     Bank, a Co-Arranger, a Bank or the Standby Lender under any of the Security
     Documents other than at the request of the Borrowers) imposed on or in connection with any of the Security Documents or the Bank Guarantees and
     shall indemnify the Agent, the Issuing Banks, the Co-Arrangers, the
     Security Agent, the Banks and the Standby Lender against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

10.9 SUPPLEMENTAL MARGIN

     (A)  The Margin is calculated on the basis that the daily average of the
          Outstandings of the Banks during each Calculation Period will not exceed seventy five per cent (75%) of the daily average of the
          Commitments of the Banks during such Calculation Period. If such daily average for a Calculation Period exceeds seventy five per cent (75%)
          an additional amount shall be payable by the Borrowers to each Bank in the manner provided by this Clause 10.9.

     (B)  For the purposes of this Clause 10.9:-

          (i)  "CALCULATION PERIOD" means the period commencing on the
               Availability Date and ending on the first Review Date and each of the successive three (3) month periods thereafter each expiring on a Review Date with the final Calculation Period (whether of three (3) months or shorter) ending on the final Review Date;

          (ii) "REVIEW DATE" means 31 December 2004 and 31 March, 30 June and 30
               September and 31 December in each year thereafter up to the date upon

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               which all of the Commitments are reduced to zero, and such date itself; and

          (iii) in relation to Svenska Handelsbanken AB (publ) "OUTSTANDINGS"
               and "COMMITMENT" shall be deemed to include Standby Outstandings and the Standby Commitment and reference to "BANK" shall include
               Svenska Handelsbanken AB (publ) both in its capacity as Bank and as Standby Lender.

     (C)  Within five (5) Banking Days after each Review Date the Agent shall calculate the actual daily average of the Outstandings of each Bank during the Calculation Period expiring on such Review Date according to the following formula -

               A =  O x 100
                   --
                    C

          where -

          A is the actual daily average of the Outstandings of the Banks during the relevant Calculation Period, expressed as a percentage.

          O is the aggregate of the amounts of the Outstandings of the Banks on each day during such Calculation Period; and

          C is the aggregate of the amounts of the Commitments of the Banks on each day during such Calculation Period.

     (D)  For the purposes of this Clause 10.9, the rate of supplemental margin in relation to a Calculation Period applicable to all of the
          Outstandings for such Calculation Period will be zero point one two five per cent (0.125%) where A as so calculated exceeds seventy five per cent (75%).

     (E)  Upon calculating the rate of supplemental margin (if any), the Agent shall promptly calculate an amount (the "SUPPLEMENTAL MARGIN AMOUNT")
          equal to interest accruing at an annual percentage rate equal to the supplemental margin for such Calculation Period on the daily
          Outstandings of each Bank from the beginning of such Calculation
          Period to the Review Date on which it ends. The Agent shall then notify the Borrowers of the rate of supplemental margin (if any) for such Calculation Period and the Supplemental Margin Amount (if any)
          due to such Bank for such Calculation Period.

     (F)  The Borrowers shall pay to the Agent, for the account of the Banks and the Standby Lender, the aggregate of the Supplemental Margin Amounts due to each of the Banks and the Standby Lender for a Calculation
          Period within five (5) Banking Days of being notified by the Agent of the rate of supplemental margin and the amount of the Supplemental
          Margin Amounts for that Calculation Period.

11   PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

11.1 NO SET-OFF OR COUNTERCLAIM; DISTRIBUTION TO THE BANKS

     The Borrowers acknowledge that in performing their obligations under this
     Agreement, the Banks, the Standby Lender and the Issuing Banks will be incurring liabilities to third

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     parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Banks, the
     Standby Lender and the Issuing Banks and that it is reasonable for the
     Banks, the Standby Lender and the Issuing Banks to be entitled to receive payments from the Borrowers gross on the due date in order that the Banks, the Standby Lender and the Issuing Banks are put in a position to perform their matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 11.7, free and clear of any deductions or withholdings, in Dollars (except for costs, charges or expenses which shall, at the request of the Agent, be payable in the currency in which they are incurred) on the due date to the account required under Clause
     11.12. Save where this Agreement specifically provides for a payment to be made for the account of a particular Bank (including, without limitation,
     Clauses 9.10, 10, 11.7, 20.2, 21.1, 21.2 and 22.2) in which case the Agent shall distribute the relevant payment to the Bank concerned and except in relation to amounts payable to the Standby Lender in respect of the Standby
     Facility or to the relevant Issuing Bank in respect of any Bank Guarantee, payments to be made by the Borrowers under this Agreement shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments.

11.2 PAYMENTS BY THE BANKS

     (A)  TO THE AGENT AND THE ISSUING BANKS

          All payments to be made by a Bank to or for the account of an Issuing
          Bank or the Agent under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in
          Clause 11.8, free and clear of any deductions or withholdings, in
          Dollars on the due date to the account of the Agent at such bank as the Agent may from time to time specify for this purpose and, in the case of payments for the account of an Issuing Bank, shall be paid by the Agent on such date in like funds as are received by the Agent to such Issuing Bank.

     (B)  TO THE BORROWERS

          All sums to be advanced by the Banks to the Borrowers under this
          Agreement shall be remitted in Dollars on the date of the Advance to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the relevant
          Drawdown Notice.

11.3 AGENT MAY ASSUME RECEIPT

     Where any sum is to be paid under any of the Security Documents to the
     Agent for the account of another person, the Agent may assume that the payment will be made when due and the Agent may (but shall not be obliged
     to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the
     Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent and/or person to whom such sum was made available by the Agent for any and all loss or expense which the Agent or

                                       67

     such person may sustain or incur as a consequence of such sum not having been paid on its due date.

11.4 NON-BANKING DAYS

     When any payment under any of the Security Documents would otherwise be due, or the Termination Date or any relevant anniversary of the Execution
     Date would otherwise fall, on a day which is not a Banking Day, the due date for payment or (as the case may be) the Termination Date or such anniversary date shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made, or (as the case may be) the Termination Date or such anniversary date shall fall, on the immediately preceding Banking Day.

11.5 CALCULATIONS

     All interest, commissions, fees and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

11.6 CERTIFICATES CONCLUSIVE

     Any certificate or determination of the Agent, any Issuing Bank, any Bank or the Standby Lender as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall substantiate in reasonably sufficient detail the interest or other amount concerned and, subject thereto, shall, in the absence of manifest error, be conclusive and binding on the Borrowers and (in the case of a certificate or determination by the Agent) on the Issuing Banks and the Banks. The
     Agent or, as the case may be, the Standby Lender shall, promptly upon the request of the Borrowers, send to the Borrowers such details as may reasonably be required by the Borrowers setting out the manner in which any such rate or amount has been determined, together with such documents and calculations as may reasonably be required by the Borrowers in order to verify the same.

11.7 GROSSING-UP FOR TAXES - BORROWERS

     (A)  GROSSING UP

          If at any time either Borrower or Stena AB is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Bank, the
          Standby Lender, the Co-Arrangers, the Security Agent, any Issuing Bank
          or the Agent (or if the Agent is required to make any deduction or withholding from a payment to the Co-Arrangers, the Security Agent, an
          Issuing Bank, a Bank or the Standby Lender), the sum due from such
          Borrower or, as the case may be, Stena AB in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Bank, the Standby
          Lender, each Co-Arranger, the Security Agent, each Issuing Bank and the Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and each Borrower and Stena AB shall indemnify each Bank, the Standby Lender, the
          Co-Arrangers, the Security Agent, each Issuing Bank and the Agent against any losses or costs incurred by any of them by reason of any failure of the Borrowers or Stena AB to

                                       68

          make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The relevant
          Borrower or, as the case may be, Stena AB shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

     (B)  TAX CREDITS

          If, following any such deduction or withholding as is referred to in
          Clause 11.7(A) from any payment by a Borrower or Stena AB, the recipient of that payment shall receive or be granted a credit against or remission for any Taxes payable by it, such recipient shall, subject to such Borrower or, as the case may be, Stena AB having made any increased payment in accordance with Clause 11.7(A) and to the extent that the recipient can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the recipient to obtain any other relief or allowance which may be available to it, reimburse such Borrower or, as the case may be, Stena AB with such amount as the recipient shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the recipient (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment to the recipient as aforesaid. Such reimbursement shall be made forthwith upon the recipient certifying that the amount of such credit or remission has been received by it.
          Nothing contained in this Agreement shall oblige the recipient to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, neither of the Borrowers nor Stena AB shall by virtue of this Clause 11.7(B) be entitled to enquire about the recipient's tax affairs.

11.8 GROSSING-UP FOR TAXES - BANKS

     If at any time any Bank is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of the Agent, the Security Agent or any Issuing Bank the
     sum due from such Bank in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent, the Security Agent and the Issuing Banks receive on the due date for such payment (and retain free from any liability in respect of such deduction or withholding) a net sum equal to the sum which they would have received had no such deduction or withholding been required to be made and each Bank shall indemnify the Agent, the Security Agent and the Issuing Banks against any losses or costs incurred by any of them by reason of any failure of such Bank to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.

11.9 BANK ACCOUNTS

     Each Bank and the Standby Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The
     Agent shall maintain a control account showing the Advances and other sums owing to the Issuing Banks, the Agent, the Security Agent, the Banks and
     the Standby Lender under the Security Documents and all payments in respect thereof made from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing to the

                                       69

     Issuing Banks, the Agent, the Security Agent, the Banks and the Standby
     Lender under the Security Documents.

11.10 APPLICATION OF MONEYS

     All moneys received by the Agent, the Security Agent, any Bank, any Issuing
     Bank or the Standby Lender under or pursuant to this Agreement or any other of the Security Documents and expressed to be applicable in accordance with this Clause 11.10 or whose application is not otherwise specifically provided for in the Security Documents shall (if not already done so) be paid to the Agent and shall be applied by the Agent, unless the Banks and the Standby Lender unanimously require otherwise:-

     FIRST:      in or towards satisfaction pari passu of any amounts in respect of the balance of the Outstanding Indebtedness as are then accrued due and payable or are then due and payable by virtue of payment demanded;

     SECONDLY:   in or towards transfer to the Cash Collateral Account for any outstanding Bank Guarantees of amounts equal to their
                 Outstanding Guarantee Amounts less any amounts already standing to the credit of such Cash Collateral Account; and

     THIRDLY:    the surplus (if any) shall be paid to the Borrowers or
                 whomsoever else shall be entitled thereto.

11.11 SUSPENSE ACCOUNT

     Notwithstanding the provisions of Clause 11.10, insofar as any moneys are received or recovered by the Security Agent under or in connection with the guarantee and indemnity contained in Clause 12, such moneys may at the
     Security Agent's discretion be transferred to a suspense or impersonal account and may be held in such account for so long as the Security Agent thinks fit pending payment to the Agent for application in or towards discharging the obligations of the Borrowers under this Agreement and the other Security Documents.

11.12 PLACE OF PAYMENT

     All payments to be made by the Borrowers or Stena AB under any of the
     Security Documents shall be made not later than 10.00 a.m. New York time on the due date and in same day funds to the account of the Agent at JPMorgan
     Chase Bank, N.A., New York City, USA, SWIFT Address CHASUS33 by way of
     payment order MT103, SWIFT Address HANDSESS quoting reference RVC STBNL 753 or at such other office or bank in New York City as the Agent may from time to time designate.

12   GUARANTEE AND INDEMNITY

12.1 GUARANTEE

     In consideration of the Banks and the Standby Lender agreeing at the request of Stena AB to make available to the Borrowers the loan and guarantee facilities provided for in this Agreement in accordance with the terms of this Agreement and in order to secure the payment of the
     Outstanding Indebtedness in accordance with the provisions of the Security
     Documents and the performance and observance of all of the obligations contained in the Security Documents:-

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     (A)  Stena AB as primary obligor as and for its own debt and not merely as surety hereby irrevocably and unconditionally undertakes to the
          Security Agent as trustee for and on behalf of itself, the Banks, the
          Issuing Banks, the Standby Lender, the Co-Arrangers and the Agent to
          be responsible for and hereby guarantees to the Security Agent the due and punctual payment by the Borrowers to the Agent on behalf of the
          Banks, the Issuing Banks, the Standby Lender, the Co-Arrangers, the
          Security Agent and the Agent (as and when due by acceleration, demand or otherwise howsoever) of the Outstanding Indebtedness and every part thereof;

     (B)  Stena AB irrevocably and unconditionally undertakes immediately on demand by the Security Agent from time to time to pay and/or perform its obligations under Clause 12.1(A); and

     (C)  Stena AB irrevocably and unconditionally undertakes immediately on demand by the Agent from time to time to indemnify and hold harmless the Security Agent, the Banks, the Issuing Banks, the Standby Lender,
          the Co-Arrangers and the Agent in respect of:-

          (i)  any loss incurred by the Security Agent, the Banks, the Issuing
               Banks, the Standby Lender, the Co-Arrangers and/or the Agent as a
               result of any of the Security Documents or any provision thereof being or becoming invalid, void, voidable or unenforceable for any reason whatsoever; and

          (ii) all loss or damage of any kind arising directly or indirectly from any failure on the part of the Borrowers to perform any obligation to be performed by the Borrowers under and pursuant to the Security Documents or any of them.

     The obligations of Stena AB under this Clause 12 shall not be diminished by any of the other obligations undertaken by Stena AB in this Agreement and the obligations of Stena AB set out in Clause 12.1(A) shall be construed as a guarantee of payment and not of collection.

12.2 SURVIVAL OF STENA AB'S LIABILITY

     Stena AB's liability to the Security Agent and the Banks, the Issuing
     Banks, the Standby Lender, the Co-Arrangers and the Agent under Clause 12.1 shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without the knowledge or consent of
     Stena AB):-

     (A)  any time, forbearance or other indulgence given or agreed by the
          Security Agent, the Banks, the Issuing Banks, the Standby Lender, the
          Co-Arrangers and/or the Agent to or with any Security Party in respect of any of its respective obligations to the Security Agent, the Banks, the Issuing Banks, the Standby Lender, the Co-Arrangers and/or the
          Agent hereunder or under any other of the Security Documents; or

     (B)  any legal limitation, disability or incapacity relating to any
          Security Party; or

     (C)  any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligations of any Security Party under,

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          this Agreement or any other of the Security Documents or any amendment to or variation thereof or to or of any other document or security comprised therein; or

     (D)  any change in the name, constitution or otherwise of any Security
          Party or the merger of any Security Party with any other corporate entity; or

     (E)  the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of any Security Party or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of any Security Party or the occurrence of any circumstances whatsoever affecting any Security Party's liability to discharge its respective obligations under any of the Security
          Documents; or

     (F)  any challenge, dispute or avoidance by any liquidator of any Security
          Party in respect of any claim by Stena AB or the Borrowers or any of them by right of subrogation in any such liquidation; or

     (G)  any release of any other Security Party or any renewal, exchange or realisation of any security or obligation provided under or by virtue of any of the Security Documents or the provision to the Security
          Agent, the Banks, the Issuing Banks, the Standby Lender, the
          Co-Arrangers and/or the Agent at any time of any further security for the obligations of the Borrowers under any of the Security Documents;
          or

     (H)  the release of any co-guarantor and/or indemnor who is now or may hereafter become under a joint and several liability with Stena AB under this guarantee or the release of any other guarantor, indemnor or other third party obligor in respect of the obligations of any
          Security Party under any of the Security Documents; or

     (I)  any failure on the part of the Security Agent, the Banks, the Issuing
          Banks, the Standby Lender, the Co-Arrangers and/or the Agent (whether intentional or not) to take or perfect any security agreed to be taken under or in relation to any of the Security Documents or to enforce any of the Security Documents; or

     (J)  any other act, matter or thing (save for repayment in full of the
          Outstanding Indebtedness) which might otherwise constitute a legal or equitable discharge of any of Stena AB's obligations under this Clause
          12.

12.3 CONTINUING GUARANTEE

     The guarantee contained in Clause 12.1 shall be:-

     (A)  a continuing guarantee remaining in full force and effect until payment in full has been received by the Security Agent, the Banks, the Issuing Banks, the Standby Lender, the Co-Arrangers and the Agent
          of each and every part and the ultimate balance of the Outstanding
          Indebtedness in whatever currency or currencies the same may from time to time be denominated in accordance with this Agreement; and

     (B)  in addition to and not in substitution for or in derogation of any other security held by the Security Agent, the Banks, the Issuing
          Banks, the Standby Lender, the Co-Arrangers and/or the Agent from time to time in respect of the Outstanding Indebtedness or any part thereof.

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12.4 CIRCUMSTANCES WHERE DISCHARGE TO BE VOID AB INITIO

     Any satisfaction of obligations by Stena AB to the Security Agent, the
     Banks, the Issuing Banks, the Standby Lender, the Co-Arrangers and/or the
     Agent or any discharge given by the Security Agent, the Banks, the Issuing
     Banks, the Standby Lender, the Co-Arrangers and/or the Agent to Stena AB or
     any other agreement reached by Stena AB with the Security Agent, the Banks, the Issuing Banks, the Standby Lender, the Co-Arrangers and/or the Agent in
     relation to this Clause 12 shall be, and be deemed always to have been, void ab initio if any act satisfying any of the said obligations or on the faith of which any such discharge was given or any such agreement was entered into is subsequently avoided in whole or in part by or pursuant to any provision of any applicable law whatsoever.

12.5 EXCLUSION OF THE RIGHTS OF STENA AB AS GUARANTOR

     Until the actual and contingent obligations of each Security Party under the Security Documents have been performed in full Stena AB shall not:-

     (A)  be entitled to share in or succeed to or benefit from (by subrogation or otherwise) any rights which the Security Agent, the Banks, the
          Issuing Banks, the Standby Lender, the Co-Arrangers and/or the Agent
          may have in respect of the Outstanding Indebtedness or any security therefor or all or any of the proceeds of such rights or security; or

     (B)  without the prior consent of the Security Agent (as directed by the
          Banks):-

          (i)  exercise in respect of any amount paid by it hereunder any right of subrogation, contribution or any other right or remedy which it may have in respect thereof; or

          (ii) prove in a liquidation of any Security Party in competition with the Security Agent or the Agent, the Issuing Banks, the Standby
               Lender, the Co-Arrangers or any of the Banks for any moneys owing to Stena AB by any other Security Party on any account
               whatsoever.

13   REPRESENTATIONS AND WARRANTIES

13.1 CONTINUING

     The Borrowers and Stena AB each represent and warrant (subject to the reservations or qualifications as to matters of law as set forth in the
     Legal Opinions delivered to the Agent) to the Agent, the Security Agent, the Issuing Banks, the Standby Lender, the Co-Arrangers and the Banks that as at the Execution Date (and each other date referred to in Clause 13.3):-

     (A)  STATUS

          each of the Security Parties is a limited liability company, duly constituted and validly existing under the laws of its place of incorporation, possessing perpetual corporate existence, the capacity to sue and be sued in its own name and the power to own its assets and carry on its business as it is now being conducted;

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     (B)  POWERS AND AUTHORITY

          each of the Security Parties has the power and capacity to enter into, and to perform its obligations under, those of the Security Documents to which it is or will be a party and has taken all necessary action to authorise the entry into such Security Documents and the performance by it of its obligations thereunder;

     (C)  LEGAL VALIDITY

          this Agreement constitutes and each other of the Security Documents, upon execution and delivery thereof, will constitute (subject to any
          Post-Completion Registrations) the legal, valid and binding obligations of each Security Party which is a party thereto enforceable in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally and by general principles of equity and subject to any relevant qualifications contained in any of the Legal Opinions delivered to the Agent;

     (D)  NON-CONFLICT WITH LAWS

          the entry into and performance of the Security Documents to which each
          Security Party is or will be a party and the transactions contemplated hereby and thereby do not and will not contravene or conflict with:-

          (i)  any law or regulation or any official or judicial order; or

          (ii) the constitutional documents of such Security Party; or

          (iii) any material agreement or document to which such Security Party is a party or which is binding upon it or any of its assets;

          nor, save as contemplated by this Agreement and the other Security
          Documents, result in the creation or imposition of any Lien on the assets of any Security Parties pursuant to the provisions of any such agreement or document;

     (E)  PARI PASSU STATUS

          the claims of the Banks, the Co-Arrangers, the Agent and the Security
          Agent against each Security Party under the Security Documents will
          (subject to the terms of the relevant Security Documents) rank at least pari passu with the claims of all other unsecured creditors of such Security Party other than claims of such creditors to the extent that they are statutorily preferred;

     (F)  NO IMMUNITY

          no Security Party nor any of its respective assets enjoys any right of immunity from set-off, suit or execution in respect of its obligations under this Agreement or any other of the Security Documents to which it is a party;

     (G)  EXECUTIVE OFFICE

          none of the Security Parties has an executive office in any part of the U.S.A. which would entitle it to apply for a reorganisation under
          Chapter XI of the United States Bankruptcy Act;

                                       74

     (H)  NO MONEY LAUNDERING

          in relation to the utilisation by each Borrower of the facilities granted to it hereunder, the performance and discharge of its obligations and liabilities under the Security Documents to which it is a party, and the transactions and other arrangements effected or contemplated by the Security Documents to which it is a party, each
          Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European
          Communities).

13.2 INITIAL

     The Borrowers and Stena AB each represent and warrant (subject to the reservations or qualifications as to matters of law as set forth in the
     Legal Opinions delivered to the Agent) to the Agent, the Security Agent, the Issuing Banks, the Standby Lender, the Co-Arrangers and the Banks that as at the Execution Date:-

     (A)  NO DEFAULT

          no event has occurred which constitutes a material default under or in respect of:-

          (i)  any agreement or document relating to Financial Indebtedness to which any Security Party is a party or by which any Security
               Party may be bound; or

          (ii) any other agreement or document to which any Security Party is a party or by which any Security Party may be bound and which default will have, or may reasonably be expected to have, a material adverse effect on the ability of such Security Party to perform its respective obligations under this Agreement and the other Security Documents;

     (B)  CONSENTS

          save as disclosed in writing to the Agent or as disclosed in any of the documents or evidence referred to in Schedule 6 delivered to, and accepted by, the Agent under this Agreement, all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required by any Security Party:-

          (i)  in connection with the entry into, performance, validity and enforceability of this Agreement and the other Security Documents and the transactions contemplated hereby and thereby;

          (ii) in order to maintain its corporate existence in good standing;
               and

          (iii) in order to ensure that it has the right, and is duly qualified and able, to conduct its business as it is conducted in all applicable jurisdictions including, without limitation to the generality of the foregoing, all such consents and approvals as are required to conduct its business and/or own and operate its assets

                                       75

          have been obtained or effected and are in full force and effect other than

          (a)  Post-Completion Registrations in respect of paragraph (i) above;
               and

          (b)  any consent or approval required by a Security Party to conduct its business and/or own and operate its assets to the extent that such Security Party is unaware or cannot reasonably be expected to be aware of the requirement to obtain such consent or approval or to the extent that the absence of such consent or approval would not have a material adverse effect on the ability of such
               Security Party to perform its obligations under the Security
               Documents;

     (C)  ACCURACY OF INFORMATION

          all factual information furnished in writing to the Co-Arrangers by the Borrowers and Stena AB relating to the businesses and affairs of the Stena AB Group in connection with this Agreement and the other
          Security Documents was (when given) true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading;

     (D)  ACCOUNTS

          the Audited Stena AB Financial Statements for the financial year ended
          31 December 2003 (which accounts were prepared in accordance with
          Swedish GAAP) fairly represent the consolidated financial condition of the Stena AB Group as at 31 December 2003 and since that date there has been no material adverse change in the consolidated financial condition of the Stena AB Group as shown in such audited accounts save as disclosed in writing to the Agent;

     (E)  NO LIENS

          none of the Ports nor any of the Ships or any of their respective
          Insurances or Earnings is subject to any Lien other than Permitted
          Ship Liens and Liens securing the SIBV $600m Facility, the SIBV $275m
          Facility, the Stena Discovery Facility, the Stena F-Class Facility,
          the Mont Ventoux Facility and/or the Svealand Facility which will be released on or before the Availability Date;

     (F)  WINDING-UP, ETC.

          no Security Party has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the knowledge and belief of the Borrowers and Stena AB) threatened against any of Stena AB or any other Security Party for its winding-up or dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any
          Security Party of any or all of its assets or revenues nor has any
          Security Party sought any other relief under any applicable insolvency or bankruptcy law;

     (G)  LITIGATION

          save as disclosed in writing to the Agent, no litigation, arbitration or administrative proceedings by any entity (private or governmental)
          are current or

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          pending or, to the knowledge of the Borrowers and/or Stena AB, threatened, against the Borrowers and/or Stena AB which, if adversely determined, are likely materially to imperil, delay or prevent the due fulfilment by any Security Party of all or any of its material payment obligations under the Security Documents;

     (H)  TAXES ON PAYMENTS

          all amounts payable by each Security Party under the Security
          Documents may be made free and clear of and without deduction for or on account of any Taxes; and

     (I)  COMPLETENESS OF DOCUMENTS

          the copies of the Stena Germanica Loan Documents and the Stena Line
          Asset Purchase Agreement delivered to the Agent are true and complete copies of each such document and no amendments thereto or variations thereof have been made or agreed which are substantial in relation to the business as presently conducted of the Stena AB Group as a whole.

13.3 REPETITION OF CONTINUING REPRESENTATIONS AND WARRANTIES

     On and as of the Availability Date, each date of drawing an Advance or issuing or extending a Bank Guarantee, each date on which a drawing is made under the Standby Facility, each Maturity Date, each date on which guarantee commission is payable pursuant to Clause 10.2 and each date on which a drawing is made under the Standby Facility the Borrowers and Stena
     AB shall be deemed to repeat the representations and warranties in Clause
     13.1 as if made with reference to the facts and circumstances existing on such day.

13.4 FUTURE FINANCIAL STATEMENTS

     In relation to the financial statements provided or to be provided under
     Clause 14, the Borrowers and Stena AB each represent and warrant, as at the date to which such statements were prepared, that the statements were prepared in accordance with Swedish GAAP (in the case of Stena AB and the unaudited consolidated management accounts of the Stena International
     Group) or Dutch GAAP (in the case of the Audited Stena International
     Financial Statements) and fairly represent the consolidated financial position of (as the case may be) the Stena AB Group or the Stena
     International Group as at such date.

14   UNDERTAKINGS

14.1 DURATION

     The undertakings contained in this Clause 14 shall remain in force from the date of this Agreement until the end of the Security Period.

14.2 PROVISION OF FINANCIAL AND OTHER INFORMATION

     The Borrowers will provide to the Agent (where appropriate, in sufficient copies for distribution to each of the Banks):-

     (A)  within one hundred and eighty (180) days after the close of the relevant financial years, copies of the Audited Stena AB Financial
          Statements and of the Audited

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          Stena International Financial Statements and of the Audited Stena
          Switzerland Financial Statements for that financial year;

     (B)  as soon as practicable, but in any event within ninety (90) days after
          31 December 2004 and each of the dates falling quarterly thereafter
          (other than the final quarter of each financial year in respect of the
          Stena AB Group), certified copies of the unaudited consolidated management accounts of the Stena AB Group and of the Stena
          International Group for the preceding quarter or quarters of the relevant financial year together with sufficient details of the financial performance of the Restricted Group for that period to enable the Banks, the Standby Lender, the Issuing Banks and the Agent
          to monitor the compliance by the Borrowers and Stena AB with the financial covenants contained in Clause 14.13 (it being agreed, for the avoidance of doubt, that the details of the financial performance of the Restricted Group accompanying the aforesaid consolidated management accounts shall include the results of Bostads AB Drott
          ("DROTT") for so long as it remains a member of the Restricted Group);

     (C)  promptly, such further information in the possession or control of the
          Borrowers or Stena AB regarding the financial condition and operations of the Stena AB Group and/or the Stena International Group as the
          Agent may reasonably request;

     (D)  within one hundred and eighty (180) days after the beginning of each financial year of Stena AB, a copy of the annual financial projections for the Restricted Group for that financial year and the four (4)
          financial years falling thereafter (it being agreed, for the avoidance of doubt, that such financial projections shall include the financial projections for Drott for so long as it remains a member of the
          Restricted Group);

     (E)  promptly after the making of such filing or report, a notice to the
          Agent of each filing or report made by Stena AB or any other member of the Stena AB Group with or to the U.S. Securities and Exchange
          Commission ("SEC") together with details of an e-mail link to the relevant page on "EDGAR" (the SEC's Electronic Data Gathering,
          Analysis and Retrieval system) on which a copy of such filing or report is contained;

     (F)  within ninety (90) days after the end of each financial year of Stena
          AB, an Officer's Certificate substantially in the form of Schedule 10
          (one of the signatories of which is the principal executive, financial or accounting officer of Stena AB), such certificate to attach such documents as the Agent shall reasonably require to support the statements made therein as to the compliance (or otherwise) of the
          Borrowers and Stena AB with their obligations under Clause 14.13;

     (G)  as soon as practicable, but in any event within one hundred and twenty
          (120) days after the close of each financial year:-

          (i)  a certificate from the chief financial officer of each Port Owner certifying the amount of earnings before interest, taxes,
               depreciation and amortisation during the previous twelve (12)
               month period of each Mortgaged Port owned by the Port Owner; and

          (ii) copies of the unaudited management accounts of each Port Owner for such financial year showing the earnings before interest, taxes,

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               depreciation and amortisation of each such Port

          such documents to be in a form reasonably acceptable to the Agent so that, if they are not so acceptable, the Borrowers shall, if requested by the Agent, procure that an auditor's certificate and/or audited accounts are delivered to the Agent showing the earnings before interest, taxes, depreciation and amortisation of each Mortgaged Port as referred to in paragraph (i) above.

     The Borrowers and Stena AB may satisfy their obligation to provide information to the Agent under this Clause 14.2 by posting this information onto an electronic website designated by the Borrowers, Stena AB and the
     Agent (the "DESIGNATED WEBSITE") if:-

     (a)  the Agent expressly agrees (after consultation with each of the Banks)
          that it will accept communication of such financial information by this method;

     (b)  each of the Borrowers, Stena AB and the Agent are aware of the address of and any relevant password specifications for the Designated
          Website; and

     (c)  the financial information is in a format previously agreed between the
          Borrowers, Stena AB and the Agent.

     The Agent shall supply each Bank with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrowers, Stena AB and the Agent.

     Each of the Borrowers and Stena AB shall promptly upon becoming aware of its occurrence notify the Agent if:-

     (i)  the Designated Website cannot be accessed for any reason;

     (ii) the password specifications for the Designated Website change;

     (iii) any new information which is required to be provided under this
          Clause 14.2 is posted onto the Designated Website;

     (iv) any existing information which has been provided under this Clause
          14.2 and posted onto the Designated Website is amended; or

     (v)  the Borrowers and/or Stena AB become aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

     If the Borrowers and/or Stena AB notify the Agent under paragraph (i) or paragraph (v) above, all information to be provided by the Borrowers and
     Stena AB under this Clause 14.2 after the date of that notice shall be supplied in paper form, unless and until the Agent and each Bank is satisfied that the circumstances giving rise to the notification are no longer continuing.

     Any Bank may request, through the Agent, one paper copy of any information required to be provided under this Clause 14.2 which is posted onto the
     Designated Website. The Borrowers and Stena AB shall comply with any such request within ten (10) Banking Days.

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14.3 NOTIFICATION OF DEFAULT

     Each of the Borrowers and Stena AB will notify the Agent of any Default promptly upon its becoming aware of the occurrence thereof.

14.4 PREPARATION OF FINANCIAL STATEMENTS

     Each set of financial statements and management accounts to be provided to the Agent pursuant to Clause 14.2 shall be prepared in accordance with
     Swedish GAAP (in the case of the Stena AB Group and the unaudited consolidated management accounts of the Stena International Group) or Dutch
     GAAP (in the case of the Audited Stena International Financial Statements)
     or Swiss GAAP (in the case of the Audited Stena Switzerland Financial
     Statements) consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies) and shall fairly represent the financial condition of Stena AB Group, the Stena International Group,
     SIBV and SSAG respectively.

14.5 CONSENTS AND REGISTRATIONS AND MAINTENANCE OF STATUS

     Each of the Borrowers and Stena AB will do, and will procure that each other Security Party will do, all such things as are necessary to enable it to comply with any of its financial obligations under those of the Security
     Documents to which it is a party including, without limitation, obtaining, maintaining, promptly renewing (when necessary) and complying at all times with (and promptly furnishing certified copies to the Agent of) all such authorisations, approvals, consents, licences and exemptions as are from time to time required under any applicable law or regulation in connection with any of the matters aforesaid.

     Insofar as any such filings or registrations aforesaid have not been completed on or before the Availability Date the Borrowers and Stena AB will procure the filing or registration within applicable time limits of each Security Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Security Documents.

     Where the operation of any Mortgaged Ship or Mortgaged Linkspan in accordance with its owner's or operator's requirements requires the obtaining or maintenance of a route licence or port licence, the Borrowers and Stena AB further undertake to procure that such licence is obtained, maintained, promptly renewed (when necessary) and complied with in all material respects at all relevant times during the Security Period.

14.6 NEGATIVE PLEDGE

     Except with the prior written consent of the Majority Banks, the Borrowers and Stena AB will not, and shall procure that no other member of the Stena
     AB Group will, create or incur or permit to subsist any Lien on the whole or any part of any property or rights which is or are presently or may in future during the Security Period be subject to any Lien in favour of the
     Security Agent pursuant to the Security Documents or over any Earnings of any Shipowner or Stena Charterer in relation to any Mortgaged Ship (other than Permitted Ship Liens) nor assign all or any of its right, title and interest in and to any such Earnings to any person other than Stena AB or a
     Borrower or any other member of the Stena AB Group which has guaranteed the payment of the Outstanding Indebtedness by the Borrowers hereunder.

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14.7 BUSINESS ACTIVITIES

     Stena AB will not, and will not permit any of its Subsidiaries (other than any Unrestricted Subsidiaries) to, engage in any type of business other than the business Stena AB and its Subsidiaries are engaged in on the date of this Agreement, other business activities within the shipping, offshore oilfield services and real estate investment and management industries and
     (as determined in good faith by the Board of Directors of Stena AB) other business activities complementary, incidental or reasonably related thereto.

14.8 MERGERS AND CONSOLIDATION

     Except with the prior written consent of the Majority Banks, neither of the
     Borrowers nor any other Security Party will merge or consolidate with any other person save for a merger or consolidation by operation of law with one or more other entities into a single surviving entity which is such
     Borrower or (as the case may be) such other Security Party and which succeeds by operation of law to all of the assets and liabilities of such
     Borrower or (as the case may be) such other Security Party immediately prior to such merger or consolidation.

14.9 FINANCIAL YEAR

     Except with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed), the Borrowers and Stena AB will not alter their respective financial years.

14.10 OWNERSHIP OF STENA AB GROUP COMPANIES

     Stena AB will procure that each of Stena Rederi AB and Stena Line
     Scandinavia remains a Wholly Owned Subsidiary of Stena AB until the
     Availability Date and that each of the Security Parties which are at the
     Execution Date members of the Stena AB Group (other than Stena AB itself)
     remain Subsidiaries of Stena AB and that none of the shares of any person which is a Security Party at any time during the Security Period shall
     (except in favour of the Security Agent) be pledged to any person.

14.11 PAYMENT OF TAXES

     The Borrowers and Stena AB will, and will procure that all other members of the Stena AB Group will, file all requisite tax returns and will pay all
     Taxes as shown to be due and payable on such returns or any of the assessments made against them (other than those being contested in good faith), provided that the Borrowers and Stena AB shall only be in breach of their obligations under this Clause if the effect of failing to file any such tax returns and/or pay any such Taxes will materially imperil, delay or prevent the due fulfilment by any Security Party of all or any of their material payment obligations under any Security Documents and such circumstances continue unremedied for a period of one hundred and twenty
     (120) days after notification from the Agent to the Borrowers requiring the same to be remedied (provided further that such one hundred and twenty
     (120) day remedy period shall only be taken into account if the Agent certifies to the Borrowers that such circumstances are in the opinion of the Majority Banks capable of remedy and the Borrowers demonstrate to the satisfaction of the Agent that reasonable steps are being taken which are likely to lead to such circumstances being remedied within such one hundred and twenty (120) day period).

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14.12 COMPLIANCE WITH LAWS

     The Borrowers and Stena AB will, and will procure that all other members of the Stena AB Group will, manage their business in all material respects in compliance with all relevant applicable laws and regulations and shall notify the Agent immediately upon becoming aware of any breach of the same, provided that the Borrowers and Stena AB shall only be in breach of their obligations under this Clause if the effect of failing to comply with any applicable law or regulation will materially imperil, delay or prevent the due fulfilment by any Security Party of all or any of their material payment obligations under any Security Documents and such circumstances continue unremedied for a period of one hundred and twenty (120) days after notification from the Agent to the Borrowers requiring the same to be remedied (provided further that such one hundred and twenty (120) day remedy period shall only be taken into account if the Agent certifies to the Borrowers that such circumstances are in the opinion of the Majority
     Banks capable of remedy and the Borrowers demonstrate to the satisfaction of the Agent that reasonable steps are being taken which are likely to lead to such circumstances being remedied within such one hundred and twenty
     (120) day period).

14.13 FINANCIAL COVENANTS

     (A)  Stena AB and the Borrowers will procure that:-

          (i)  the aggregate of (i) the Consolidated Current Assets and (ii)
               Available Facilities shall be not less than one hundred and twenty five per cent (125%) of the Consolidated Current
               Liabilities; and

          (ii) the aggregate of the Cash Assets of the Stena AB Group shall be not less than $50,000,000 (provided that cash or cash equivalents expressed or denominated in a currency other than Dollars shall be converted into Dollars by reference to the rate of exchange used for conversion of such currency in the consolidation of the relevant consolidated balance sheets or, if the relevant currency was not thereby involved, by reference to the rate of exchange or approximate rate of exchange ruling on such date and determined on such basis as Stena AB's auditors may determine or approve);
               and

          (iii) the Net Debt shall be no greater than sixty five per cent (65%)
               of the Capitalisation.

     (B)  The requirements contained in this Clause 14.13 as to the financial condition of the Stena AB Group shall be tested on the Availability
          Date by reference to the most recently published unaudited financial statements of the Stena AB Group and thereafter quarterly as at 31
          March, 30 June, 30 September and 31 December in each year in each case by reference to the unaudited financial statements delivered to the
          Agent pursuant to Clause 14.2(B) or (as the case may be) the Officer's
          Certificate delivered pursuant to Clause 14.2(F) provided however that no breach shall be deemed to have arisen under this Clause 14.13 unless and until Stena AB shall, within ten (10) Banking Days following receipt by the Stena AB of written notification from the
          Agent that a shortfall has occurred under this Clause 14.13, have failed to satisfy the Agent that such shortfall has been eliminated.

     (C)  For the purposes of this Clause 14.13, accounting terms are used and shall be

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          construed in accordance with Swedish GAAP but so that:-

          "AVAILABLE FACILITIES" means, at any relevant time, the undrawn amount of any committed loan or overdraft facilities (including the facilities provided under this Agreement) which are made available to one or more members of the Restricted Group at the date of such financial statements and which have a scheduled maturity date falling more than six (6) months after such date;

          "CAPITALISATION" means, as at the date of computation, the sum of (a)
          the Net Debt on such date plus (b) the Restricted Group's total stockholders' equity and deferred taxation on such date (as determined on a consolidated basis in accordance with Swedish GAAP);

          "CONSOLIDATED CURRENT ASSETS" means the aggregate at the date of computation of the consolidated stocks, assets held for sale, receivables and prepayments, intercompany receivables, securities, cash at banks and in hand and other current assets (as determined on a consolidated basis in accordance with Swedish GAAP) of the Restricted
          Group;

          "CONSOLIDATED CURRENT LIABILITIES" means the aggregate at the date of computation of intercompany payables and other current liabilities (as determined on a consolidated basis in accordance with Swedish GAAP) of the Restricted Group;

          "NET DEBT" means the aggregate at the date of computation of the outstanding principal amount of all bank debt, senior notes and capitalised lease obligations of the Restricted Group less the aggregate at such date of the Restricted Group's cash and cash equivalents, short term investments and marketable securities (as determined on a consolidated basis in accordance with Swedish GAAP).

14.14 EARLY REDEMPTION OR DEFEASANCE OF NOTES

     Stena AB will not exercise its rights of optional redemption of any of the
     Notes under Article XI (Redemption of Securities) of any of the Indentures
     or its rights of defeasance of the Notes under Article XII (Defeasance and
     Covenant Defeasance) of any of the Indentures or voluntarily redeem or repay any Successor Financing unless such optional redemption, defeasance or voluntary repayment of the Notes or (as the case may be) such voluntary redemption, defeasance or repayment of the Successor Financing is paid out of the Cash Assets of the Stena AB Group and/or is financed by drawing all or any part of the undrawn amount of any committed loan or overdraft facilities (including the facilities provided under this Agreement) made available to one or more members of the Stena AB Group at the date thereof
     ("UNDRAWN COMMITTED FACILITIES") and/or is financed by an Acceptable
     Refinancing.

     For the purposes of this Clause 14.14:-

     "ACCEPTABLE REFINANCING" means Financial Indebtedness incurred by Stena AB or any other member of the Stena AB Group which:-

     (A)  if incurred by Stena AB and/or a Borrower and/or any other member of the Stena AB Group which has guaranteed the payment of the Outstanding
          Indebtedness by the Borrowers hereunder, ranks, in right of payment, pari passu with or subordinate to the Outstanding Indebtedness;

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     (B)  is on terms that the scheduled date for repayment or redemption of such Financial Indebtedness falls after the Termination Date and that the person or persons to whom such Financial Indebtedness is owed is or are not entitled to require any earlier repayment or redemption in circumstances more onerous upon Stena AB or such Subsidiary of Stena
          AB than those applicable in respect of such Notes or relevant
          Successor Financing;

     but excludes any such Financial Indebtedness incurred as a result of drawing all or any part of the Undrawn Committed Facilities.

     "SUCCESSOR FINANCING" means:-

     (A)  any Acceptable Refinancing incurred for the purpose of assisting Stena
          AB to effect optional redemption of any Notes under Article XI of the relevant Indenture or for the purpose of assisting Stena AB or any other member of the Stena AB Group voluntarily to repay such Notes; or

     (B)  any other Acceptable Refinancing incurred for the purpose of assisting
          Stena AB or any other member of the Stena AB Group to redeem or repay any such Acceptable Refinancing referred to in sub-paragraph (A) or which, directly or indirectly, refinances any such Acceptable
          Refinancing.

14.15 APPLICATION OF PROCEEDS

     Stena AB and the Borrowers will procure that the facilities provided under this Agreement are applied for the purposes specified in Clause 1.1.

15   SHIP AND LINKSPAN COVENANTS : INSURANCE

15.1 DURATION

     Stena AB and the Borrowers undertake to the Agent, the Security Agent, the
     Issuing Banks, the Standby Lender, the Co-Arrangers and the Banks that throughout the Security Period they will procure that in relation to each
     Mortgaged Ship and each Mortgaged Linkspan:-

     (A)  during any period for which the Ship or Linkspan is in service under a bareboat charter to a charterer which is not a member of the Stena AB
          Group, the Shipowner and each Stena Charterer of the relevant Ship or
          Linkspan will use its reasonable endeavours to procure that:-

          (i)  the covenants as to insurance of the relevant Ship or Linkspan in such bareboat charter are complied with by such charterer so that the insurances are maintained in force in accordance with the requirements of that bareboat charter;

          (ii) the rights of the Security Agent are protected by the endorsement of loss payable clauses on the Insurances (other than any
               Insurances for the benefit of such charterer and which are not for the benefit of the Shipowner or are effected in excess of the amount of cover required to be effected by the charterer under the terms of the relevant charterer) which will provide for payment to the Security Agent of all moneys in respect of Total
               Loss proceeds and, in the case of a Mortgaged Ship or Mortgaged

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               Linkspan (but only on terms that such claims shall be paid to the relevant charterer insofar as the relevant moneys belong to the charterer and may not be applied by the relevant Shipowner or any
               Stena Charterer in or towards payment of any amounts owing to them by such charterer pursuant to the relevant charter and shall not otherwise be applied in or towards payment of amounts owing under any of the Security Documents) Major Casualty claims; and

          (iii) in the case of a Mortgaged Ship or Mortgaged Linkspan which is let on bareboat charter hereafter, the relevant bareboat charter includes obligations on the charterer not materially less
               favourable to the Shipowner or Stena Charterer as disponent owner than those set out in Schedule 8;

          provided that following the occurrence of an Event of Default and for so long as such Event of Default is continuing Stena AB and the
          Borrowers shall procure that the Shipowners and each Stena Charterer will comply with the directions of the Security Agent in relation to the exercise of its rights in relation to the Insurances relating to each Mortgaged Ship and Mortgaged Linkspan;

     (B)  during any period for which the Ship or Linkspan is not employed on such a bareboat charter, the Shipowner will comply and/or procure that any Stena Charterer who is chartering the Ship or Linkspan under a bareboat charterer will comply with the covenants set out in Clauses
          15.2 through 15.19 and will execute and deliver in favour of the
          Security Agent or, in the case of m.v. "STENA GERMANICA" (as long as she remains owned by Scandlines subject to the Stena Germanica
          Mortgage), SIBV, a Charterer's Subordination Undertaking and a
          Charterer's Insurance Assignment on or before delivery of the Ship and/or Linkspan to the relevant Stena Charterer under the charter; and

     (C)  the aggregate value of the Insurances placed in respect of Total Loss and which, subject to the relevant Ship Mortgage and/or Insurance
          Assignment and/or Charterer's Insurance Assignment, are receivable and which may be retained by the Shipowners in respect of the Mortgaged
          Ships and by the sellers of any Transferred Ships (when aggregated to the value of the insurances taken out pursuant to Clause 17.2 in respect of the Ports) is at all times during the Security Period not less than 120% of the total of the Commitments and the Standby
          Commitment.

15.2 RISKS INSURED AND AMOUNT OF COVER

     Each Shipowner shall insure its Mortgaged Ships and Mortgaged Linkspans (if any) and keep them insured in the name of the Shipowner and any other persons with an insurable interest therein against:-

     (A)  in the case of a Mortgaged Ship, fire and insurance marine risks
          (including excess risks) and war risks on an agreed value basis for not less than the market value of the Ship (for which purpose the Ship shall be assessed with the benefit of any charterparty being or to be performed by the Ship unless the value would be greater if that charterparty were not taken into account in which case the Ship shall be valued without the benefit of any such charterparty);

                                       85

     (B)  in the case of any Mortgaged Ship which is not a rig or a drilling unit (an "OFFSHORE UNIT"), protection and indemnity risks in the maximum amount available to the Shipowner for the Ship from any member of the IGA or, if the IGA has disbanded and there is no successor or replacement body of associations, such leading protection and indemnity association or body as may be selected by the relevant
          Shipowner or Stena Charterer and, in the case of any Mortgaged Ship which is a Offshore Unit (but subject always to the proviso at the end of this Clause 15.2), protection and indemnity risks (including pollution) for an amount no less than that which a prudent first class owner and/or operator of a rig or drilling unit of an equivalent type to the relevant Offshore Unit would insure its rig or unit, having regard to all relevant circumstances (including the operation of the relevant Offshore Unit and the legal regime in that area for responsibility for pollution damage) (and if there is any material and adverse change in any of such relevant circumstances the Borrowers and
          Stena AB undertake to procure that the relevant Shipowner will promptly upon becoming aware of such change provide the Security Agent with information relevant to such change);

     (C)  in the case of a Mortgaged Ship, all other risks whatsoever which are customarily insured against by leading operators of vessels of the same age and type as in accordance with then current industry practice and taking account of the areas in which the Ships may trade from time to time;

     (D)  in the case of a Mortgaged Linkspan, loss or damage by fire, theft, storm or accident and such other risks and matters in respect of which the Linkspan is for the time being required by statute or otherwise to be insured against and generally in accordance with any relevant good shipping industry practice, for not less than the original cost of the
          Linkspan;

     (E)  in the case of a Mortgaged Linkspan, third party claims arising in respect of damage to and loss of property or death or injury to third parties arising directly or indirectly out of the ownership, management, use or operation of the Linkspan or the chartering thereof; and

     (F)  in the case of a Mortgaged Linkspan, all other risks whatsoever which are customarily insured against by leading operators of linkspans of the same age and type as the Linkspan in accordance with then current industry practice and taking account of the area in which the Linkspan is from time to time located;

     provided always that, in respect of the provisions relating to Offshore
     Units contained in Clause 15.2(B), the Security Agent may from time to time as it feels is reasonably appropriate seek advice from HSBC Insurance
     Brokers Ltd. (which advice will be, for the avoidance of doubt, at the
     Borrowers' cost), and if the Security Agent relying upon the advice from
     HSBC Insurance Brokers Ltd. reasonably considers that any of the Offshore
     Units is not insured in accordance with Clause 15.2(B), the Security Agent may give notice to the relevant Shipowner specifying a new level of protection and indemnity cover required for the relevant Offshore Unit, which such Shipowner shall have three (3) Banking Days to arrange at its own cost and provide written confirmation to the Security Agent of the revised cover from its protection and indemnity association.

15.3 PORT RISK COVER

     While a Mortgaged Ship is laid up, port risk insurance may be taken out on such Ship by the relevant Shipowner instead of hull insurance, on normal market terms.

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15.4 TERMS OF COVER

     Each Shipowner shall procure that the Insurances for its Mortgaged Ship and
     Mortgaged Linkspans (if any) shall:-

     (A)  be effected through the Approved Brokers and reputable independent insurance companies and/or underwriters in Europe, North America, the
          Far East and other established insurance markets in OECD countries except that the insurances against protection and indemnity risks may be effected by the entry of the Ship with such protection and indemnity associations which are members of the IGA or, if the IGA has disbanded and there is no successor or replacement body of associations, other leading protection and indemnity associations and the insurances against war risks may be effected by the entry of the
          Ship with leading war risks associations;

     (B)  provide that all amounts payable thereunder shall be payable in
          Dollars, Sterling, Euro or any other currency approved by the Security
          Agent (such approval not to be unreasonably withheld);

     (C)  in all other respects be in a form and on terms customary in the insurance markets in which the cover is placed and/or as otherwise approved by the Security Agent (such approval not to be unreasonably withheld or delayed).

15.5 NOTICE OF ASSIGNMENT OF INSURANCES AND ENDORSEMENT OF THE SECURITY AGENT'S
     INTERESTS

     Each Shipowner and Stena Charterer (as the case may be) shall forthwith upon execution by it of the relevant Insurance Assignment or Deed of
     Covenants or Charterer's Insurance Assignment to be entered into by it in respect of any Mortgaged Ship or Mortgaged Linkspan:-

     (A)  execute a Notice of Assignment of Insurances in respect of the relevant Ship or Linkspan in the form required by the terms of such
          Insurance Assignment or Deed of Covenant or Charterer's Insurance
          Assignment and in accordance with normal market practice serve the same on all brokers, insurance companies, underwriters, protection and indemnity and/or war risks associations through whom any of the policies or entries relating to the Insurances of such Ship or
          Linkspan are effected; and

     (B)  procure that the interests of the Security Agent in the Insurances of such Ship or Linkspan shall be endorsed upon all slips, cover notes, policies, certificates of entry and other instruments of insurance issued or to be issued in connection with the Insurances by means of the incorporation therein of the relevant Loss Payable Clause required by the terms of such Insurance Assignment or Deed of Covenant or
          Charterer's Insurance Assignment and the attachment thereto of the relevant Notice of Assignment of Insurances referred to in Clause
          15.5(A) and/or by such other means and/or in such other form as is customary or appropriate in the insurance market in which the cover is placed and/or as the Security Agent shall otherwise reasonably require and, in the event that any further Mortgaged Ship or Mortgaged Linkspan is delivered to any Stena Charterer under a demise charter after the date of the relevant Charterer's Insurance Assignment entered into by it, such
     Stena Charterer shall perform its

                                       87

     obligations under paragraphs (A) and (B) above in respect of such Mortgaged
     Ship or Mortgaged Linkspan forthwith upon its delivery to such Stena
     Charterer.

15.6 LETTERS OF UNDERTAKING

     Each Shipowner shall procure that the Approved Brokers and any protection and indemnity or war risks association in which its Ship may from time to time be entered shall deliver to the Security Agent a letter or letters of undertaking in such form as the Security Agent may reasonably require having regard to the then current market practice and the practices prescribed by the IGA or any successor association or body and/or the
     Lloyds Insurance Brokers' Committees and/or any other professional association of which the Approved Brokers are members.

15.7 DEPOSIT AND PRODUCTION OF INSURANCE DOCUMENTS

     Each Shipowner shall procure in respect of its Mortgaged Ship and Mortgaged
     Linkspans (if any):-

     (A)  that all original slips, cover notes, policies, certificates of entry and other instruments of insurance issued from time to time in respect of those of the Insurances in respect of its Ship and Linkspans (if any) which are effected through Approved Brokers shall forthwith be deposited with such Approved Brokers and shall thereafter be held by the Approved Brokers to the order of the Security Agent upon and subject to such terms as the Security Agent shall reasonably require having regard to the then current market practice and subject to the rights of any prior assignee thereof;

     (B)  that, as soon as reasonably practicable upon the Security Agent's request therefor, certified copies of the instruments of insurance referred to in paragraph (A) above shall be produced to the Security
          Agent by the Approved Brokers;

     (C)  that, forthwith upon the Security Agent's request therefor, certified copies of all certificates of entry and policies relating to the
          Ship's entry with any protection and indemnity association or war risks association shall be produced to the Security Agent by such protection and indemnity and/or war risks association (as
          appropriate).

15.8 PAYMENT OF PREMIUMS AND CALLS

     Each Shipowner shall punctually pay all premiums, calls, contributions or other sums payable in respect of the Insurances and shall produce to the
     Security Agent all relevant receipts or other evidence of payment when so required by the Security Agent.

15.9 WAIVER OF BROKER'S LIEN

     Where any of the insurances effected through Approved Brokers form part of a fleet cover and such Approved Brokers are or would be entitled to exercise rights of set-off or cancellation in relation to claims under such
     Insurances relating to a Mortgaged Ship or Mortgaged Linkspan for non-payment of premiums in respect of other vessels or linkspans covered by the same Insurances, such Shipowner shall use its reasonable endeavours
     (having regard to then current market practice including the practice prescribed by the Lloyds Insurance Brokers' Committee and/or any other professional association of which the Approved Brokers are members) to procure that the Approved

                                       88

     Brokers shall undertake to the Security Agent:-

     (A)  not to exercise against the policy or against any claims in respect of the Ship or Linkspan (as the case may be) any lien or right of set off for unpaid premiums in respect of vessels or linkspans other than the
          Ship or Linkspan covered under such fleet cover or for unpaid premiums in respect of any other such policies of insurance;

     (B)  not to cancel the insurances for the Ship or Linkspan or by reason of the non-payment of premiums for vessels or linkspans (other than any
          Mortgaged Ships or Mortgaged Linkspans) covered by such fleet cover;

     or, in lieu of the undertakings referred to in paragraphs (A) and (B) to issue a separate policy of insurance in respect of the Ship or Linkspan (as the case may be) as and when the Security Agent may reasonably so require.

15.10 RENEWAL OF INSURANCES

     Each Shipowner shall renew the Insurances (or relevant part thereof) in respect of its Mortgaged Ship and Mortgaged Linkspans (if any) before the relevant policies, contracts or entries expire and shall procure that the
     Approved Brokers and/or the relevant protection and indemnity association or war risks association or relevant Approved Manager shall promptly confirm in writing to the Security Agent as and when each such renewal has been effected.

15.11 EXECUTION OF GUARANTEES

     Each Shipowner shall promptly arrange for the execution and delivery of such guarantees in respect of its Mortgaged Ship as may from time to time be required by any protection and indemnity or war risks association in accordance with its rules or the terms of entry of the Ship.

15.12 INFORMATION FROM BROKERS

     Each Shipowner shall procure that the Approved Brokers and the managers of any protection and indemnity and/or war risks association with which its
     Ship is entered shall give to the Security Agent such information as to the
     Insurances relating thereto as the Security Agent may reasonably request.

15.13 RESTRICTION ON AMENDMENTS TO COVER

     No Shipowner shall without the prior consent of the Security Agent (such consent not to be unreasonably withheld or delayed), make any alteration to the terms of any of the Insurances of a Mortgaged Ship or Mortgaged
     Linkspan which would or could reasonably be expected to have a material adverse effect on the rights or interests of the Security Agent nor shall any Shipowner take any action or omit to take any action or suffer any act or omission which would or would be likely to render any of the Insurances invalid, void, voidable, suspended, defeated or unenforceable or render any sum payable thereunder repayable in whole or in part (save and to the extent that replacement cover has been effected in accordance with this
     Clause 15).

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15.14 MAJOR CASUALTIES RELATING TO MORTGAGED SHIPS

     In the event of a Major Casualty relating to any Mortgaged Ship the proceeds of insurance claims in respect of such Major Casualty shall, subject to the rights of any charterer (other than a Stena Charterer), be paid to the Security Agent in accordance with the relevant Loss Payable
     Clauses and:-

     (A)  if no Event of Default has occurred and is continuing, such proceeds shall be applied by the Security Agent in or towards payment on behalf of the relevant Shipowner or bareboat charterer to the relevant repairer, salvor or other relevant creditor in respect of the cost of repairs, salvage or other charges unless the Shipowner or bareboat charterer has first fully repaired the damage or secured complete discharge of the liability insured against or otherwise made good the loss in which case the Security Agent shall reimburse the Shipowner or bareboat charterer therefor up to the amount received by the Security
          Agent provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a Major
          Casualty, make payment on account of repairs in the course of being effected; or

     (B)  if an Event of Default has occurred and is continuing, and the Agent has given notice in accordance with Clause 19.2 the Security Agent shall be entitled to apply such proceeds in the manner specified in
          Clause 11.10.

15.15 MINOR CASUALTIES RELATING TO MORTGAGED SHIPS; CASUALTIES RELATING TO
     MORTGAGED LINKSPANS

     Each Shipowner or relevant Stena Charterer shall apply all sums receivable under the Insurances in respect of its Mortgaged Ship or Mortgaged
     Linkspans (as the case may be) as are paid to it in accordance with the relevant Loss Payable Clauses for the purpose of fully repairing the damage or securing complete discharge of the liability insured against or otherwise making good the loss in respect of which such sums shall have been received and/or reimbursing itself for the expense of having previously carried out such repairs, discharging such liability or making good such loss.

15.16 TOTAL LOSSES RELATING TO MORTGAGED LINKSPANS

     In the event of a Total Loss relating to any Mortgaged Linkspan the proceeds of insurance claims in respect of such Total Loss shall be paid to the Security Agent in accordance with the relevant Loss Payable Clauses and:-

     (A)  if no Event of Default has occurred and is continuing, such proceeds shall be applied by the Security Agent in or towards payment on behalf of the relevant Shipowner for the purchase of a replacement Linkspan
          (it being a condition of such payment that the relevant Shipowner execute a Linkspan Mortgage in favour of the Security Agent immediately upon its acquisition of title to such replacement Linkspan and that, to the extent that to do so is consistent with market practice, the Shipowner assign to the Security Agent the benefit of the relevant building contract and any refund guarantee (or provide other security acceptable to the Majority Banks) where any proceeds of the Total Loss are paid over to the manufacturer or supplier of the replacement Linkspan before the relevant Shipowner acquires title thereto); and

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     (B)  if an Event of Default has occurred and is continuing, and the Agent has given notice in accordance with Clause 19.2 the Security Agent shall be entitled to apply such proceeds in the manner specified in
          Clause 11.10.

15.17 RECEIPT OF PROCEEDS BY THE SHIPOWNER

     If, despite the provisions of the relevant Loss Payable Clauses, any
     Shipowner or relevant Stena Charterer receives any proceeds of an insurance claim in respect of a Major Casualty relating to its Mortgaged Ship or
     Total Loss relating to its Mortgaged Linkspan before having repaired the damage or discharged the liability or otherwise made good the loss in respect of which the moneys are paid, such Shipowner shall immediately pay such proceeds to the Security Agent who shall apply them in accordance with the relevant provisions of Clause 15.14 or Clause 15.16 and until payment thereof to the Security Agent the relevant Shipowner or relevant Stena
     Charterer shall hold the proceeds on trust for the Security Agent.

15.18 RESTRICTION ON SETTLEMENT OF CLAIMS

     Subject to the rights of any charterer (other than a Stena Charterer), no
     Shipowner shall without the prior written consent of the Security Agent settle, compromise or abandon any claim under the Insurances for a Total
     Loss or Major Casualty relating to its Mortgaged Ship or Mortgaged Linkspan
     (if any).

15.19 ASSISTANCE BY THE SHIPOWNER

     Each Shipowner undertakes to do all things and provide all documents, evidence and information as may be necessary to enable the Security Agent to collect or recover any moneys which at any time become due in respect of the Insurances relating to its Mortgaged Ship or Mortgaged Linkspans (if any) and for such purpose (but without limitation) such Shipowner shall permit the Security Agent if necessary to sue in that Shipowner's name.

15.20 EMPLOYMENT IN CONFORMITY WITH INSURANCE COVER

     No Shipowner will at any time employ its Mortgaged Ship or Mortgaged
     Linkspans (if any) or suffer them to be employed except in conformity with the terms of the Insurances (including any express or implied warranties)
     without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe and before allowing its Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers or which is rendered dangerous by reason of hostility in any part of the world (whether war be declared or not) to effect such special insurance cover so as to ensure that such Ship is fully insured against war risks in accordance with this Clause 15 while in such zone.

15.21 MAP COVER

     If at any time during the Security Period a tanker becomes a Mortgaged
     Ship, its relevant Shipowner will indemnify the Security Agent for the reasonable costs of taking out a mortgagee's interest insurance -
     additional perils (pollution) policy in respect of that Mortgaged Ship upon such terms and in such amount (not exceeding an amount equal to 110% of the
     Relevant Insured Amount for such Mortgaged Ship) as the Security Agent, acting on the instructions of the Majority Banks, shall reasonably require, after

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     consultation with the Borrowers as to the selection of brokers and insurance companies through and with whom such insurances are to be effected with the intention to obtain at each time best possible market conditions with regard to the terms and premiums, provided further that it shall only be reasonable for such cover to be taken out at the relevant
     Shipowner's expense if its Mortgaged Ship trades to the Exclusive Economic
     Zone (as defined in the United States Oil Pollution Act, 1990) or to any
     other jurisdiction having laws in respect of pollution liability where there is a possibility of the Shipowner's liability in respect of a pollution incident relating to its Mortgaged Ship exceeding the amount of its protection and indemnity cover and such liability would or may give rise to a lien or other claim against the Mortgaged Ship ranking in priority ahead or alongside the Security Agent's rights under its relevant
     Ship Mortgage thereon.

16   SHIP AND LINKSPAN COVENANTS : OPERATION AND MAINTENANCE

16.1 DURATION

     Stena AB and the Borrowers undertake to the Agent, the Security Agent, the
     Issuing Banks, the Standby Lender, the Co-Arrangers and the Banks that throughout the Security Period they will procure that in relation to each
     Mortgaged Ship and each Mortgaged Linkspan:-

     (A)  during any period for which the Ship or Linkspan is in service under a bareboat charter to a charterer which is not a member of the Stena AB
          Group, the Shipowner and each Stena Charterer of the relevant Ship or
          Linkspan will use its reasonable endeavours to procure that:-

          (i)  the covenants as to registration, operation and maintenance of the relevant Ship or Linkspan are complied with by the person on whom such obligations are imposed; and

          (ii) in the case of a Mortgaged Ship or Mortgaged Linkspan which is let on bareboat charter hereafter, the relevant bareboat charter includes obligations on the charterer not materially less
               favourable to the Shipowner or Stena Charterer as disponent owner than those set out in Schedule 8;

          provided that following the occurrence of an Event of Default and for so long as such Event of Default is continuing Stena AB and the
          Borrowers shall procure that the Shipowners and each Stena Charterer will comply with the directions of the Security Agent in relation to the exercise of its rights under each charterparty or other contract of employment relating to its Mortgaged Ship and Mortgaged Linkspans
          (if any); and

     (B)  during any period for which the Ship or Linkspan is not employed on a bareboat charter as described in paragraph (A) above, the Shipowner will comply and/or procure that any Stena Charterer who is chartering the Ship or Linkspan under a bareboat charter will comply with the covenants set out in Clauses 16.3 through 16.17.

16.2 SHIP AND LINKSPAN REGISTRATION

     Each Shipowner shall:-

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     (A)  maintain the registration of its Mortgaged Ship under the registry of the Flag State at the Port of Registry; and

     (B)  maintain the registration of its Mortgaged Linkspan under the registry of the Flag State (but only if such Linkspan is capable of registry in a ship registry or other central or public registry)

     and (save pursuant to and in accordance with Clause 23.12) shall not do or omit to do anything or suffer any act or omission whereby such registration may be forfeited or imperilled.

16.3 STANDARD OF MAINTENANCE

     Each Shipowner shall keep its Mortgaged Ship and Mortgaged Linkspans (if any) in a good and efficient state of repair so as (in the case of each
     Ship) to entitle such Ship to its Classification with a Classification
     Society free of any requirement or recommendation affecting class which has not been complied with in accordance with its terms and (in the case of each Ship and Linkspan) so as to comply with all material legislation of the Flag State and all other legislation, regulations and requirements of any government, governmental agency or other regulatory authority
     (statutory or otherwise) from time to time applicable to such Ship and
     Linkspans. Each Shipowner shall procure that all appropriate repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of its Mortgaged Ship or Mortgaged Linkspans.

16.4 REMOVAL OF PARTS AND EQUIPMENT

     No part or item of equipment whose removal would materially reduce the value of any Mortgaged Ship or Mortgaged Linkspan shall be removed from such Ship or Linkspan unless it is replaced promptly by a suitable part or item and the replacement part or item:-

     (A)  is in the same or better condition than that part or item removed or enhances the value and/or earning capacity of such Ship or Linkspan;

     (B)  is (or upon its installation on board such Ship or Linkspan will become) legally and beneficially wholly owned by the relevant
          Shipowner;

     (C)  is free from Liens other than Permitted Ship Liens; and

     (D)  with effect from its installation on board such Ship or Linkspan is subject to the security constituted by the Ship Mortgage or Linkspan
          Mortgage (as the case may be) thereon.

16.5 RESTRICTION ON MODIFICATIONS

     No Shipowner shall, without the prior consent of the Agent (such approval not to be unreasonably withheld or delayed), make any modifications to its
     Mortgaged Ship or any Mortgaged Linkspan or any part thereof which would or might materially and adversely alter the structure, type or performance characteristics of such Ship or Linkspan or materially reduce its value.

16.6 EQUIPMENT BELONGING TO THIRD PARTIES

     No Shipowner shall, without the prior consent of the Agent (such approval not to be

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     unreasonably withheld or delayed), install on its Mortgaged Ship or
     Mortgaged Linkspan any equipment belonging to a third party which cannot be removed without causing significant damage to the structure or fabric of such Ship or Linkspan.

16.7 SURVEY

     Each Shipowner shall submit its Mortgaged Ship to such periodical or other surveys as may be required for classification purposes and, if so required by the Agent, such Shipowner shall supply to the Security Agent copies of all survey reports in respect thereof.

16.8 INSPECTION

     Each Shipowner shall permit surveyors or other persons appointed by the
     Agent to board its Mortgaged Ship at all reasonable times (but so as not to interfere with the ordinary operation of the Ship) for the purpose of inspecting her condition and her class or other records or satisfying themselves as to repairs proposed or already carried out subject to such persons and the Security Agent signing an indemnity and/or waiver letter reasonably required by the relevant shipyard or the Shipowner or relevant bareboat charterer. Each Shipowner shall afford all proper and reasonable facilities for such inspections and also for inspections of the Mortgaged
     Linkspans if reasonably required by the Agent.

16.9 EMPLOYMENT OF SHIPS

     No Shipowner shall knowingly or recklessly employ its Mortgaged Ship or suffer her employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose such Ship to penalties or sanctions.

16.10 INFORMATION

     Each Shipowner shall promptly provide the Agent with all such information which the Agent may periodically and reasonably require regarding its
     Mortgaged Ship and its Mortgaged Linkspans (if any), their employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise concerning such Ship or Linkspans.

16.11 PAYMENT OF TRADING EXPENSES AND WAGES

     Each Shipowner shall promptly pay all tolls, dues and other outgoings whatsoever in respect of its Mortgaged Ship, its Mortgaged Linkspans (if any) and their Insurances and keep accounts in respect thereof in accordance with its current practice. As and when the Agent may so reasonably require each Shipowner shall make such accounts available for inspection on behalf of the Agent and shall provide evidence satisfactory to the Security Agent that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions from crew's wages in respect of any tax and/or social security liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage (if any) then in progress or completed prior to such inspection.

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16.12 AVOIDANCE AND DISCHARGE OF OTHER LIENS

     Each Shipowner shall in accordance with good shipping industry practice pay and discharge or cause to be paid and discharged all debts, damages and liabilities whatsoever which have given rise, or may give rise, to maritime, statutory or possessory liens on or claims enforceable against its Mortgaged Ship or its Mortgaged Linkspans (if any) under the laws of all countries to whose jurisdiction such Ship or Linkspans may from time to time be subject. If any Mortgaged Ship or Mortgaged Linkspan is arrested pursuant to legal process or detained in exercise or purported exercise of any such lien or claim as aforesaid the relevant Shipowner shall use all reasonable endeavours to procure the release of the Ship or Linkspan from such arrest or detention as soon as reasonably practicable after receiving notice thereof by providing bail or taking such other steps as the circumstances may require (but, in the case of an arrest or detention as a consequence of claims or alleged claims against a charterer of such Ship or
     Linkspan which is not a member of the Stena AB Group, the relevant
     Shipowner or Stena Charterer may defer procuring such release if it reasonably considers it to be in the best commercial interests of the Stena
     AB Group and provided that, unless otherwise agreed by the Agent, and for so long as so doing does not involve any imminent likelihood of a sale of such Ship or Linkspan by order of any court of competent jurisdiction).

16.13 NOTICE OF MORTGAGE

     Each Shipowner will do everything necessary under the laws of any relevant jurisdiction for the purpose of perfecting and maintaining the Ship
     Mortgage in relation to its Mortgaged Ship and the Linkspan Mortgage in relation to each of its Mortgaged Linkspans (if any) as a valid and enforceable mortgage and for preserving the priority of such Ship Mortgage and Linkspan Mortgage and, in particular (but without limitation), it will keep on board its Ship each such document or record as may be required by law and cause such particulars relating to the relevant Ship Mortgage and
     Linkspan Mortgages to be recorded as may be required by law.

16.14 NOTIFICATION OF CERTAIN EVENTS

     Each Shipowner shall notify the Agent by telefax promptly upon the same coming to its knowledge and in reasonable detail of:-

     (A)  any casualty to its Mortgaged Ship which is or is likely to be a Major
          Casualty;

     (B)  any occurrence in consequence whereof its Mortgaged Ship or any
          Mortgaged Linkspan has become or is likely to become a Total Loss;

     (C)  any requirement or recommendation made by its Classification Society or by any competent authority in respect of its Mortgaged Ship which has not been complied with by the date by which it is required to be complied with (as extended by agreement with the Classification
          Society) other than any such requirement or recommendation the imposition of which is being contested in good faith by the relevant
          Shipowner;

     (D)  any arrest or detention of its Mortgaged Ship or any Mortgaged
          Linkspan or the exercise or purported exercise of any lien on such
          Ship or Linkspan;

     (E)  its Mortgaged Ship or, if capable of registration, its Mortgaged
          Linkspan ceasing to be registered under the laws of its Flag State or anything which is done or

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          omitted to be done whereby such registration may be imperilled.

16.15 RESTRICTIONS ON EMPLOYMENT

     Except with the prior written consent of the Agent, no Shipowner and no
     Stena Charterer shall let or employ a Mortgaged Ship or a Mortgaged
     Linkspan:-

     (A)  on demise charter for any period;

     (B)  on any time or consecutive voyage charter or (in respect of a rig or drilling unit) under any drilling contract for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twenty-five (25) months' duration; or

     (C)  on terms which permit the charterer or operator to purchase the Ship or Linkspan (save for an option price which reflects the market value of such Ship or Linkspan at the time the relevant option is exercisable or a reasonable pre-estimate of such value having regard to the other terms of the relevant charter and save for a charter which is a hire purchase or conditional sale agreement on Credit
          Terms);

     provided however that:-

          (i)  no such consent shall be required in respect of a charter or drilling contract to a Stena Charterer provided that the relevant
               Stena Charterer has executed and delivered to the Agent a
               Charterer's Subordination Undertaking and (if the charter is a demise charter) a Charterer's Insurance Assignment in relation to the Mortgaged Ship and (if relevant) the Mortgaged Linkspans and the Approved Manager shall have delivered to the Security Agent a
               Manager's Subordination Undertaking in relation thereto; and

          (ii) in respect of the matters referred to in sub-paragraph (B) of this Clause 16.15 the Agent's consent shall be deemed to have been given thereto if the relevant Shipowner shall not have been informed by the Agent either in writing or by word of mouth that such consent is refused within two (2) Banking Days in Gothenburg and London of the time at which the relevant Shipowner's
               application for such consent was received by the Agent; and

          (iii) the Agent shall not unreasonably withhold its consent to any charter or drilling contract and it shall not for this purpose be reasonable to withhold consent or to impose conditions on its consent either (a) by reason of the failure of the proposed charterer (other than a Stena Charterer) or operator to agree to grant an assignment of its interest in the Insurances of the Ship and/or Linkspan and/or to agree to subordinate its rights in respect of the Ship and/or Linkspan and/or to agree to
               subordinate its rights in respect of the Ship and/or Linkspan to those of the Security Agent as its mortgagee and/or assignee of its Insurances (in each case either at all or on terms required by the Agent) and/or to agree the terms of the relevant charter or drilling contract reflecting or containing the provisions of
               Clauses 15 and/or 16 or (b) by reason of the duration of the charter or drilling contract and/or the identity and/or
               creditworthiness of the charterer or operator or (c) by reason of the relevant Shipowner and/or any charterer

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               (including a Stena Charterer) and/or any operator failing to agree to assign its rights under the relevant charter or drilling contract and/or in respect of the Earnings of the Ship and/or
               Linkspan as security for the obligations of the Borrowers
               pursuant to the Security Documents or (d) by reason of any bareboat charterer or operator (other than a Stena Charterer)
               requiring the Security Agent as mortgagee to enter into a quiet enjoyment undertaking in its favour in substantially the form set out in Schedule 9 or such other form as the Borrowers may
               reasonably require which is not materially more onerous on the
               Security Agent than that set out in Schedule 9 (in which case the
               Security Agent undertakes to issue such undertaking). The
               Security Agent further undertakes to issue a quiet enjoyment undertaking in such form in favour of any other charterer or operator of a Mortgaged Ship or Mortgaged Linkspan (other than a
               Stena Charterer) if required by the Borrowers in respect of any charter or drilling contract for which the Agent's consent is not required under this Clause 16.15.

16.16 MANAGEMENT

     No Shipowner or Stena Charterer shall appoint any manager of a Mortgaged
     Ship or Mortgaged Linkspan other than an Approved Manager and each Approved
     Manager of a Mortgaged Ship or Mortgaged Linkspan so appointed by any
     Shipowner or Stena Charterer shall execute and deliver to the Security
     Agent a Manager's Subordination Undertaking in relation to each of the
     Mortgaged Ships and Mortgaged Linkspans from time to time managed by it.

16.17 ISM COMPLIANCE AND ISPS CODE COMPLIANCE

     Each Shipowner and Stena Charterer shall comply, or use its reasonable endeavours to procure that any other relevant person such as the Approved
     Manager or bareboat charterer who has assumed the responsibility for operation of its Mortgaged Ship will comply, in all material respects with the ISM Code and the ISPS Code (or any replacement thereof).

17   COVENANTS IN RESPECT OF THE PORTS

17.1 DURATION

     Stena AB and the Borrowers undertake to the Agent, the Security Agent, the
     Issuing Banks, the Standby Lender, the Co-Arrangers and the Banks that throughout the Security Period they will procure that in relation to each
     Mortgaged Port the Port Owner will comply with the covenants set out in
     Clauses 17.2 through 17.16.

17.2 INSURANCE

     Save where the provisions of Clause 17.4 are applicable, each Port Owner shall:-

     (A)  insure and keep insured all such buildings, fixtures, fittings, plant and machinery on its Mortgaged Port as are in each case used or required in the ordinary course of the Stena AB Group's business
          (other than those in respect of which the Security Agent agrees that insurance is not reasonably required) with such insurer and against such risks and in such amounts (being no less than their full reinstatement value if realistically capable of being so severely damaged as to

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          require reinstatement) and otherwise upon such terms as the Security
          Agent may reasonably require;

     (B)  use its best endeavours to procure that a note of the Security Agent's interest is endorsed on all insurance policies relating thereto; and

     (C)  (if the Security Agent so requires) produce to or deposit with the
          Security Agent all such insurance policies in respect of its Mortgaged
          Port and the receipts for all premiums and other payments necessary for effecting and keeping up such policies.

17.3 SECURITY AGENT'S RIGHT TO REMEDY BREACH OF INSURANCE COVENANTS

     If a Port Owner fails to comply with any of its obligations under Clause
     17.2 in respect of its Mortgaged Port (whether or not the Port Mortgage relating thereto shall have become enforceable) the Security Agent may, but without being under any duty to do so, itself insure and keep insured any of the buildings, fixtures, fittings, plant and machinery which the relevant Port Owner has in Clause 17.2 covenanted to insure in each case in accordance with the provisions of Clause 17.2 and the Port Owner shall be liable to the Security Agent for the expense of the Security Agent in so doing.

17.4 LEASEHOLD PROPERTY INSURED BY LESSOR

     If the interest of any Port Owner in its Mortgaged Port or any part thereof is leasehold and the lessor (or any superior lessor) covenants to insure
     (or procure the insurance of) the same the relevant Port Owner shall:-

     (A)  provide the Security Agent with details of the insurance of such Port and provide the Security Agent with a copy of the insurance policies and any subsequent endorsements if such Port Owner has the right to obtain the same from the landlord and has so obtained the same;

     (B)  provide the Security Agent with receipts or other evidence of the payment of all premiums under such policies of insurance if such Port
          Owner has the right to obtain the same from the landlord and has so obtained the same;

     (C)  insure separately (in accordance with the provisions of Clause 17.2)
          against such risks as are referred to in Clause 17.2 for additional sums required by the Security Agent (or failing such requirement in accordance with the practice in respect of assets of the same type from time to time current amongst prudent businessmen) not insured by the lessor but only to the extent that such Port Owner is not prohibited from doing so under the terms of the relevant lease; and

     (D)  take all steps open to it to enforce the insurance and (unless the
          Security Agent agrees otherwise) reinstatement covenants on the part of the lessors and any superior lessors. The Security Agent shall not unreasonably withhold its approval to a request from the relevant Port
          Owner that it terminate the relevant lease in lieu of enforcing the reinstatement covenants therein if, in the reasonable opinion of such
          Port Owner, it would be commercially advantageous to it to do so.

17.5 NOTIFICATION AND SETTLEMENT OF INSURANCE CLAIMS

     The relevant Port Owner shall as soon as possible give notice to the
     Security Agent of all

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     claims in respect of its Mortgaged Port made under each policy of insurance referred to in Clause 17.2 and 17.4 estimated to be in excess of $2,000,000
     (or the equivalent in any other currency) and of all facts and matters relating to such claims. Subject to complying with its obligations to any lessor or tenant under any existing lease, the relevant Port Owner shall not agree to the settlement of any such claim without the prior written consent of the Security Agent.

17.6 APPLICATION OF INSURANCE PROCEEDS

     Subject to the obligations of the relevant Port Owner to any tenant in respect thereof, all sums at any time payable under any policies of insurance relating to a Mortgaged Port shall be paid to the Security Agent and shall be applied in making good or recouping expenditure in respect of the loss or damage for which such moneys are received or as the Security
     Agent may otherwise require (and if the same is not paid directly to the
     Security Agent by the insurers then the relevant Port Owner shall hold the same on trust for the benefit of the Security Agent and shall account to the Security Agent accordingly) provided however that until the Security
     Agent otherwise requires by notice in writing to the relevant Port Owner, such Port Owner will not be required so to pay to the Security Agent any such sums in respect of any claim for $2,000,000 (or the equivalent in any other currency) or less.

17.7 REPAIR

     Each Port Owner shall keep its Mortgaged Port in good and substantial repair and condition and (when necessary) replace all such buildings, fixtures, fittings, plant and machinery thereon as are in each case used or required in the ordinary course of the Stena AB Group's business but not where the relevant Port Owner reasonably considers that repair or replacement is not necessary or desirable to enable it efficiently to carry on its business.

17.8 SECURITY AGENT'S RIGHT TO REMEDY BREACH OF REPAIR COVENANTS

     If a Port Owner fails to comply with any of its obligations under Clause
     17.7 in respect of its Mortgaged Port (whether or not the Port Mortgage relating thereto shall have become enforceable) the Security Agent may, but without being under any duty to do so, itself repair any such buildings, fixtures, fittings, plant and machinery which the relevant Port Owner has in Clause 17.7 covenanted to repair (and for such purpose the Security
     Agent may enter upon the Mortgaged Port or any part thereof without being deemed to have gone into possession thereof).

17.9 MAINTENANCE

     None of the Port Owners will, without the prior written consent of the
     Security Agent (such consent not to be unreasonably withheld), pull down or remove the whole or any part of any buildings on its Mortgaged Port or sever or unfix or remove any of the fixtures thereon or (except for the purpose of effecting necessary repairs thereto or of replacing the same with new or improved models or substitutes) remove any of the plant and machinery forming part of such Mortgaged Port except where:-

     (A)  it is required to do so pursuant to any mandatory local authority or other requirement;

     (B)  the effect of doing so will not materially reduce the value of such
          Mortgaged Port;

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     (C)  if there is a material reduction in the value of such Mortgaged Port following the removal of any plant or machinery therefrom, such plant or machinery is removed to another Mortgaged Port which is subject to a Port Mortgage in favour of the Security Agent and there is an increase in the value of that Mortgaged Port commensurate with the decrease in value of the first Mortgaged Port; or

     (D)  the relevant building, fixture, plant or machinery is disposed of in accordance with Clause 9.3.

17.10 NOTIFICATION OF PLANNING AUTHORITY NOTICES, ETC.

     Each of the Port Owners will, within seven (7) days after becoming aware thereof, give to the Security Agent a copy of any notice, order, direction, designation, resolution or proposal having specific application to its
     Mortgaged Port or any part thereof or to the locality in which the same is situate given or made by any planning authority or other public body or authority whatsoever the compliance with which is likely to have a material adverse effect on the value of the Mortgaged Port concerned and (if the
     Security Agent so requires or if such Port Owner is obliged by law to do so and so decides) that it will forthwith and at the cost of such Port Owner take all reasonable and necessary steps to comply with any such notice, order, direction, designation or resolution and make or join with the
     Security Agent in making such objections or representations in respect of any such proposal as the Security Agent may require.

17.11 PERFORMANCE OF COVENANTS

     Each of the Port Owners will:-

     (A)  observe and perform all material covenants, stipulations and conditions to which its Mortgaged Port or any part thereof or the user thereof is now or may hereafter be subjected so far as the same are still subsisting and capable of being enforced and of which such Port
          Owner receives written notice that it is in breach thereof from the person entitled to enforce the same (including all material covenants and obligations of such Port Owner as lessor);

     (B)  (without prejudice to the generality of the foregoing) as regards any lease under which all or any part of its Mortgaged Port is held, duly and punctually pay all rents due or to become due thereunder and perform and observe all the material covenants and conditions on the part of the tenant which are therein contained; and

     (C)  notify the Security Agent of any material claim, notice or proceedings in respect of any (alleged) breach of any of the foregoing.

17.12 RESTRICTION ON LICENCES, TENANCIES AND LEASES

     Except with the prior written consent of the Security Agent (which consent shall not be unreasonably withheld and which shall not be withheld at all where the relevant Port Owner is contractually obliged to any existing lessor or tenant to perform the act for which the Security Agent's consent is required), no Port Owner shall grant or agree to grant or vary or agree to vary any licence or tenancy affecting all or any part of its Mortgaged
     Port nor exercise the powers of leasing or agreeing to lease or of accepting or agreeing to accept surrenders conferred by Sections 99 and 100 of the Law of Property Act 1925 nor in any other way dispose or agree to dispose of or create any legal or

                                       100

     equitable estate or interest in or otherwise part with or share possession or occupation of its Mortgaged Port or any part thereof to or with any person (other than another member of the Stena AB Group) where this would materially and adversely affect the value of the Port or the profitability of the business carried out thereat.

     It is agreed for the purpose of this Clause 17.12 that there will be no material and adverse effect on the value of a Mortgaged Port or the profitability of any business carried out thereat where:-

     (A)  the relevant Port Owner grants a lease or licence of any part of the
          Port for a term not exceeding twenty five (25) years on proper commercial terms with rents to be reviewed at reasonable intervals of not more than five (5) years if appropriate and at either:-

          (i)  the best rent reasonably obtainable in the open market without taking a fine or premium or other capital consideration; or

          (ii) at a lower rent where the relevant Port Owner is satisfied that it is in the best commercial interests of the business carried on at the Port that the lease or licence should be granted; and

     (B)  in any case where the term of any lease is for not more than five (5)
          years the letting excludes the provisions of Sections 24 to 28 of the
          Landlord and Tenant Act 1954

     and such lease or licence would have no material adverse effect on the use of the Port for the purpose of any undertaking carried on at the Port.

17.13 LAND REGISTRATION ACT 2002

     In respect of any Port situated in England and Wales, each of the Port
     Owners shall procure that no person shall be registered under the Land
     Registration Act 2002 as proprietor of its Mortgaged Port or any part thereof who is not now or when the same is acquired by the relevant Port
     Owner so registered without the prior written consent of the Security Agent
     (provided always that this restriction shall not apply to any lease granted pursuant to Clause 17.12) and the relevant Port Owner shall be liable for the costs incurred by the Security Agent in lodging from time to time cautions against the first registration of title at H.M. Land Registry to its Mortgaged Port.

17.14 RESTRICTION ON DEVELOPMENT

     Each of the Port Owners undertakes in respect of its Mortgaged Port that, where this would materially and adversely affect the value of its Mortgaged
     Port, it will not without the prior written consent of the Security Agent:-

     (A)  carry out or permit or suffer to be carried out any development (as defined in the Planning Acts) on such Mortgaged Port or any part thereof; or

     (B)  materially change or permit or suffer to be materially changed the use of such Mortgaged Port or any part thereof.

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17.15 COMPLIANCE WITH PLANNING ACTS

     None of the Port Owners will do or omit or permit or suffer to be done or omitted any act, matter or thing in, on or respecting its Mortgaged Port or any part thereof which is required to be omitted or done by the Planning
     Acts or any other Acts or statutory provisions whatever or which shall contravene the provisions of such Acts or any of them and each Port Owner will at all times indemnify and keep indemnified the Security Agent against all actions, proceedings, costs, expenses, claims and demands whatsoever in respect of any such matter or thing contravening the provisions of the said
     Acts or any of them as aforesaid.

17.16 PAYMENT OF OUTGOINGS

     Each of the Port Owners will pay, and indemnify the Agent, the Security
     Agent, the Issuing Banks, the Standby Lender, the Co-Arrangers and the
     Banks against, all claims in respect of rates, taxes, duties, charges, assessments and outgoings assessed or charged upon its Mortgaged Port or payable by the owner or occupier.

17.17 INSPECTION

     Each of the Port Owners undertakes in respect of its Mortgaged Port that it will permit the Security Agent and any duly authorised agent, architect or surveyor of the Security Agent to have access to such Port or any part thereof at all reasonable times (but so as not to interfere with the ordinary conduct of business at such Port) upon prior appointment for the purpose of inspecting the same.

18   CONDITIONS

18.1 DOCUMENTS AND EVIDENCE

     The obligation of each Bank to make its Commitment available and of the
     Standby Lender to make the Standby Commitment available and of the New
     Guarantee Provider to issue Bank Guarantees shall be subject to the condition that the Agent, or its duly authorised representative, shall have received all the documents and evidence specified in Schedule 6 in form and substance satisfactory to the Agent.

18.2 GENERAL CONDITIONS PRECEDENT

     The obligation of each Bank to make its Commitment available and of the
     Standby Lender to make the Standby Commitment available and of the New
     Guarantee Provider to issue Bank Guarantees shall be subject to the further conditions that, as at the Availability Date:-

     (A)  the representations and warranties contained in Clauses 13.1 and 13.2 are true and correct on and as of the Availability Date as if each was made with respect to the facts and circumstances existing at such time;

     (B)  no Default shall have occurred and be continuing or would result from the making of an Advance or a drawing under the Standby Facility or the issue of a Bank Guarantee on the Availability Date;

     (C)  since 30 June 2004, nothing shall have occurred (and neither the Agent nor any of the Banks shall have become aware of any condition or circumstance not

                                       102

          previously known to it or them) the effect of which is materially to imperil, delay or prevent the due fulfilment by any Security Party of all or any of its material payment obligations under the Security
          Documents;

     (D)  no litigation, arbitration or administrative proceedings by any entity
          (private or governmental) shall be current or pending against the
          Borrowers and/or Stena AB which, if adversely determined, are likely materially to imperil, delay or prevent the due fulfilment by any
          Security Party of all or any of its material payment obligations under the Security Documents.

18.3 WAIVER OF CONDITIONS PRECEDENT

     The conditions specified in this Clause 18 are inserted solely for the benefit of the Banks and the Standby Lender and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instruction of all the Banks (in respect of any Advance or
     Bank Guarantee) or on the instructions of the Standby Lender (in respect of any drawing under the Standby Facility) without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Advance or Bank
     Guarantee or drawing under the Standby Facility.

18.4 FURTHER CONDITIONS PRECEDENT IN RESPECT OF BANK GUARANTEES

     Not later than three (3) Banking Days prior to the date on which a Bank
     Guarantee is to be issued, the Agent may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the
     Agent on such request, in relation only to the issue of such Bank
     Guarantee, further favourable certificates and/or opinions as to any or all of the relevant matters which are the subject of Clauses 13, 14, 15, 16,
     17, and 19.

18.5 NOTIFICATION TO BANKS

     The Agent shall notify the Banks promptly after receipt by it of the documents and evidence referred to in Clause 18.1 in form and substance satisfactory to it.

19   DEFAULT

19.1 EVENTS OF DEFAULT

     Each of the events set out below is an Event of Default:-

     (A)  NON-PAYMENT

          any Security Party does not pay within three (3) Banking Days of the due date any amount payable by it under any Security Document at the place and in the currency in which it is expressed to be payable or, in the case of amounts due on demand, within seven (7) Banking Days of receipt of the relevant demand;

     (B)  BREACH OF OTHER OBLIGATIONS

          any Security Party fails to comply with any other provision of any
          Security Document in a material respect and (unless in the reasonable opinion of the Agent incapable of remedy) such action as the Agent may require shall not have been taken within a period of twenty one (21)
          days of the Agent notifying the relevant Security Party of such default and of such required action or within two (2)

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          Banking Days of such notification in relation to any breach of any insurance covenant leading to a possible avoidance of insurance cover;

     (C)  MISREPRESENTATION

          any representation or warranty made or repeated by any Security Party in any Security Document or in any certificate, statement or opinion delivered by or on behalf of any Security Party thereunder or in connection therewith is incorrect in a material respect when made or repeated and (unless in the reasonable opinion of the Agent incapable of remedy) action has not been taken by the relevant Security Party to ensure that such representation or warranty is rendered correct within twenty one (21) days of the Agent notifying the relevant Security
          Party;

     (D)  CROSS-ACCELERATION

          at any time the aggregate amount at such time of:-

          (i)  the amount of any Financial Indebtedness of the Security Parties which is not paid when due or within any originally applicable grace period relating thereto and remains unpaid or which has been declared due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant person of a voluntary right of prepayment or upon mandatory prepayment as a result of a change of law or other circumstances not constituting an event of default under, or breach of, any agreement regulating and/or securing the relevant
               Financial Indebtedness) and such declaration has not been
               cancelled or withdrawn; and

          (ii) any amounts demanded of, but not paid when due and remaining unpaid by, the Security Parties under any guarantee in respect of
               Financial Indebtedness (other than Financial Indebtedness
               referred to in sub-paragraph (i) of this paragraph)

          exceeds $30,000,000;

     (E)  WINDING-UP

          any order is made or resolution passed or other action taken without the prior written consent of the Majority Banks for the suspension of payments or resulting in the dissolution, termination of existence, liquidation, winding-up or bankruptcy of any Security Party, unless in each case such proceeding is revoked within fourteen (14) days of such order being made, resolution passed or action taken;

     (F)  MORATORIUM OR ARRANGEMENT WITH CREDITORS

          a moratorium in respect of all or a significant part of the debts of any Security Party, or a composition or an arrangement with creditors of any Security Party or any similar proceeding or arrangement by which the assets of any Security Party are submitted to the control of its creditors, is applied for, ordered or declared;

     (G)  APPOINTMENT OF LIQUIDATORS ETC.

          a liquidator, trustee, administrator, receiver, manager or similar officer is

                                       104

          appointed in respect of any Security Party or in respect of all or any substantial part of the respective assets of any Security Party;

     (H)  INSOLVENCY

          any Security Party becomes or is declared insolvent or suspends payment of or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law;

     (I)  LEGAL PROCESS

          any distress, execution, attachment or other process is levied against the whole or any substantial part of the assets of any Security Party and remains undischarged for a period of thirty (30) days (except in the case of a Vessel);

     (J)  ANALOGOUS EVENTS

          anything analogous to or having a substantially similar effect to any of the events specified in sub-Clauses (E) to (I) of this Clause 19.1 shall occur in relation to a Security Party under the laws of any applicable jurisdiction;

     (K)  UNLAWFULNESS

          at any time it becomes unlawful or impossible for any Security Party to perform any of its material obligations under any Security Document to which it is a party or it is unlawful or impossible for the Agent, the Security Agent, any Bank, any Issuing Bank or the Standby Lender
          to exercise any of their respective material rights under any of the
          Security Documents and (unless in the reasonable opinion of the Agent any such impossibility or unlawfulness is incapable of rectification or remedy) the relevant Security Party (with due co-operation from the
          Agent, the Security Agent, the Banks, the Issuing Banks and the
          Standby Lender) shall have failed to procure within twenty eight (28)
          days of notice from the Agent to do so that the foregoing is no longer impossible or unlawful;

     (L)  MATERIAL ADVERSE CHANGE; MATERIAL ADVERSE LITIGATION

          either:-

          (i)  any material adverse change in the consolidated financial condition of the Stena AB Group as a whole from that set forth in the Audited Stena AB Financial Statements as at 31 December 2003
               occurs the effect of which is materially to imperil, delay or prevent the due fulfilment by any Security Party of all or any of their material payment obligations under any Security Documents;
               or

          (ii) any final and conclusive judgment, order or award is made by any court, arbitration board or other tribunal against any member of the Stena AB Group the effect of complying with which will materially imperil, delay or prevent the due fulfilment by any
               Security Party of all or any of their material payment
               obligations under any Security Documents

          and in either such case such circumstances continue unremedied for a period of one hundred and twenty (120) days after notification from the Agent to the

                                       105

          Borrowers requiring the same to be remedied provided that such one hundred and twenty (120) day remedy period shall only be taken into account if the Agent certifies to the Borrowers that such
          circumstances are in the opinion of the Majority Banks capable of remedy and the Borrowers demonstrate to the satisfaction of the Agent that reasonable steps are being taken which are likely to lead to such circumstances being remedied within such one hundred and twenty (120)
          day period.

     For the purposes of the foregoing, a Borrower or Stena AB shall be deemed to have failed to perform or comply with any covenant contained in this
     Agreement or the other Security Documents requiring such Borrower or Stena
     AB to cause certain actions to be taken (or to prohibit the taking of certain actions) by any Subsidiary of such Borrower or Stena AB if such
     Subsidiary shall have taken (or failed to take) such actions, even where
     SIBV or SSAG or Stena AB lacks the corporate power and authority under Book
     2 of the Netherlands Civil Code or the Swiss Code of Obligations or the
     Swedish Companies Act (1975:1385) respectively to cause or prohibit such actions.

19.2 TERMINATION AND COLLATERALISATION

     The Agent if so requested by the Majority Banks shall, without prejudice to any other rights of the Agent, the Security Agent, the Issuing Banks, the
     Standby Lender and the Banks, at any time after the happening of an Event of Default by notice to the Borrowers:-

     (A)  declare that all outstanding Advances and all interest and commitment commission accrued and all other sums payable under the Security
          Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable; and/or

     (B)  declare that the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Commitments shall be reduced to zero forthwith; and/or

     (C)  declare that the obligation of the New Guarantee Provider to issue the
          Bank Guarantees shall be terminated, whereupon such obligations shall be terminated forthwith; and/or

     (D)  require the Borrowers to pay to the Agent for credit to the Cash
          Collateral Account for each Bank Guarantee an amount as at the date of such demand in Dollars equal to the Outstanding Guarantee Amount of such Bank Guarantee less the amount standing to the credit of such
          Cash Collateral Account at such date, whereupon such amounts shall become immediately or in accordance with such notice due and payable;
          and/or

     (E)  declare that the Standby Commitment shall be terminated whereupon such obligations shall be terminated forthwith and all amounts outstanding in respect of the Standby Facility and accrued interest thereon shall be immediately due and payable in accordance with such notice and thereupon each Issuing Bank, or the Agent on its behalf, may take such action as it thinks fit to procure the release and discharge of any relevant Bank Guarantee by its Beneficiary.

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19.3 DEMAND BASIS

     If, pursuant to Clause 19.2(A) and/or (E), the Agent declares all outstanding Advances and/or amounts outstanding under the Standby Facility to be due and payable on demand, the Agent may (and, if so instructed by the Majority Banks, shall) by written notice to the Borrowers (i) call for repayment of the Advances and/or amounts outstanding under the Standby
     Facility on such date as may be specified whereupon the Advances and/or all amounts outstanding under the Standby Facility shall become due and payable on the date so specified together with all interest and any commitment commission accrued and all other sums payable under this Agreement or (ii)
     withdraw such declaration with effect from the date specified in such notice.

20   INDEMNITIES

20.1 MISCELLANEOUS INDEMNITIES

     The Borrowers shall on demand indemnify each Bank, the Co-Arrangers, the
     Security Agent, each Issuing Bank, the Standby Lender and the Agent, without prejudice to any of their other rights under any of the Security
     Documents, against any loss or expense which such Bank, the Co-Arrangers, the Security Agent, such Issuing Bank, the Standby Lender or the Agent shall certify as sustained or incurred by it as a consequence of:-

     (A)  any default in payment by the Borrowers of any sum under any of the
          Security Documents when due; or

     (B)  the occurrence of any other Event of Default; or

     (C)  as a consequence of or arising in any way whatsoever in connection with the issue of any Bank Guarantee or the performance of its obligations thereunder; or

     (D)  applying any sum standing to the credit of a Cash Collateral Account otherwise than on the last day of a deposit period relating thereto;
          or

     (E)  receiving or recovering all or any part of a sum unpaid otherwise than on the due date for the payment of interest in respect thereof; or

     (F)  any prepayment of any Advance or amount drawn under the Standby
          Facility or part thereof being made under Clauses 7.10, 7.11, 9.3 or
          21.1, or any other repayment of any Advance or amount drawn under the
          Standby Facility or part thereof being made otherwise than on its
          Maturity Date or due date for repayment; or

     (G)  any Advance or drawing under the Standby Facility not being made for any reason (excluding any default by the Agent, the Co-Arrangers, the
          Security Agent, any Bank or the Standby Lender) after a Drawdown
          Notice or request for drawing has been given; or

     (H)  any Issuing Bank, or the Agent on its behalf, taking any action, following the occurrence of an Event of Default, to procure the release and discharge of any relevant Bank Guarantee by its
          Beneficiary

     including, in any such case, but not limited to, any loss or expense sustained or incurred by any Issuing Bank, any Bank, the Standby Lender, the Security Agent or the Agent in

                                       107

     maintaining or funding its Contribution or the Standby Facility or any part thereof or its portion of any other sum to be paid by it hereunder or in liquidating or re-employing deposits from third parties acquired or contracted for to fund, effect or maintain its Contribution or the Standby
     Facility or any part thereof or any other amount owing to such Issuing
     Bank, such Bank, the Standby Lender, the Security Agent or the Agent (save to the extent that any such loss or expense has arisen solely as a result of the gross negligence or wilful misconduct of such Issuing Bank, such
     Bank, the Standby Lender, the Security Agent or the Agent, as the case may
     be).

20.2 CURRENCY INDEMNITY

     If any sum due from the Borrowers or Stena AB under any of the Security
     Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the "SECOND CURRENCY") for the purpose of
     (i) making or filing a claim or proof against the Borrowers or Stena AB,
     (ii) obtaining an order or judgment in any court or other tribunal or (iii)
     enforcing any order or judgment given or made in relation to any of the
     Security Documents, the Borrowers and Stena AB shall indemnify and hold harmless the Agent, the Co-Arrangers, the Security Agent, the Issuing
     Banks, the Standby Lender and each Bank from and against any loss suffered as a result of any difference between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the
     Agent, the Co-Arrangers, the Security Agent, any Issuing Bank, the Standby
     Lender or any Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrowers or Stena AB under this Clause 20.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security
     Documents and the term "RATE OF EXCHANGE" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

20.3 WAIVER

     If and insofar as SIBV has a right to invoke the nullity of any indemnity granted by it in this Agreement on the basis of Article 2.7 Netherlands
     Civil Code, it hereby explicitly waives its right to invoke such nullity on the basis of Article 2.7 Netherlands Civil Code.

21   UNLAWFULNESS AND INCREASED COSTS

21.1 UNLAWFULNESS

     If at any time after the Execution Date the introduction, imposition, variation or change of any law, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority binding upon an Issuing Bank or a Bank or the Standby Lender in the jurisdiction in which it is formed or has its principal office or the office identified against its name in this Agreement (or in any Transfer Certificate, in the case of a Transferee Bank) or in which any action is required to be performed by it for the purposes of this Agreement (whether or not in force before the Execution Date):-

     (A)  causes the New Guarantee Provider to believe that it has become unlawful prior to the date of issue of a Bank Guarantee for it to issue such Bank Guarantee;

                                       108

     (B)  causes an Issuing Bank to believe that it has become unlawful for it to perform its obligations under any Bank Guarantee previously issued;

     (C)  causes any Bank to believe that it has become unlawful for any Bank:-

          (i)  to perform its obligations under Clause 6.2 in respect of any
               Bank Guarantee which has previously been issued; or

          (ii) to perform its obligations under Clause 6.2 in respect of any
               Bank Guarantee which is to be issued; or

          (iii) renders it unlawful for that Bank to contribute to the Advances or to fund its Contribution; or

     (D)  causes the Standby Lender to believe that it has become unlawful to make available or maintain the Standby Facility;

     then that Issuing Bank, that Bank or the Standby Lender (as the case may
     be) shall promptly inform the Agent and the Agent shall notify the
     Borrowers whereupon:-

          (i)  the relevant Issuing Bank or Bank or Standby Lender (the
               "AFFECTED PARTY") shall, following consultation with the
               Borrowers, use all reasonable efforts to avoid the effects of such introduction, imposition, variation or change and in
               particular shall consider, subject to obtaining any necessary consents, transferring at par its rights and obligations under this Agreement to another legal entity approved by the Borrowers not affected by such law;

          (ii) if the Affected Party is unable, within ninety (90) days following the date upon which the Affected Party became aware of any such introduction, imposition, variation or change, or such shorter period permitted thereby, to avoid the effect thereof, or the Borrowers fail to agree to any proposal put forward by the
               Affected Party to avoid the effects of such introduction,
               imposition variation or change, then the Agent shall, at the request and on behalf of the Affected Party, give notice to the
               Borrowers that on such date or on a future specified date, in either case not being earlier than the latest date permitted by such introduction, imposition, variation or change:-

               (a)  in the case of paragraph (A) above, the obligations of the
                    New Guarantee Provider to issue such Bank Guarantee shall
                    forthwith terminate;

               (b)  in the case of paragraph (B) above, the Borrowers shall within fourteen (14) Banking Days after such notice pay to the Agent for credit to the Cash Collateral Account an
                    amount equal to the difference between (i) the Outstanding
                    Guarantee Amount of such Bank Guarantee and (ii) the amount then standing to the credit of the Cash Collateral Account
                    (less any amount standing to the credit of the Cash
                    Collateral Account as a result of a payment in respect of
                    another Bank pursuant to Clause 9.10 or this Clause 21); or

                                       109

               (c)  in the case of paragraph (C) above:-

                    (i)  such Bank's Commitment shall be reduced to zero;

                    (ii) the Borrowers shall within fourteen (14) Banking Days after such notice pay to the Agent for credit to the
                         Cash Collateral Account an amount equal to such Bank's
                         Percentage of the difference between (1) the
                         Outstanding Guarantee Amounts of the Bank Guarantees
                         and (2) the amount then standing to the credit of the
                         Cash Collateral Account (less any amount standing to
                         the credit of the Cash Collateral Account as a result
                         of a payment in respect of another Bank pursuant to
                         Clause 9.10 or this Clause 21); and

                    (iii) the Borrowers shall be obliged to prepay the
                         Contribution of such Bank either (a) forthwith or (b)
                         on a future specified date not being earlier than the
                         latest date permitted by the relevant law or
                         regulation; and

                    (iv) no further Bank Guarantees may be issued;

               (d)  in the case of paragraph (D) above the Borrowers shall immediately repay all Standby Outstandings.

               If the Borrowers have made the payment to the Cash Collateral
               Account required of it in respect of a Bank Guarantee under
               Clause 21.1(C), the Percentage of the Bank in respect of which such payment was made of the liabilities of the Banks for each
               Bank Guarantee shall be reduced to zero. To the extent that the
               Borrowers have not made such payment, such Bank shall continue to be liable to the relevant Issuing Bank under Clause 6.2 for an amount equal to its Percentage of such Bank Guarantee less the amount of any such payment by the Borrowers to the Cash
               Collateral Account.

21.2 INCREASED COSTS

     If the result of any change in, or in the interpretation or application of, any law or regulation (including, without limitation, those relating to
     Taxation, capital adequacy, liquidity, reserve assets and special deposits)
     after the Execution Date is to:-

     (A)  subject any Issuing Bank or any Bank or the Standby Lender to Taxes or
          change the basis of Taxation of any Issuing Bank or any Bank or the
          Standby Lender with respect to any payment under any of the Security
          Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Issuing Bank or such Bank or the Standby
          Lender imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

     (B)  increase the cost to, or impose an additional cost on, any Issuing
          Bank or any Bank or the Standby Lender in making or keeping its
          Commitment available or

                                       110

          maintaining or funding its Contribution or the Standby Facility or otherwise in maintaining its obligations under this Agreement; and/or

     (C)  reduce the amount payable or the effective return to any Issuing Bank or any Bank or the Standby Lender under any of the Security Documents;
          and/or

     (D)  reduce any Issuing Bank's or any Bank's or the Standby Lender's rate of return on its capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under any of the Security Documents; and/or

     (E)  require any Issuing Bank or any Bank or the Standby Lender to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under any of the Security Documents,

     then and in each such case (but subject to Clause 21.3):-

          (i)  such Issuing Bank or such Bank or the Standby Lender shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same specifying reasonable details of the relevant event and of any increased cost, reduction in any rate of return or liability and its method of calculation and attribution to its obligations under this Agreement; and

          (ii) the Borrowers shall on demand, made at any time whether or not the relevant Bank's Contribution or the Standby Outstandings have been repaid, pay to the Agent for the account of such Issuing
               Bank or such Bank or the Standby Lender the amount which such
               Issuing Bank or such Bank or the Standby Lender specifies (in a certificate setting forth the basis of the computation of such amount in reasonable detail but not including any matters which such Issuing Bank or such Bank or the Standby Lender regards as confidential in relation to its funding arrangements) is required to compensate such Issuing Bank or such Bank or the Standby
               Lender for such increased cost, reduction, payment or forgone return.

21.3 EXCEPTION

     Nothing in Clause 21.2 shall entitle any Issuing Bank or any Bank or the
     Standby Lender to compensation for any such increased costs, reduction, payment or foregoing return to the extent that the same is the subject of an additional payment under Clause 11.7.

21.4 MITIGATION

     If circumstances arise which would, or would upon the giving of notice, result in:-

     (A)  the Borrowers being required to make an increased payment to a Bank pursuant to Clause 11.7;

     (B)  the reduction of the Commitment of a Bank to zero or the Borrowers being required to prepay the Outstandings of a Bank or the Standby
          Outstandings pursuant to Clause 21.1; or

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     (C)  the Borrowers being required to make a payment to a Bank or the
          Standby Lender to compensate such Bank or the Standby Lender for an increased cost, reduction, payment or forgone return pursuant to
          Clause 21.2

     then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrowers under Clauses 11.7 and 21, the Agent, the relevant Bank or the Standby Lender (as the case may be) shall endeavour to take such reasonable steps as may be open to it to mitigate or remove such circumstances including (without limitation) the transfer of its rights and obligations under this Agreement to another bank or financial institution acceptable to the Borrowers unless to do so might (in its opinion) be prejudicial to it or be in conflict with its general banking policies or involve it in expense or an unreasonable increased administrative burden.

22   SET-OFF AND PRO-RATA PAYMENTS

22.1 SET-OFF

     Each of the Borrowers and Stena AB authorises each Issuing Bank and each
     Bank and the Standby Lender (without prejudice to any of such Issuing
     Bank's or such Bank's or the Standby Lender's rights at law, in equity or otherwise), at any time when an Event of Default has occurred and is continuing and without notice to the Borrowers or Stena AB:-

     (A)  to apply any credit balance to which such Borrower or Stena AB is then entitled standing upon any account of such Borrower or Stena AB with any branch of such Issuing Bank or such Bank or the Standby Lender in or towards satisfaction of any sum due and payable from such Borrower or Stena AB to such Issuing Bank or such Bank or the Standby Lender under any of the Security Documents;

     (B)  in the name of the Borrowers and/or Stena AB and/or such Issuing Bank or such Bank or the Standby Lender to do all such acts and to execute all such documents as may be necessary or expedient to effect such application; and

     (C)  to combine and/or consolidate all or any accounts in the name of such
          Borrower and/or Stena AB with such Issuing Bank or such Bank or the
          Standby Lender.

     For such purposes, each Issuing Bank and each Bank and the Standby Lender is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Issuing Bank nor any Bank nor the Standby Lender shall be obliged to exercise any right given to it by this Clause 22.1. Each Issuing
     Bank and each Bank and the Standby Lender shall notify the Agent and the
     Borrowers forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Banks.

22.2 PRO RATA PAYMENTS

     (A)  If at any time any Bank, any Issuing Bank or the Standby Lender (the
          "RECOVERING BANK") receives or recovers any amount owing to it by the
          Borrowers or Stena AB under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to
          Clause 11.1 or 11.10 (not being a payment received from an assignee, a
          Transferee Bank or a sub-participant in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to Clauses 7, 8.5, 9.10,

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          10.1, 10.3, 10.5, 10.6, 11.7, 20.1, 20.2, 21.1 or 21.2) the Recovering
          Bank shall, within two Banking Days of such receipt or recovery (a
          "RELEVANT RECEIPT") notify the Agent of the amount of the Relevant
          Receipt. If the Relevant Receipt exceeds the amount which the
          Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to Clause 11.1 or 11.10 as the case may be then:

          (i)  within two Banking Days of demand by the Agent, the Recovering
               Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

          (ii) the Agent shall treat the excess amount so paid by the Recovering
               Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks, the Standby Lender and the
               Issuing Banks (other than the Recovering Bank) in accordance with
               Clause 11.10; and

          (iii) as between the Borrowers or, as the case may be, Stena AB, and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the
               Borrowers and Stena AB to the others of the Banks, the Standby
               Lender and the Issuing Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

     (B)  If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank, the Standby Lender and each Issuing Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such
          Bank's, the Standby Lender's and such Issuing Bank's pro rata share of the amount which has to be refunded by the Recovering Bank.

     (C)  Each Bank, the Standby Lender and each Issuing Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause 22.2.

     (D)  Notwithstanding the foregoing provisions of this Clause 22.2 no
          Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the
          Agent).

22.3 NO RELEASE

     For the avoidance of doubt it is hereby declared that failure by any
     Recovering Bank to comply with the provisions of Clause 22.2 shall not release any other Recovering Bank from any of its obligations or liabilities under Clause 22.2.

22.4 NO CHARGE

     The provisions of this Clause 22 shall not, and shall not be construed so as to, constitute a

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     charge by a Bank, an Issuing Bank or the Standby Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in
     Clause 22.2.

22.5 PARTIAL REALISATION OF SECURITY

     If, by reason of the transfer or purported transfer by any Bank or the
     Standby Lender of all or any of its rights, title and interest hereunder by means of a Transfer Certificate or otherwise, the indebtedness of the
     Borrowers to any successor in title, assignee or transferee (including a
     Transferee Bank) of such Bank or the Standby Lender constitutes, or is deemed to constitute, at the time of such transfer or purported transfer by operation of law or otherwise indebtedness ("NEW INDEBTEDNESS") separate and distinct from the indebtedness ("ORIGINAL INDEBTEDNESS") owed by the
     Borrowers to the other Banks and the Standby Lender (including the Bank or the Standby Lender making the transfer insofar as it does not transfer all of its rights, title and interest hereunder) and if the New Indebtedness is not secured by any particular Security Document or, if so secured, if such security ranks in priority after the security constituted thereby in respect of the Original Indebtedness, the proceeds of realisation of that particular Security Document received by the Agent from the Security Agent shall be applied by the Agent:-

     (A)  insofar as the proceeds of realisation relate to the Original
          Indebtedness, in distribution thereof between the Banks and/or the
          Standby Lender to whom the Original Indebtedness is owed pro rata to their respective contributions to the Original Indebtedness; and

     (B)  insofar as the proceeds of realisation relate to the New Indebtedness, in distribution thereof to the relevant successors in title, assignees or transferees (including any Transferee Banks) in respect of the Bank or the Standby Lender making the transfer (being the persons to whom the New Indebtedness is owed) pro rata to their respective contributions to the New Indebtedness.

23   SECURITY

23.1 CASH COLLATERAL ACCOUNT

     The Agent shall at such time as it considers appropriate (and is hereby irrevocably authorised by the Borrowers to) open in its books one or more
     Cash Collateral Accounts to which shall be credited all sums required to be paid to the Agent under this Agreement for credit to a Cash Collateral
     Account. Each Cash Collateral Account shall be charged in favour of the
     Security Agent by the execution on the date of opening of the account of a
     Cash Collateral Account Pledge.

23.2 WITHDRAWALS

     Except as provided in Clauses 23.3 and 23.4 the Borrowers agree not to withdraw or attempt to withdraw any monies from the Cash Collateral
     Accounts nor assign, transfer or suffer any Encumbrance other than the
     Encumbrance created pursuant to Clause 23.1 to arise over the whole or any part thereof.

23.3 PAYMENTS OUT OF CASH COLLATERAL ACCOUNT

     The Agent shall, subject to Clause 23.5, pay to the relevant Issuing Bank and debit to the Cash Collateral Account opened in relating to any particular Bank Guarantee or in

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     relation to the Bank Guarantees generally or Bank Guarantees issued in a particular currency or which have other common characteristics on the date on which such Issuing Bank makes any payment to the Beneficiary under a
     Bank Guarantee, an amount equal to the amount of such payment (or the amount standing to the credit of the Cash Collateral Account, if less).

23.4 APPLICATION OF MONEYS IN CASH COLLATERAL ACCOUNT

     The Agent shall at all times be entitled, subject to Clause 23.5, to apply the whole or any part of the sums standing to the credit of the Cash
     Collateral Account in or towards payment of any sums due from the Borrowers under the Security Documents but unpaid and for that purpose may purchase with such sums such other currencies as may be necessary to effect such application.

23.5 PAYMENTS INTO CASH COLLATERAL ACCOUNTS

     Subject to Clause 23.4 any amount which the Borrowers have paid to the
     Agent for credit to a Cash Collateral Account pursuant to Clauses 9.10 or
     21.1 shall be applied solely in or towards the discharge of the obligations of the Borrowers which, but for such payment, would have fallen to be satisfied by the Bank whose Percentage has, by virtue of such payment, been reduced as a consequence of the Borrowers paying that amount for credit to the relevant Cash Collateral Account.

23.6 INTEREST

     The amount from time to time standing to the credit of the Cash Collateral
     Accounts shall bear interest by reference to successive deposit periods or as otherwise agreed, the rate at which such interest is payable and the duration of each such deposit period to be agreed between the Borrowers and the Agent from time to time. Such interest shall, until an Event of Default shall have occurred, be payable by the Agent to the Borrowers or as they may direct and thereafter shall accrue to the relevant Cash Collateral
     Account.

23.7 DISCHARGE

     When all moneys, obligations and liabilities due, owing or incurred by the
     Borrowers under this Agreement shall have been paid or discharged in full, the Agent shall at the request and cost of the Borrowers reassign to the
     Borrowers the property pledged pursuant to the Cash Collateral Account
     Pledges and release any moneys standing to the credit of the Cash
     Collateral Accounts to the Borrowers.

23.8 CONTINUING SECURITY

     The security created under the Security Documents is a continuing security and shall remain in full force and effect until all moneys, obligations and liabilities from time to time due, owing or incurred by the Borrowers under the Security Documents shall have been paid or satisfied in full, and is in addition to and not in substitution for, and shall not be prejudiced or affected by, any other security or guarantee from time to time held by the
     Agent, the Security Agent, the Issuing Banks, the Standby Lender, the
     Co-Arrangers or any Bank for the payment or satisfaction of such moneys, obligations or liabilities.

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23.9 AMENDMENTS

     The liability of the Borrowers and Stena AB under the Security Documents shall not be lessened or impaired by any time, indulgence or relief being given by the Beneficiary to any Issuing Bank, by any Issuing Bank to any
     Bank or by the Agent, the Security Agent, the Standby Lender, the
     Co-Arrangers or any Bank to any other person liable, any amendment or extension of or supplement to the Bank Guarantees, the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any other person liable, any legal limitation, disability, incapacity or other circumstances relating to any other person liable, whether or not known to any Issuing
     Bank, the Agent, the Security Agent, the Standby Lender, the Co-Arrangers
     or any Bank, any invalidity in or irregularity or unenforceability of the obligations of any other person liable or anything done or omitted which but for this provision might constitute a legal or equitable discharge or defence of the Borrowers or Stena AB.

23.10 WAIVER BY BORROWERS AND STENA AB

     The Borrowers and Stena AB hereby waive all rights they may have of first requiring the Agent, the Security Agent, any Issuing Bank, any Bank, the
     Standby Lender or the Co-Arrangers to proceed against or enforce any guarantee or security of, or claim payment from, the Borrowers or Stena AB or any other person liable to make any claim or file any proof in the bankruptcy, insolvency or liquidation of the Borrowers or Stena AB or any other person liable.

23.11 SETTLEMENT OR DISCHARGE

     Any settlement or discharge between the Agent, the Security Agent, any
     Issuing Bank, any Bank, the Co-Arrangers or the Standby Lender and the
     Borrowers and/or Stena AB shall be conditional upon no security or payment to the Agent, the Security Agent, any Issuing Bank, any Bank, the
     Co-Arrangers or the Standby Lender by the Borrowers or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and the Agent, the Security Agent, any Issuing Bank, any Bank, the Co-Arrangers and the Standby Lender shall be entitled to recover from the Borrowers and/or Stena AB the value which the Agent, the Security Agent, such Issuing Bank, such Bank, the
     Co-Arrangers or the Standby Lender has placed upon such security or the amount of any such payment as if such settlement or discharge has not occurred.

23.12 REFLAGGING

     (A)  REFLAGGING NOTICE

          At any time and from time to time during the Security Period provided that no Event of Default has occurred and is continuing, the Borrowers may give a notice (a "REFLAGGING NOTICE") to the Agent that the
          Shipowner of a Mortgaged Ship or Mortgaged Linkspan wishes:-

          (i)  to transfer the port of registry of such Ship or Linkspan from one port of registry (the "EXISTING PORT OF REGISTRY") in the
               Ship's or Linkspan's Flag State to another port of registry (a
               "NEW PORT OF REGISTRY") in such Flag State (a "TRANSFER OF PORT
               OF REGISTRY"); or

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          (ii) to redocument and reregister such Ship or Linkspan under the laws of any jurisdiction (the "NEW FLAG STATE") other than its
               existing Flag State (the "EXISTING FLAG STATE") (a "TRANSFER OF
               FLAG"); or

          (iii) to transfer ownership of such Ship or Linkspan to the sole ownership of another member of the Stena AB Group (the "NEW
               OWNER") either free of its existing Ship Mortgage or Linkspan
               Mortgage (a "TRANSFER OF OWNERSHIP") or subject to its existing
               Ship Mortgage or Linkspan Mortgage (a "TRANSFER OF OWNERSHIP
               SUBJECT TO MORTGAGE"); or

          (iv) to suspend the use of the flag of such Ship's or Linkspan's Flag
               State (the "PRIMARY FLAG STATE") while such Ship or Linkspan is on bareboat charter and where it is proposed that, for the duration of such bareboat charter, such Ship or Linkspan will fly the flag of another jurisdiction (the "SECONDARY FLAG STATE")
               selected by such charterer (a "DUAL REGISTRATION").

     (B)  CONTENTS OF REFLAGGING NOTICE

          Any Reflagging Notice delivered by the Borrowers to the Agent shall contain the following particulars:-

          (i)  the name of the Mortgaged Ship or Mortgaged Linkspan which is the subject of such Reflagging Notice;

          (ii) the name of the relevant Shipowner;

          (iii) in the case of a Transfer of Port of Registry, the proposed New
               Port of Registry;

          (iv) in the case of a Transfer of Flag, the proposed New Flag State;

          (v)  in the case of a Transfer of Ownership or Transfer of Ownership subject to Mortgage, the full name, place of incorporation and principal place of business of the proposed New Owner;

          (vi) if applicable, any proposed new name of such Ship or Linkspan on a Transfer of Port of Registry, Transfer of Flag, Transfer of
               Ownership, Transfer of Ownership subject to Mortgage and/or Dual
               Registration;

          (vii) in the case of a Transfer of Ownership or Transfer of Ownership subject to Mortgage taking place in conjunction with a Transfer of Port of Registry and/or a Transfer of Flag, details of the name of the proposed New Flag State and (if applicable) proposed
               New Port of Registry of the Ship or Linkspan upon completion of the Transfer of Ownership; and

          (viii) in the case of a Dual Registration, details of the Secondary
               Flag State, the bareboat charter and the charterer.

     (C)  RELEASE OF SECURITY DOCUMENTS ON TRANSFER OF FLAG AND/OR TRANSFER OF
          OWNERSHIP AND/OR TRANSFER OF OWNERSHIP SUBJECT TO MORTGAGE

          Subject to fulfilment of the conditions specified in Clause 23.12(F)
          or, as the case may be, Clause 23.12(G), the Agent shall instruct the
          Security Agent to, and the

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          Security Agent shall:-

          (i)  (except in the case of a Transfer of Ownership subject to
               Mortgage) duly release and discharge the Ship Mortgage in respect of the relevant Mortgaged Ship or (as the case may be) the
               Linkspan Mortgage in respect of the relevant Mortgaged Linkspan;

          (ii) release and re-assign the Deed of Covenant or Insurance
               Assignment and, if so requested by the Borrowers, any Charterer's
               Insurance Assignment executed in respect of such Ship or Linkspan by a Stena Charterer upon reasonable notice from the Borrowers to enable the Transfer of Flag of such Ship or Linkspan and/or the
               Transfer of Ownership of such Ship or Linkspan and/or the
               Transfer of Ownership subject to Mortgage of such Ship or
               Linkspan;

          (iii) release the Shipowner's Guarantee granted by the relevant
               Shipowner, unless (a) the relevant Shipowner is the owner of one or more other Mortgaged Ships or Mortgaged Linkspans or (b) the relevant Ship or Linkspan is being transferred by means of a
               Transfer of Ownership subject to Mortgage and the relevant Ship
               Mortgage or Linkspan Mortgage (as the case may be) is expressed to secure the Shipowner's obligations thereunder.

     (D)  CONSENT TO TRANSFER OF PORT OF REGISTRY

          The Agent shall give instructions to the Security Agent to, and the
          Security Agent shall, give any requisite consents required by any applicable ship registrar or other official to enable a Mortgaged Ship or Mortgaged Linkspan to be transferred from its Existing Port of
          Registry to the New Port of Registry provided that the Ship Mortgage over such Ship or (as the case may be) the Linkspan Mortgage over such
          Linkspan will continue to be registered against such Ship or Linkspan at the New Port of Registry or in any applicable central register of ship mortgages in the Flag State.

     (E)  CONSENT TO DUAL REGISTRATION

          Subject to fulfilment of the conditions specified in Clause 23.12(H), the Agent shall instruct the Security Agent to, and the Security Agent shall, give any requisite consents required by any applicable ship registrar or other official in the Primary Flag State and/or the
          Secondary Flag State to permit the Dual Registration of a Mortgaged
          Ship or Mortgaged Linkspan.

     (F)  CONDITIONS TO TRANSFER OF OWNERSHIP AND/OR TRANSFER OF FLAG

          Upon completion of the Transfer of Ownership and/or Transfer of Flag,
          the Borrowers shall deliver or procure the delivery to the Agent of:-

          (i)  a Shipowner's Guarantee and a Ship Mortgage or (in the case of a
               Linkspan) a Linkspan Mortgage together with a Deed of Covenant
               (in the case of a Designated Ship) or an Insurance Assignment (in the case of a Linkspan or any other Ship) in respect of the
               Mortgaged Ship or Mortgaged Linkspan executed by the relevant
               Shipowner or (in the case of a Transfer of Ownership) the New
               Owner (provided that no

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               Shipowner's Guarantee shall be required from Stena Rederi AB or
               Stena Line Scandinavia);

          (ii) in the case of a Ship or Linkspan managed by another member of the Stena AB Group, a Manager's Subordination Undertaking;

          (iii) in the case of a Ship or Linkspan let on bareboat charter to a
               Stena Charterer, a Charterer's Subordination Undertaking and a
               Charterer's Insurance Assignment;

          (iv) a notice of assignment of insurances in relation to the Ship or
               Linkspan executed by the New Owner and any Stena Charterer;

          (v)  evidence that the Ship or Linkspan has been insured in accordance with the requirements of the Deed of Covenant, Insurance
               Assignment and any Charterer's Insurance Assignment;

          (vi) opinions satisfactory to the Banks in relation to the registration of the Ship and the Ship Mortgage or (as the case may be) the Linkspan and the Linkspan Mortgage, the due execution and authorisation of any documents executed pursuant to
               paragraphs (i) to (iv) above and such other matters as the Banks may reasonably require in relation to English law and to the jurisdictions of incorporation of the Shipowner, any Stena
               Charterer, any other charterer and the registry or registries of the Ship or Linkspan;

          (vii) evidence that the New Owner of the Ship or Linkspan has acquired good marketable title to the Ship or Linkspan and that the Ship or Linkspan is unencumbered save for the new Ship Mortgage or new
               Linkspan Mortgage (as the case may be) and Permitted Ship Liens;

          (viii) in the case of a Transfer of Flag, evidence that the New Flag
               State shall be an Approved Flag State;

          (ix) where the relevant Shipowner or (in the case of a Transfer of
               Ownership) the New Owner is incorporated in Sweden, evidence satisfactory to the agent that such Shipowner or New Owner is able to grant the Security Documents referred to in Clause
               23.12(F)(i) to secure an amount equal to at least the market value of the relevant Ship or Linkspan and that the amount recoverable thereunder will not be limited by Swedish law rules on corporate benefit or any other relevant provision of Swedish company law

          and the obligations of the Agent and the Security Agent under Clause
          23.12(D) shall be subject to the condition that the Agent has received all of such documents and evidence.

     (G)  CONDITIONS TO TRANSFER OF OWNERSHIP SUBJECT TO MORTGAGE

          Upon completion of the Transfer of Ownership subject to Mortgage, the
          Borrowers shall deliver or procure the delivery to the Agent of :-

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          (i)  a Shipowner's Guarantee and a Deed of Covenant (in the case of a
               Designated Ship) or an Insurance Assignment (in the case of a
               Linkspan or any other Ship) in respect of the Mortgaged Ship or
               Mortgaged Linkspan executed by the New Owner collateral to the existing Ship Mortgage or Linkspan Mortgage (as the case may be);

          (ii) in the case of a Ship or Linkspan managed by another member of the Stena AB Group, a Manager's Subordination Undertaking;

          (iii) in the case of a Ship or Linkspan let on bareboat charter to a
               Stena Charterer, a Charterer's Subordination Undertaking and a
               Charterer's Insurance Assignment;

          (iv) a notice of assignment of insurances in relation to the Ship or
               Linkspan executed by the New Owner and any Stena Charterer;

          (v)  evidence that the Ship or Linkspan has been insured in accordance with the requirements of the Deed of Covenant, Insurance
               Assignment and any Charterer's Insurance Assignment;

          (vi) opinions satisfactory to the Banks in relation to the registration of the Ship and the Ship Mortgage or (as the case may be) the Linkspan and the Linkspan Mortgage, the continued due validity and enforceability of the relevant Ship Mortgage or (as the case may be) Linkspan Mortgage subject to which the New Owner has acquired its title to the Ship or Linkspan, the due execution and authorisation of any documents executed pursuant to
               paragraphs (i) to (iv) above and such other matters as the Banks may reasonably require in relation to English law and to the jurisdictions of incorporation of the New Owner, any Stena
               Charterer, any other charterer and the registry or registries of the Ship or Linkspan;

          (vii) evidence that the New Owner of the Ship or Linkspan has acquired good marketable title to the Ship or Linkspan and that the Ship or Linkspan is unencumbered save for the existing Ship Mortgage or existing Linkspan Mortgage (as the case may be) and Permitted
               Ship Liens ;

          (viii) where the New Owner is incorporated in Sweden, evidence satisfactory to the agent that such New Owner is able to grant and/or assume the Security Documents referred to in Clause
               23.12(F)(i) to secure an amount equal to at least the market value of the relevant Ship or Linkspan and that the amount recoverable thereunder (and under the existing Ship Mortgage or
               (as the case may be) Linkspan Mortgage) will not be limited by
               Swedish law rules on corporate benefit or any other relevant provision of Swedish company law

          and the obligations of the Agent and the Security Agent under Clause
          23.12(D) shall be subject to the condition that the Agent has received all of such documents and evidence.

     (H)  CONDITIONS TO DUAL REGISTRATION

          Upon suspension of the use of the flag of the Primary Flag State and commencement of the use of the flag of the Secondary Flag State, the
          Borrowers

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          shall deliver or procure the delivery to the Agent of the following documents and/or evidence:-

          (i)  evidence that the Secondary Flag State shall be an Approved Flag
               State;

          (ii) an opinion satisfactory to the Agent from lawyers qualified or accustomed to advise on the laws of the Primary Flag State and the Secondary Flag State that the Dual Registration is permitted by their respective laws for the duration of the relevant charter period or a specified part thereof and that the Ship Mortgage over the relevant Ship or (as the case may be) the Linkspan
               Mortgage over the relevant Linkspan and the relevant Shipowner's title thereto remain duly registered under the laws of the
               Primary Flag State following the Dual Registration and that on termination of the charter by virtue of which the Ship or
               Linkspan is registered in the Secondary Flag State or a judicial sale of the Ship or Linkspan the Dual Registration will be terminated without delay and without any discretionary consents from authorities in the Secondary Flag State;

          (iii) if the laws of the Secondary Flag State require that the Ship
               Mortgage or Linkspan Mortgage be noted or registered against the
               Ship or Linkspan (as the case may be) in the Secondary Flag
               State, evidence reasonably satisfactory to the Agent that such notation or registration will be effected upon or within an appropriate period following commencement of the Dual
               Registration

          and the obligations of the Agent and the Security Agent under Clause
          23.12(E) shall be subject to the condition that the Agent has received all of such documents and evidence.

     (I)  COMBINED TRANSACTIONS

          Where a combined Transfer of Ownership or Transfer of Ownership subject to Mortgage and/or Transfer of Flag and/or Dual Registration
          is proposed, Clauses 23.12(C), (E), (F), (G) and/or (H) (as the case may be) shall respectively be read together.

     (J)  APPROVED FLAG STATES

          For the purposes of this Agreement, "APPROVED FLAG STATE" means any of the following:-

          (i)  the United Kingdom, Bermuda, the Cayman Islands, any other
               British Dependent Territory, the Channel Islands, the Isle of Man
               and Hong Kong;

          (ii) Austria, Belgium, Denmark, Finland, France, Germany, Greece,
               Ireland Italy, Luxembourg, The Netherlands, Portugal, Spain,
               Sweden and Switzerland;

          (iii) Norway (including, without limitation, the Norwegian
               International Shipping Register) and any other member of the
               European Economic Area;

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          (iv) United States of America and Canada;

          (v)  Australia and New Zealand;

          (vi) the Bahamas, Cyprus, Greece, Liberia, the Marshall Islands and
               Panama;

          (vii) if the European Union establishes a register of ships for the
               European Union as a whole (whether instead of, in addition to or as an alternative to registration in a Member State of the
               European Union), the European Union shall, in relation to the registration of a Mortgaged Ship in such register, be deemed to be an Approved Flag State for the purposes of this Agreement; and

          (viii) any other state approved by the Majority Banks which approval shall not be unreasonably withheld in the case of a state in which significant numbers of vessels owned by entities whose ultimate parent companies and/or shareholders are resident in
               North America or the European Union, European Economic Area or
               Switzerland are registered and/or where such state is proposed as the Secondary Flag State for the relevant Ship.

     (K)  REFLAGGING OF TRANSFERRED SHIPS

          If the purchaser of a Transferred Ship requests the relevant Shipowner to consent to a change of the flag state in which a Transferred Ship is registered, the relevant Shipowner may agree to such change of flag provided that:-

          (i)  the requirements of this Clause 23.12 are satisfied in relation to the Ship;

          (ii) the Agent has received evidence satisfactory to it that the Ship is insured in accordance with the terms of the relevant Sale
               Agreement;

          (iii) the Agent is satisfied that the obligation of the purchaser of the Transferred Ship is effectively secured by an assignment in favour of the Security Agent of a first priority mortgage over the Ship and an assignment in favour of the Security Agent of the purchaser's interest in the insurances of the Ship in the event of a Total Loss (such assignments to rank with the same priority as the Receivables Assignment relating to such Transferred Ship).

23.13 RELEASE OF SECURITY

     Provided that no declaration has been made by the Agent under Clause 19.2 the Agent shall instruct the Security Agent to, and the Security Agent shall, release and discharge the Ship Mortgage and the Deed of Covenants or
     Insurance Assignment in respect of any Mortgaged Ship which is sold by the relevant Shipowner (whether on Credit Terms or otherwise) on terms that ownership of the relevant Mortgaged Ship passes from the relevant Shipowner as and when ownership of the relevant Ship is to pass to the relevant purchaser, in exchange for the purchase price, or relevant portion thereof, payable to the Shipowner by the relevant purchaser upon transfer of title to such purchaser (to be applied in accordance with the provisions of this
     Agreement and the other Security Documents) and provided that (in the case of a sale on Credit Terms) the relevant Shipowner has executed a
     Receivables Assignment in relation to the sale of such Ship in accordance with the provisions of this Agreement.

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23.14 INCREASE IN MAXIMUM MORTGAGE AMOUNTS

     In respect of any Mortgaged Ship or Mortgaged Linkspan which is registered in Sweden or any other jurisdiction where the amount recoverable thereunder is restricted to a registered maximum amount:-

     (A)  the relevant Shipowner may at any time execute and register all such documents as are required to increase the registered maximum amount recoverable by the Security Agent under the Ship Mortgage or Linkspan
          Mortgage relating thereto to such higher amount as that Shipowner may elect; and

     (B)  if according to the latest valuation of such Ship or Linkspan the market value thereof exceeds the registered maximum amount recoverable by the Security Agent under the Ship Mortgage or Linkspan Mortgage relating thereto, and if at that time the Security Value is less than
          140% of the aggregate of (a) the total of the Commitments (excluding any part thereof suspended under Clause 9.3 and not yet reinstated)
          and (b) the Standby Commitment, the Agent (acting on the instructions of the Majority Banks) may, provided that none of the 2012 Notes or the 2013 Notes then remain outstanding, require the relevant Shipowner to execute and register all such documents as are required to increase the registered maximum amount recoverable by the Security Agent under the Ship Mortgage or Linkspan Mortgage relating thereto to an amount equal to 110% of such latest valuation (such documents to be executed and registered within ten (10) Banking Days of notice from the Agent requiring the same to be done).

24   ASSIGNMENT, TRANSFER AND LENDING OFFICE

24.1 BENEFIT AND BURDEN

     This Agreement shall be binding upon, and enure for the benefit of, each of the Banks, the Agent, the Co-Arrangers, the Security Agent, the Issuing
     Banks, the Standby Lender, the Borrowers, Stena AB and their respective successors.

24.2 NO ASSIGNMENT BY BORROWERS

     Neither of the Borrowers nor Stena AB may assign or transfer any of its respective rights or obligations under any of the Security Documents.

24.3 TRANSFERS

     Any Bank (the "TRANSFEROR BANK") may at any time cause all or any part of its rights, benefits and/or obligations under this Agreement and the
     Security Documents to be transferred to any bank or financial institution
     (a "TRANSFEREE BANK") by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee
     Bank.

     Any such transfer shall require the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) unless (i) it is made in favour of another Bank or an affiliate of the Transferor Bank or any other Bank or
     (ii) it is made in favour of any other bank or financial institution after an Event of Default has occurred and has been continuing for 45 days, in which case it may be made without the Borrowers' consent.

     Any transfer by a Bank shall be offered and effected in compliance with all applicable

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     laws and regulations. No such transfer is binding on, or effective in relation to, the Borrowers, the Agent or the Security Agent unless it is effected or evidenced by a Transfer Certificate which complies with the provisions of this Clause 24.3 and is signed by or on behalf of the
     Transferor Bank, the Transferee Bank and the Agent (on behalf of itself, the Borrowers and Stena AB, the Security Agent, the Co-Arrangers, the
     Issuing Banks, the Standby Lender and the other Banks). Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer
     Certificate, such Transfer Certificate shall have effect as set out below.

     The following further provisions shall have effect in relation to any
     Transfer Certificate:-

     (A)  a Transfer Certificate may be in respect of a Bank's rights in respect of all or part of its Commitment and shall be in respect of the same proportion of its Percentage and of its Contribution;

     (B)  a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank in its capacity as a Bank and shall not transfer its rights and obligations as Agent, Security Agent,
          Issuing Bank or Standby Lender, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

     (C)  a Transfer Certificate shall take effect in accordance with English law as follows:-

          (i)  to the extent specified in the Transfer Certificate, the
               Transferor Bank's payment rights and all its other rights (other than those referred to in paragraph (B) above) under this
               Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank's title and of any rights or equities which the Borrowers had against the Transferor Bank;

          (ii) the Transferor Bank's Commitment is discharged to the extent specified in the Transfer Certificate;

          (iii) the Transferee Bank becomes a Bank with a Contribution, a
               Percentage and a Commitment of the amounts specified in the
               Transfer Certificate;

          (iv) the Transferee Bank becomes bound by all the provisions of this
               Agreement and the Security Documents which are applicable to the
               Banks generally, including those about pro rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Security Agent and the Issuing Banks in
               accordance with the provisions of this Agreement and to the extent that the Transferee Bank becomes bound by those
               provisions, the Transferor Bank ceases to be bound by them;

          (v)  an Advance or part of an Advance which the Transferee Bank makes after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank's title and any rights or equities of any Security Party against the Transferor Bank had not
               existed; and

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          (vi) the Transferee Bank becomes entitled to all the rights under this
               Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under Clauses 8.5, 11 and 21, and to the extent that the
               Transferee Bank becomes entitled to such rights, the Transferor
               Bank ceases to be entitled to them;

     (D)  the rights and equities of the Borrowers or of any other Security
          Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim;

     (E)  the Borrowers, the Security Agent, the Issuing Banks, the Standby
          Lender, the Banks, Stena AB and the Co-Arrangers hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on its behalf (and, in the case of the Security Agent, on behalf of any Security Party which has in the relevant Security Document given a corresponding authorisation and instruction to the Security Agent) and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer
          Certificate, the Agent shall notify the Borrowers, the Security Agent, the Transferor Bank and the Transferee Bank.

24.4 RELIANCE ON TRANSFER CERTIFICATE

     (A)  The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this
          Agreement and the Security Documents for the consequences of such reliance.

     (B)  (i)  The Agent shall at all times during the continuation of this
               Agreement maintain a register in which it shall record the name,
               Commitments, Contributions, Percentages and administrative details (including the lending office) from time to time of each
               Bank holding Transfer Certificates and the date at which the transfer referred to in such Transfer Certificate held by each
               Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank, the Security
               Agent, the Issuing Banks, the Standby Lender, the Borrowers and
               Stena AB during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

          (ii) The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions, the Percentages and the
               Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent, the Security Agent and the other Security
               Parties for all purposes in connection with this Agreement and the Security Documents.

24.5 TRANSFER FEES AND EXPENSES

     If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, it shall pay to the Agent for its own account a registration fee of $1,000 for each transfer, and shall also pay to the Agent on demand all costs, fees and expenses
     (including, but not limited to, legal fees and expenses), and all VAT

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     thereon, certified by the Agent as having been reasonably incurred by it in connection with such transfer.

24.6 DOCUMENTING ASSIGNMENTS AND TRANSFERS

     If any Bank transfers all or any part of its rights, benefits and/or obligations as provided in Clause 24.3 the Borrowers and Stena AB undertake, immediately on being requested to do so by the Agent and at the cost of the Transferor Bank, to enter into, and procure that the other
     Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank all or the relevant part of such Bank's interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests.

24.7 SUB-PARTICIPATION

     Except with the consent of the Borrowers (such consent not to be unreasonably withheld), a Bank may not sub-participate all or any part of its rights and/or obligations under the Security Documents or enter into any contractual arrangement with any person (other than as permitted under
     Clause 24.3) the effect of which is to give that person an interest in that
     Bank's rights and/or obligations under the Security Documents.

24.8 LENDING OFFICE

     Each Bank shall lend through its office at the address specified in
     Schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement.
     If the office through which such Bank is lending is changed pursuant to this Clause 24.8, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrowers.

24.9 DISCLOSURE OF INFORMATION

     Any Bank may disclose to a prospective assignee, substitute or transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the
     Borrowers and the Stena AB Group as such Bank shall consider appropriate if such Bank first procures that the relevant prospective assignee, substitute or transferee or other person (such person together with any prospective assignee, substitute or transferee being hereinafter described as the
     "PROSPECTIVE ASSIGNEE") shall undertake to the Borrowers to keep secret and confidential and, not without the prior written consent of the Borrowers, disclose to any third party any of the information, reports or documents supplied by such Bank provided however that the Prospective Assignee shall be entitled to disclose any such information, reports or documents in the following situations:-

     (A)  in relation to any proceedings arising out of this Agreement or the other Security Documents to the extent considered necessary by the
          Prospective Assignee to protect its interest; or

     (B)  pursuant to a court order relating to discovery or otherwise; or

     (C)  pursuant to any law or regulation or to any fiscal, monetary, tax, governmental or other competent authority; or

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     (D)  to its auditors, legal or other professional advisers.

     In addition, the Prospective Assignee shall be entitled to disclose or use any such information, reports or documents if the information contained therein shall have emanated, in conditions free from confidentiality, bona fide from some person other than such Bank or the Borrowers or any member of the Stena AB Group.

24.10 NO ADDITIONAL COSTS

     If at the time of, or immediately after, any transfer by a Bank of any part of the rights, benefits and/or obligations under this Agreement, or any change in the office through which it lends for the purposes of this
     Agreement, the Borrowers would be obliged to pay to the Transferee Bank or
     (in the case of a change of lending office) the Bank under Clauses 11.7 or
     21.2 any sum in excess of the sum (if any) which it would have been obliged to pay to the relevant Bank under the relevant Clause in the absence of such transfer or change, the Borrowers shall not be obliged to pay that excess.

25   REFERENCE BANKS, CO-ARRANGERS, AGENT AND SECURITY AGENT

25.1 REFERENCE BANKS

     If (i) the whole of the Contribution (if any) of any Reference Bank is prepaid, (ii) the Commitments (if any) of any Reference Bank are reduced to zero in accordance with Clause 21 or any other relevant provision hereof,
     (iii) a Reference Bank transfers the whole of its rights and obligations
     (if any) as a Bank under this Agreement or (iv), where applicable, any
     Reference Bank ceases to provide quotations to the Agent for the purposes of determining LIBOR, the Agent may, acting on the instructions of the
     Majority Banks, terminate the appointment of such Reference Bank and appoint another Bank to replace such Reference Bank.

25.2 DECISION MAKING

     (A)  DECISIONS REQUIRING CONSENT OF ALL THE BANKS AND THE STANDBY LENDER

          Save as expressly provided in Clause 25.2(B) or as otherwise expressly provided herein, any proposed course of action in connection with any matter requiring the consent of the Banks and the Standby Lender under or in connection howsoever with this Agreement or any other Security
          Document shall only be taken with the consent of all the Banks and the
          Standby Lender including, but without limitation to the generality of the foregoing:-

          (i)  (save as required by the terms of the Security Documents) the release of any of the Security Documents or the release of any
               Security Party from any of its obligations hereunder or under any other Security Document;

          (ii) the amendment of any of the provisions of this Agreement or any other of the Security Documents;

          (iii) any time or other indulgence to be granted to the Borrowers or any other Security Party in respect of its obligations under any of the Security Documents.

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     (B)  DECISIONS REQUIRING CONSENT OF THE MAJORITY BANKS

          Proposals in connection with the following matters shall, in the absence of agreement thereon by all of the Banks and the Standby
          Lender or as otherwise provided in this Agreement, be determined by the Majority Banks:-

          (i)  the making of any declaration by the Agent under Clause 19.2;

          (ii) the institution of any legal proceedings for the enforcement of any rights or powers whatsoever pursuant to the terms of this
               Agreement or any other of the Security Documents;

          (iii) any course of action whatsoever from time to time (other than the making of a demand for payment hereunder) whether of a legal or commercial nature or otherwise howsoever for the purpose of achieving a full or partial recovery of any principal, interest or other amount due and payable by the Borrowers hereunder or otherwise in connection therewith following the making of a declaration by the Agent under Clause 19.2;

          (iv) any other matter in respect of which this Agreement or any other
               Security Document expressly provides that the consent of the
               Majority Banks shall be required.

     (C)  METHOD OF SOLICITING AGREEMENT

          Any determination of the Banks and the Standby Lender shall be ascertained by the Agent or the Security Agent (as the case may be)
          either:-

          (i)  by means of a telefax sent by the Agent or the Security Agent (as the case may be) to each of the Banks and the Standby Lender in identical terms on the proposal or matter in issue; or

          (ii) by means of the vote of representatives of each Bank and the
               Standby Lender at a meeting convened by the Agent or the Security
               Agent (as the case may be) and held for the purpose of discussing
               (inter alia) such proposal or matter in issue.

          Furthermore, it is hereby agreed by the Banks and the Standby Lender that:-

               (a)  where a decision of the Banks and the Standby Lender is sought by the Agent or the Security Agent by means of a
                    telefax sent in accordance with paragraph (i) above and
                    provided that the Agent or Security Agent (as appropriate)
                    verifies forthwith by telephone with each relevant Bank and the Standby Lender that it has received such telefax in good order and provided further that such telefax states that it is issued in accordance with this Clause 25.2(C) and states the consequences to the recipient of failing to respond,
                    then the Agent or Security Agent (as the case may be) may in its telefax:-

                    (i)  recommend a proposed course of action to be taken by
                         the Banks and the Standby Lender; and

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                    (ii) specify a time limit (of not less than three (3)
                         Banking Days) within which the Banks and the Standby
                         Lender are required to respond to the Agent's or
                         Security Agent's recommendation

                    so that, if any Bank or the Standby Lender fails to notify the Agent or Security Agent (as appropriate) within such
                    time limit of its response to the recommendation, such Bank or Standby Lender shall be deemed to have accepted and
                    approved the course of action proposed by the Agent or the
                    Security Agent (as the case may be); and

               (b)  where the approval of the Majority Banks is required in respect of any matter, the approval shall be deemed to have been given as soon as the Agent or the Security Agent (as
                    the case may be) receives the requisite number of votes in favour of the proposal so that the Agent or Security Agent may act on the basis of such votes without having to wait
                    for the response of (or to give any notification to) any
                    other Bank or the Standby Lender who has yet to reply to the
                    Agent or Security Agent.

25.3 THE AGENT

     (A)  APPOINTMENT OF THE AGENT

          Each of the Banks, the Issuing Banks, the Standby Lender, the
          Co-Arrangers and the Security Agent hereby appoints the Agent to act as its agent under this Agreement with such rights, powers and discretions as are expressly delegated to the Agent hereunder.

     (B)  OBLIGATIONS OF THE AGENT

          The Agent shall:-

          (i)  promptly inform the Banks, the Issuing Banks and the Standby
               Lender of the contents of any notice or request received by it from the Borrowers or any other Security Party under the Security
               Documents (whether such notice or request is addressed to the
               Agent alone or the Agent on behalf of the Banks, the Issuing
               Banks, the Standby Lender and/or the Security Agent) and of any
               information delivered to it pursuant to Clause 14.2(C) and of any other matters which the Agent considers material;

          (ii) promptly deliver to the Banks, the Issuing Banks and the Standby
               Lender copies of any accounts, financial projections, SEC filings or reports and certificates delivered to it pursuant to Clause
               14.2 and, as soon as reasonably practicable after the
               Availability Date, copies of the documents delivered in
               satisfaction of the requirements of Schedule 6;

          (iii) promptly inform the Banks, the Issuing Banks and the Standby
               Lender in reasonable detail of any exercise by it of any of the rights, powers and/or discretions vested in it hereunder (but without the Agent being under any obligation to give prior notice to the Banks, the Issuing Banks or the Standby Lender of any such exercise);

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          (iv) promptly notify the Banks, the Issuing Banks and the Standby
               Lender of the occurrence of any Default or any other default by a
               Security Party in the due performance of or compliance with its material obligations under any of the Security Documents of which the Agent has actual knowledge or actual notice and the
               occurrence of which the Agent has verified;

          (v)  if directed by the Majority Banks, exercise (or refrain from exercising) any right, power or discretion vested in it hereunder in accordance with the directions (subject to Clause 25.2(A)) of the Majority Banks provided, however, that it may refrain from acting in accordance with any such directions until it has received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses
               (including legal fees) and liabilities which it will or may expend or incur in complying with such directions and for this purpose the Agent shall make a demand for such security addressed to all the Banks and the Standby Lender;

          (vi) receive from the Borrowers all payments of principal, interest and other moneys expressed to be payable to the Agent hereunder on behalf of all or any of the Banks, the Issuing Banks, the
               Standby Lender, the Co-Arrangers and/or the Security Agent and
               shall receive from the Security Agent the proceeds of realisation of the securities constituted by the Security Documents and shall promptly distribute the same amongst the Banks, the Issuing
               Banks, the Standby Lender, the Co-Arrangers, the Security Agent
               and itself in accordance with the terms of this Agreement pending which the Agent shall hold any and all such moneys on trust for the Banks, the Issuing Banks, the Standby Lender, the
               Co-Arrangers, the Security Agent and itself.

     (C)  RELATIONSHIP OF AGENT AND PRINCIPAL

          The relationship between the Agent on the one part and each Bank, each
          Issuing Bank, the Standby Lender, the Co-Arrangers and the Security
          Agent on the other is that of agent and principal and, except in relation to any moneys referred to in Clause 25.3(B)(vi) held by the
          Agent pending distribution hereunder, the Agent shall not have a fiduciary relationship with or be, or be deemed to be, a trustee of or for any such party.

25.4 THE SECURITY AGENT

     (A)  APPOINTMENT OF THE SECURITY AGENT

          Each of the Banks, the Issuing Banks, the Standby Lender, the
          Co-Arrangers and the Agent hereby appoints the Security Agent to act for and on its behalf as its trustee in connection with this Agreement and the other Security Documents and authorises the Security Agent to enter into each of the Security Documents and exercise such rights, powers and discretions as are specifically delegated to it by the terms thereof together with such rights, powers and discretions as are reasonably incidental thereto.

     (B)  THE TRUST PROPERTY

          In this Clause 25 the expression "TRUST PROPERTY" shall mean:-

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          (i)  all rights, title and interests that may at any time be or have been granted, mortgaged, charged or assigned in favour of the
               Security Agent pursuant to the Security Documents (except to the extent that such rights, title and/or interests are intended to be for the sole benefit or protection of the Security Agent);

          (ii) all moneys which are received or recovered by or on behalf of the
               Security Agent under or by virtue of any right, title and/or interest described in paragraph (i) above; and

          (iii) all moneys and other assets accrued on, or derived from, any moneys described in paragraph (ii) above but shall not include any moneys which the Security Agent has transferred to the Agent or (being entitled to do so) has retained in accordance with the provisions of Clause 25.4(D).

     (C)  DECLARATION OF TRUST

          The Security Agent shall hold the Trust Property for the benefit of each of the Banks, the Issuing Banks, the Standby Lender, the
          Co-Arrangers, the Agent and itself from time to time upon the trusts and in accordance with the provisions contained in this Clause 25 and the obligations, rights and benefits vested or to be vested in the
          Security Agent by this Agreement, any other Security Document or any document entered into pursuant hereto or thereto shall (as well before as after enforcement) be performed and (as the case may be) exercised in accordance with the provisions of this Clause 25.

     (D)  APPLICATION OF MONEYS

          Save as expressly stated to the contrary herein or in any other
          Security Document, any moneys received or recovered by the Security
          Agent and which form part of the Trust Property shall (without prejudice to the rights of the Security Agent pursuant to any Security
          Document to credit any moneys received by it to any suspense account)
          be transferred forthwith to the Agent for distribution in accordance with the relevant provisions of this Agreement

          Provided however that, before transferring such moneys to the Agent, the Security Agent shall be entitled to deduct therefrom any sum then properly due and payable under this Agreement or any other Security
          Document to the Security Agent or any receiver, attorney, agent, delegate or other person appointed by it and retain that sum for its own account or (as the case may be) remit such sum to the other person to whom it is then due and payable.

          For as long as Svenska Handelsbanken AB (publ) continues to act as both Agent and Security Agent (or at any other time when any single bank shall act in both such capacities) it shall be sufficient for the purposes of complying with this Clause 25.4(D) for the moneys concerned to be credited to the account kept by the Agent for the purposes of dealing with amounts received by it under or pursuant to the Security Documents.

     (E)  DUTIES OF THE SECURITY AGENT

          In addition to its obligations under Clause 25.4(D) the Security Agent shall:-

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          (i)  promptly inform the Banks, the Issuing Banks and the Standby
               Lender of the contents of any notice or request received by it from the Borrowers or any other Security Party under the Security
               Documents and of any other matters which the Security Agent considers material;

          (ii) promptly inform the Banks, the Issuing Banks and the Standby
               Lender in reasonable detail of any exercise by it of any of the rights, powers and/or discretions vested in it hereunder (but without the Security Agent being under any obligation to give prior notice to the Banks, the Issuing Banks or the Standby
               Lender of any such exercise);

          (iii) promptly notify the Banks, the Issuing Banks and the Standby
               Lender of the occurrence of any Default or any other default by a
               Security Party in the due performance of or compliance with its material obligations under any of the Security Documents of which the Security Agent has actual knowledge or actual notice and the occurrence of which the Security Agent has verified;

          (iv) if directed by the Majority Banks, exercise (or refrain from exercising) any right, power or discretion vested in it hereunder in accordance with the directions (subject to Clause 25.2(A)) of the Majority Banks provided, however, that it may refrain from acting in accordance with any such directions until it has received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses
               (including legal fees) and liabilities which it will or may expend or incur in complying with such directions and for this purpose the Security Agent shall make a demand for such security addressed to all the Banks and the Standby Lender.

     (F)  POWERS AND DISCRETIONS OF THE SECURITY AGENT

          The Security Agent shall have all the powers and discretions conferred upon a trustee by the Trustee Act 1925 and/or any other relevant legislation from time to time in force (to the extent not inconsistent herewith) and upon a receiver appointed under the Security Documents or any of them (as though the Security Agent were a receiver thereunder).

     (G)  DELEGATION OF POWERS; APPOINTMENT OF CO-TRUSTEES

          The Security Agent shall be entitled:-

          (i)  whenever it thinks fit, to delegate by power of attorney or otherwise to any person or persons all or any of the rights, trusts, powers, authorities and discretions vested in it by this
               Agreement or any other Security Document and such delegation may be made upon such terms and subject to such conditions and subject to such regulations as the Security Agent may think fit and the Security Agent shall not be bound to supervise the proceedings or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate provided that the Security Agent shall have acted reasonably in making such delegation to such delegate and the Security Agent shall promptly give notice to each of the
               Banks, the Issuing Banks, the Standby

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               Lender, the Co-Arrangers and the Agent of the appointment of any delegate or such delegate as aforesaid; and

          (ii) with the prior consent of the Majority Banks and the Borrowers, to appoint (and subsequently to dismiss) such other person or persons as it thinks fit to become additional trustees hereunder
               (but so that there shall not be more than two trustees at any time) to assist it in carrying out its rights and duties
               hereunder and under the other Security Documents and each such additional trustee shall be entitled to the same rights and subject to the same obligations hereunder as the Security Agent.

     (H)  AUTHORITY TO ENTER INTO DOCUMENTS AND GRANT WAIVERS

          Each of the Banks, the Issuing Banks, the Standby Lender, the
          Co-Arrangers and the Agent hereby authorises the Security Agent:-

          (i)  to enter into any amendment to any Security Document or to grant any waiver of any obligation of any Security Party under any
               Security Document which in either case has either been approved by the Banks or is, in the unfettered opinion of the Security
               Agent, of a minor or technical nature and not likely to have any material effect on the obligation of the relevant Security Party under the relevant Security Document;

          (ii) to enter into any quiet enjoyment undertaking as contemplated by
               Clause 16.15; and

          (iii) to enter into a quadripartite agreement with SIBV as owner,
               Stena Ferries Limited as bareboat charterer and P&O Ferries
               Limited as sub-bareboat charterer in respect of m.v. "PRIDE OF
               AQUITAINE" substantially in the form set out in Schedule 20 to the Agreed Form Certificate.

     (I)  SECURITY AGENT TO BE CREDITOR

          The parties hereto agree that for the purpose of enforcing rights established under the Security Documents in the Netherlands,
          Switzerland, Sweden or any other relevant jurisdiction, to the extent that the law of the Netherlands, Switzerland, Sweden or such other jurisdiction will apply thereto, the Security Agent will be the joint and several creditor of each and every obligation of the Borrowers towards the Banks, the Issuing Banks, the Standby Lender, the
          Co-Arrangers and the Agent under this Agreement, so that the Security
          Agent will have its own independent right to demand performance by the
          Borrowers of each such obligation but so that payment to the Security
          Agent will serve as payment to the Banks, the Issuing Banks, the
          Standby Lender, the Co-Arrangers and the Agent (as appropriate) and payment to any of the Banks, the Issuing Banks, the Standby Lender,
          the Co-Arrangers and the Agent will serve as payment to the Security
          Agent.

     (J)  WINDING-UP OF TRUSTS

          If:-

          (i)  all of the liabilities of the Borrowers secured under the
               Security Documents have been fully and finally discharged; and

                                       133

          (ii) no future or contingent liability remains outstanding; and

          (iii) the Security Agent is satisfied that there is no substantial risk of any payment or other transaction under this Agreement or any other Security Document being set aside in any liquidation or insolvency of the Borrowers or any other Security Party which has previously occurred or may later occur

          then the trusts herein created shall be wound-up and the Security
          Agent shall release, without recourse or warranty, all security granted to it pursuant to the Security Documents then held by it, whereupon the Security Agent, the Banks, the Issuing Banks, the
          Standby Lender, the Co-Arrangers and the Agent shall each be released from their respective obligations under this Clause 25.4 (except those which arose prior to such winding-up).

     (K)  PERPETUITY PERIOD

          The perpetuity period under the rule against perpetuities if applicable to the Trust Property shall be the period of eighty (80)
          years from the date of this Agreement.

     (L)  GOVERNING LAW

          The trusts created by this Clause 25 shall be governed by and construed in accordance with English law.

25.5 THE AGENT AND SECURITY AGENT: COMMON PROVISIONS

     (A)  POWERS OF THE AGENT AND SECURITY AGENT GENERALLY

          In addition to the powers expressly given to the Agent and/or the
          Security Agent by this Agreement:-

          (i)  the Banks and the Standby Lender may give the Agent and/or the
               Security Agent (generally or in any particular case) any powers which the Banks and the Standby Lender consider appropriate; and

          (ii) each of the Agent and the Security Agent has power to take any other action which it considers to be reasonably incidental or conducive to the performance of its functions under this
               Agreement or otherwise appropriate in the context of those functions, including the exercise of any powers given to it by the Banks and the Standby Lender.

     (B)  EXERCISE OF THE AGENT'S AND SECURITY AGENT'S POWERS

          The rights, powers and discretions vested in the Agent and the
          Security Agent by this Agreement and/or the other Security Documents shall only be exercised by the Agent or the Security Agent (as the case may be) in accordance with the instructions of the Majority Banks or (if so required in accordance with the provisions of Clause
          25.2(A)) the Banks and the Standby Lender provided however that the
          Agent and the Security Agent shall each be entitled (but not bound) to exercise or refrain from exercising any such right, power or discretion without the directions of the Majority Banks or the Banks and the Standby Lender (as the case may be) if the Agent or Security
          Agent (as appropriate) believes that

                                       134

          the immediate exercise of such right, power or discretion is necessary or desirable to protect the interests of the Banks and the Standby
          Lender under or in respect of the Security Documents or to protect or preserve the security afforded thereby.

          Where any right, power or discretion is vested in the Security Agent under this Agreement or any other Security Document but is expressed as being exercisable in accordance with the directions of the Banks and the Standby Lender or the Majority Banks, such right, power or discretion shall not be exercised by the Security Agent without the lawful directions of the Banks and the Standby Lender or the Majority
          Banks (as the case may be).

     (C)  LIMIT OF AGENT'S AND SECURITY AGENT'S OBLIGATIONS

          Notwithstanding anything to the contrary expressed or implied herein or in any other Security Document, neither the Agent nor the Security
          Agent shall:-

          (i)  be bound to enquire as to the occurrence or otherwise of any
               Default or as to the performance by any Security Party of its obligations under any of the Security Documents;

          (ii) be bound to disclose to any other person any information relating to any Security Party if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

          (iii) have any responsibility to the Banks, the Issuing Banks, the
               Standby Lender, the Co-Arrangers or each other for:-

               (a)  the financial position, creditworthiness, affairs or
                    prospects of any of the Security Parties;

               (b)  the performance or non-performance howsoever by any of the
                    Security Parties of any of their obligations hereunder or
                    under any of the Security Documents;

               (c)  the due execution, effectiveness, genuineness, validity or enforceability of any of the Security Documents or any
                    document relating thereto or any filing or recording thereof or the taking of any other action whatsoever and howsoever in connection therewith or the collectability of any sum due thereunder;

               (d)  any computations and/or information supplied to the Banks, the Issuing Banks and/or the Standby Lender by the Agent or
                    the Security Agent in reliance upon which the Banks, the
                    Issuing Banks and/or the Standby Lender have entered into
                    this Agreement;

          (iv) be under any liability whatsoever for any consequence of relying on:-

               (a)  any written communication or document believed by it to be genuine or correct and to have been communicated or signed by the person by whom it is purported to have been
                    communicated or signed; or

                                       135

               (b)  the advice or opinions of any professional advisers selected by it;

          (v)  be under any duty to account to any Bank, any Issuing Bank, the
               Standby Lender, the Co-Arrangers or each other for any sum received by it for its own account or the profit element of any such sum;

          (vi) be under any obligation other than those for which express provision is made herein.

     (D)  RIGHTS OF THE AGENT AND SECURITY AGENT

          Each of the Agent and Security Agent may:-

          (i)  carry out its duties hereunder through such officers, directors, employees, consultants or independent agents as it may in its unfettered discretion think fit;

          (ii) assume that no Default has occurred and that none of the Security
               Parties is in breach of its obligations under any of the Security
               Documents unless the Agent or the Security Agent (as the case may
               be) has actual knowledge or actual notice to the contrary;

          (iii) engage and pay for the advice or services of any internal or external lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or
               desirable and rely upon any advice so obtained;

          (iv) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a
               certificate signed by or on behalf of that Security Party;

          (v)  rely upon any communication or document believed by it to be genuine.

     (E)  RESPONSIBILITIES OF THE BANKS, THE ISSUING BANKS, THE STANDBY LENDER
          AND THE CO-ARRANGERS

          It is understood that each of the Banks, the Issuing Banks, the
          Standby Lender and the Co-Arrangers has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Security Party and, accordingly, each of the Banks, the Issuing Banks, the Standby Lender and the Co-Arrangers warrants to both the Agent and the Security Agent that it has not relied and will not rely on the Agent or the Security
          Agent:-

          (i)  to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Security Party in connection with this Agreement or any other Security Document; or

          (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Security Party.

                                       136

     (F)  ADMINISTRATION

          Subject to the terms of this Agreement, this Agreement and the other
          Security Documents shall be serviced, supervised and administered by the Agent and the Security Agent respectively in the ordinary course of its business and in accordance with its usual practices. In performing its duties and functions hereunder, the Agent or the
          Security Agent (as the case may be) shall exercise the same care as it normally exercises in making and administering loans for its own account, but assumes no further responsibility in respect of such performance.

     (G)  LIMITATION OF LIABILITY

          Neither the Agent nor the Security Agent shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement or any other Security Document save in the case of gross negligence or wilful misconduct and neither the Banks, the
          Issuing Banks, the Standby Lender nor the Co-Arrangers will assert or seek to assert against any director, officer or employee of the Agent or the Security Agent (as the case may be) any claim they might have against any of them in respect of the matters referred to in this
          Clause 25.5(G).

     (H)  NO RESTRICTION ON OTHER BUSINESS

          Neither the Agent nor the Security Agent (nor any officer thereof)
          shall be precluded by reason of so acting from underwriting, guaranteeing the subscription of or subscribing for or otherwise acquiring, holding or dealing with any debentures, shares or securities whatsoever of any Security Party or from entering into any contract or financial or other transaction with or from engaging in any banking or other business with any Security Party and shall not be liable to account for any profit made or payment received by it thereby or in connection therewith.

25.6 RETIREMENT AND REPLACEMENT OF THE AGENT AND THE SECURITY AGENT

     (A)  Either or both of the Agent and the Security Agent may retire at any time without assigning any reason by giving to the Borrowers, the
          Banks, the Issuing Banks, the Standby Lender and the Security Agent or
          Agent (as the case may be) not less than thirty (30) days notice of its intention to do so. Unless the Agent or Security Agent (as appropriate) in its notice of retirement nominates any of its associated companies to be its successor, the successor Agent or
          Security Agent may be appointed by the Majority Banks (with the prior written consent of the Borrowers, such consent not to be unreasonably withheld or delayed) during such thirty (30) day period provided that, should they fail to do so, the Agent or the Security Agent (as the case may be) may then appoint as its successor a reputable and experienced bank with an office in London.

     (B)  If any Bank is dissatisfied with the Agent and/or the Security Agent and wants it to be replaced, such Bank shall consult with the other relevant Banks and the Borrowers for a period of up to thirty (30)
          days to decide whether the Agent and/or the Security Agent should be replaced and, if so, by whom (such replacement being one of the relevant Banks or an associated company thereof). If at the end of such period the relevant Banks unanimously agree that the Agent and/or the Security Agent (as the case may be) should be replaced by a particular Bank or one of its associated companies, and if the
          Borrowers consent in writing

                                       137

          to the identity of the proposed replacement (such consent (i) not to be unreasonably withheld and (ii) not to be required if an Event of
          Default has occurred and is continuing), then notice shall be given by the relevant Banks to the Agent and/or the Security Agent (as the case may be) specifying the date, being not fewer than five (5) Banking
          Days after the date of such notice, on which the appointment of the successor Agent and/or Security Agent is, subject to Clause 25.6(D), to take effect.

     (C)  For the purposes of this Clause 25.6(A):-

          (i)  an "ASSOCIATED COMPANY" of the Agent or Security Agent or any
               Bank shall mean any company which is a holding company of the
               Agent or Security Agent or such Bank (as the case may be) or a wholly-owned subsidiary of it or its parent company; and

          (ii) "RELEVANT BANKS" means all of the Banks other than that Bank which acts as Agent or (as the case may be) Security Agent or whose associated company acts in such capacity.

     (D)  Any appointment of a successor Agent or Security Agent under Clause
          25.6(A) or (B) shall take effect upon:-

          (i)  the successor confirming in writing its agreement to be bound by the provisions of this Agreement; and

          (ii) notice thereof by the Agent or Security Agent and its successor
               (which notice, in the case of a new Agent, shall specify the bank in New York to which payments to the new Agent shall be made thereafter) being given to each of the other parties to this
               Agreement and/or the other Security Documents; and

          (iii) in the case of a new Security Agent, the outgoing Security Agent has transferred to its successor all of its rights and
               obligations under the Security Documents.

     (E)  If a successor to the Agent or Security Agent is appointed under the provisions of this Clause 25.6:-

          (i)  the outgoing Agent or Security Agent (as the case may be) shall be discharged from any further obligation under this Agreement;

          (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto in place of the outgoing Agent or Security Agent (as the case may be);

          (iii) Clause 25 and the other provisions of this Agreement shall remain in effect for the benefit and protection of the outgoing
               Agent or Security Agent (as the case may be) in relation to any claim or loss which may be brought against or incurred by it in connection with or as a result of any act, omission, breach, neglect or other occurrence or matter relating to or arising out of this Agreement which took place before its resignation.

                                       138

26   NOTICES AND OTHER MATTERS

26.1 NOTICES

     Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security
     Documents shall:-

     (A)  be in writing delivered personally or by first-class prepaid letter
          (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form provided that any communication by facsimile transmission shall be confirmed forthwith by letter;

     (B)  be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or five (5) days after it has been put in to the post and, in the case of a facsimile transmission or other means of
          telecommunication in permanent written form, at the time of despatch
          (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

     (C)  be sent:-

          (i)  to SSAG at:-

               Bahnhofplatz
               CH-6300 Zug
               Switzerland

               Fax: 41 41 728 8139

               Marked for attention: Jan Larsson

               to SIBV at:-

               World Trade Centre
               Amsterdam Airport
               Schiphol Boulevard 237
               1118 BH Schiphol Airport
               The Netherlands

               Fax: 31 20 653 1960

               Marked for attention: Managing Director

          (ii) to Stena AB at:-

               Masthuggskajen
               SE-405 19 Goteborg
               Sweden

               Fax: 46 31 243947

               Marked for attention: Finance Manager

                                       139

          (iii) to the Agent, the Security Agent and the Standby Lender at:-

               Svenska Handelsbanken AB (publ)
               Regional Bank of Western Sweden
               SE-405 40 Goteborg
               Sweden

               Fax: 46 31 774 8308

               Marked for attention: RVC STBNL 753

          (iv) to Nordea Bank AB (publ) in its capacity as the New Guarantee
               Provider and as an Existing Guarantee Provider:-

               Nordea Bank AB (publ)
               Ostra Hamngatan 16
               SE-405 09 Goteborg
               Sweden

               Fax: 46 31 771 6470

               Marked for attention: Nordea Shipping Offshore and Oil Services

          (v)  to JPMorgan Chase Bank, N.A. in its capacity as an Existing
               Guarantee Provider at:-

               125 London Wall
               London EC2Y 5AJ
               England

               Fax: 44 20 7777 4613

               Marked for attention: Corporate Banking - Transportation

          (vi) to each Bank or Co-Arranger at its address and fax number specified in Schedule 1 or in any relevant Transfer Certificate,

          or to such other address and/or number as is notified by one party to the other party under this Agreement;

     (D)  be sent by the Borrowers or Stena AB to the Banks, the relevant
          Issuing Bank, the Standby Lender or the Co-Arrangers by sending the same to the Agent and by the Banks, the Issuing Banks, the Standby
          Lender and the Co-Arrangers to the Borrowers and Stena AB by
          forwarding the same through the Agent.

26.2 NO IMPLIED WAIVERS, REMEDIES CUMULATIVE

     No failure or delay on the part of the Agent, the Co-Arrangers, the
     Security Agent, the Issuing Banks, the Standby Lender, the Banks or any of
     them to exercise any power, right or remedy under any of the Security
     Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Co-Arrangers, the Security Agent, the
     Issuing Banks, the Standby Lender, the Banks or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power,

                                       140

     right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

26.3 FURTHER ASSURANCE

     The Borrowers and Stena AB undertake that the Security Documents shall, both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents, be valid and binding obligations of the respective parties thereto and the rights of the Agent, the Security Agent, the Issuing Banks, the Standby Lender, the Banks and
     the Co-Arrangers thereunder enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Agent may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

26.4 ENGLISH LANGUAGE

     All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the
     English language or shall be accompanied by a certified English translation upon which the Agent shall be entitled to rely.

26.5 THIRD PARTY RIGHTS

     A person (including any body of persons) who is not a party to this
     Agreement has no right under the Contracts (Rights of Third Parties) Act
     1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

27   GOVERNING LAW AND JURISDICTION

27.1 LAW

     This Agreement is governed by and shall be construed in accordance with
     English law.

27.2 SUBMISSION TO JURISDICTION

     The Borrowers and Stena AB each agree, for the benefit of the Agent, the
     Co-Arrangers, the Security Agent, the Issuing Banks, the Standby Lender and
     the Banks, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrowers or Stena AB or any of their assets may be brought in the English courts. The Borrowers and Stena
     AB each hereby irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Stena (UK)
     Limited at present of 4/5 Arlington Street, London SW1 1RA to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Agent, the Co-Arrangers, the Security Agent, the Issuing
     Banks, the Standby Lender or the Banks to take proceedings against the
     Borrowers and Stena AB in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of
     England or Sweden and not those of any other State shall have jurisdiction to

                                       141

     determine any claim which the Borrowers or Stena AB may have against the
     Agent, the Co-Arrangers, the Security Agent, the Issuing Banks, the Standby
     Lender or any Bank arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed as a deed on the date first written above.

                                       142

                                   SCHEDULE 1

                         THE BANKS AND THEIR COMMITMENTS



=========================================================================================
                                                                COMMITMENT    PERCENTAGE
         NAME                   ADDRESS AND FAX NUMBER               $             %
-----------------------------------------------------------------------------------------

ABN AMRO Bank N.V.       P.O. Box 949                           68,000,000   68/970 x 100
                         3000 DD Rotterdam
                         The Netherlands
                         Fax: 31 10 402 5580
                         Attention: Mr E J van Mastrigt
                         and
                         Fax: 31 10 402 4109
                         Attention: Mr P van der Have
-----------------------------------------------------------------------------------------
Citibank, N.A.           33 Canada Square                       95,000,000   95/970 x 100
                         Canary Wharf
                         London E1 5LB
                         England
                         Fax: 44 20 7986 2762
                         Attention: Simon Booth
-----------------------------------------------------------------------------------------
Deutsche Bank AG         Brandstwiete 1                         68,000,000   68/970 x 100
In Hamburg               D-20457 Hamburg
                         Federal Republic of Germany
                         Fax: 49 40 3701 4649
                         Attention: International Ship
                         Financing, Carola Roth
-----------------------------------------------------------------------------------------
DnB NOR Bank ASA         Stranden 21                            95,000,000   95/970 x 100
                         N-0021 Oslo
                         Norway
                         Fax: 47 22 48 28 94
                         Attention: Credit
                         Administration Shipping
-----------------------------------------------------------------------------------------
DVB Bank N.V. Nordic     P.O. Box 701 Sentrum                   45,000,000   45/970 x 100
Branch                   5807 Bergen
                         Norway
                         Fax: +47 55 30 94 50
                         Attn: Loan Administration
-----------------------------------------------------------------------------------------
HSBC Bank plc            CIBM Transport & Logistics             95,000,000   95/970 x 100
                         Level 19
                         8 Canada Square
                         London E14 5HQ
                         England
                         Fax: 44 20 7991 4895
                         Attention: Anne Dovigen
-----------------------------------------------------------------------------------------
HSH Nordbank AG          Gerhart-Hauptmann-Platz 50             68,000,000   68/970 x 100
                         20095 Hamburg
                         Germany
                         Fax: 49 40 33 33 34269
                         Attention: Steffen Gerjets
-----------------------------------------------------------------------------------------


                                       143



=========================================================================================
                                                                COMMITMENT    PERCENTAGE
         NAME                   ADDRESS AND FAX NUMBER               $             %
-----------------------------------------------------------------------------------------

JPMorgan Chase Bank,     125 London Wall                        95,000,000   95/970 x 100
N.A.                     London EC2Y 5AJ
                         England
                         Fax: 44 20 7777 4613
                         Attention: Corporate
                         Banking-Transportation
-----------------------------------------------------------------------------------------
Nordea Bank              Ostra Hamngatan 16                     95,000,000   95/970 x 100
AB (publ)                SE-405 09 Goteborg
                         Sweden
                         Fax: 46 31 771 6470
                         Attention: Nordea Shipping Offshore
                         and Oil Services
-----------------------------------------------------------------------------------------
Skandinaviska Enskilda   Ostra Hamngatan 24                     68,000,000   68/970 x 100
Banken AB (publ)         S-405 04 Goteborg
                         Sweden
                         Fax: 46 31 15 14 50
                         Attention: PSF/Shipping
-----------------------------------------------------------------------------------------
Svenska Handelsbanken    Ostra Hamngatan 23                     65,000,000   65/970 x 100
AB (publ)                SE-405 40 Goteborg
                         Sweden
                         Fax: 46 31 774 8308
                         Attention: RVC STBNL 753
-----------------------------------------------------------------------------------------
Swedbank                 Sodra Hamngatan 27                     68,000,000   68/970 x 100
(Foreningssparbanken     SE-404 80 Gothenburg
AB (publ))               Sweden
                         Fax: +46 31 15 20 88
                         Attn: Shipping Department
-----------------------------------------------------------------------------------------
The Governor and         1st Floor, New Uberior House           45,000,000   45/970 x 100
Company of the Bank of   11 Earl Grey Street
Scotland                 Edinburgh EH3 9BN
                         Scotland
                         Fax: 44 131 659 0387
                         Attention: Marine Finance
-----------------------------------------------------------------------------------------
                         TOTAL                                 970,000,000        100
=========================================================================================


                                       144

                                   SCHEDULE 2

                                    THE SHIPS



------------------------------------------------------------------------------------------------------------------------------------
                                                                          CLASSIFICATION    OFFICIAL NO./             INITIAL MARKET
       NAME               SHIPOWNERS              CLASSIFICATION             SOCIETY          CALL SIGN       FLAG         VALUE
------------------------------------------------------------------------------------------------------------------------------------

MONT VENTOUX        Stena International     DNV+1a1 ICE-1C General      Det norske Veritas  901501         British      $33,100,00
                    B.V.                    Cargo Carrier Ro/Ro
                                            Container DG-P E0 ICS W1
------------------------------------------------------------------------------------------------------------------------------------
PRIDE OF AQUITAINE  Stena International     LR + 100A1 Ro-Ro Passenger  Lloyds Register of  731221         British      $46,100,000
                    B.V.                    and Vehicle Ferry LMC UMS   Shipping
------------------------------------------------------------------------------------------------------------------------------------
STENA BALTICA       Stena Bermuda Line      DNV+1A1 R280 Car Ferry A    Det norske Veritas  8000475        Bahamian     $41,800,000
                    Limited                 EO
------------------------------------------------------------------------------------------------------------------------------------
STENA CARISMA       Stena Line Scandinavia  DNV+1A1 HSLC RI Car Ferry   Det norske Veritas  SGFV           Swedish      $27,700,000
                    AB                      A EO ICS
------------------------------------------------------------------------------------------------------------------------------------
STENA CLYDE         Stena International     DNV +1A1 Column Stabilised  Det norske Veritas  376547         British      $42,300,000
                    B.V.                    Drilling Unit
------------------------------------------------------------------------------------------------------------------------------------
STENA DANICA        Stena Line Scandinavia  DNV+1A1 Car Ferry A EO      Det norske Veritas  SKFH           Swedish      $31,000,000
                    AB                      ICE-1B
------------------------------------------------------------------------------------------------------------------------------------


                                       145



------------------------------------------------------------------------------------------------------------------------------------
                                                                          CLASSIFICATION    OFFICIAL NO./             INITIAL MARKET
       NAME               SHIPOWNERS              CLASSIFICATION             SOCIETY          CALL SIGN       FLAG         VALUE
------------------------------------------------------------------------------------------------------------------------------------

STENA DEE           Stena Drilling Limited  DNV +1A1 Column Stabilised  Det norske Veritas  701160         British     $ 98,300,000
                                            Drilling Unit DRILL
------------------------------------------------------------------------------------------------------------------------------------
STENA DISCOVERY     Stena Line Scandinavia  DNV+1A1 R1, HSLC Car Ferry  Det norske Veritas  18969          Dutch       $ 62,700,000
                    AB                      A/Catamaran, ICS, E0
------------------------------------------------------------------------------------------------------------------------------------
STENA DON           Stena Don LLC           DNV +1A1 Column Stabilised  Det norske Veritas  731709         Bermudian   $280,800,000
                                            Unit, Drilling Unit,
                                            Structure (N), DRILL (N),
                                            E0, DYNPOS-AUTRO, CRANE,
                                            HELDK
------------------------------------------------------------------------------------------------------------------------------------
STENA EUROPE        33 shares - Stena Line  DNV+1A1 Car Ferry A MCDK    Det norske Veritas  905449         British     $ 24,200,000
                    Shipholding B.V.        ICE- 1C
                    31 shares - Stena Line
                    Scandinavia AB
------------------------------------------------------------------------------------------------------------------------------------
STENA FORECASTER    Stena RoRo AB           DNV+1A1 ICE-1A General      Det norske Veritas  SCKZ           Swedish     $ 42,600,000
                                            Cargo Carrier Ro/Ro
                                            CONTAINER DG-P E0 ICS W1
                                            CLEAN TMON
------------------------------------------------------------------------------------------------------------------------------------
STENA FORERUNNER    Stena RoRo AB           DNV+1A1 ICE-1A General      Det norske Veritas  SBJP           Swedish     $ 42,600,000
                                            Cargo Carrier Ro/Ro
                                            CONTAINER DG-P E0 ICS W1
                                            CLEAN
------------------------------------------------------------------------------------------------------------------------------------


                                       146



------------------------------------------------------------------------------------------------------------------------------------
                                                                          CLASSIFICATION    OFFICIAL NO./             INITIAL MARKET
       NAME               SHIPOWNERS              CLASSIFICATION             SOCIETY          CALL SIGN       FLAG         VALUE
------------------------------------------------------------------------------------------------------------------------------------

STENA FORETELLER    Stena RoRo AB           DNV+1A1 ICE-1A General      Det norske Veritas  SHXQ           Swedish      $41,600,000
                                            Cargo Carrier Ro/Ro
                                            CONTAINER DG-P E0 ICS W1
                                            CLEAN TMON
------------------------------------------------------------------------------------------------------------------------------------
STENA GERMANICA     Scandlines AB           LR+100 A1 Car Ferry, Ice    Lloyds Register of  SKPZ           Swedish      $47,300,000
                                            Class 2+LMC and UMS         Shipping
------------------------------------------------------------------------------------------------------------------------------------
STENA NAUTICA       Stena Rederi AB         BV I + HULL + MACH Ro-Ro    Bureau Veritas      SCQU           Swedish      $22,500,000
                                            Passenger Ship
                                            Unrestricted Navigation
                                            Ice Class IB + AUT-UMS
------------------------------------------------------------------------------------------------------------------------------------
STENA SAGA          Stena Rederi AB         LR + 100A1 Ferry, Ice       Lloyds Register of  SLVH           Swedish      $36,700,000
                                            Class 1A Super, +LMC, UMS,  Shipping
                                            with descriptive note
                                            ShipRight SCM
------------------------------------------------------------------------------------------------------------------------------------
STENA SCANDINAVICA  Stena Line Scandinavia  LR+100 A1 Car Ferry, Ice    Lloyds Register of  SLYH           Swedish      $47,900,000
                    AB                      Class 2+LMC and UMS         Shipping
------------------------------------------------------------------------------------------------------------------------------------
STENA SCANRAIL      Stena Line Scandinavia  BV 1 3/3 E Roll On Roll     Bureau Veritas      SLBM           Swedish      $ 3,800,000
                    AB                      Off Deepsea ICE III
------------------------------------------------------------------------------------------------------------------------------------
STENA SEARIDER      Stena Line Scandinavia  DNV+1A1 Car and Train       Det norske Veritas  900102         British      $ 3,800,000
                    AB                      Ferry A EO ICE -1B
------------------------------------------------------------------------------------------------------------------------------------


                                       147



------------------------------------------------------------------------------------------------------------------------------------
                                                                          CLASSIFICATION    OFFICIAL NO./             INITIAL MARKET
       NAME               SHIPOWNERS              CLASSIFICATION             SOCIETY          CALL SIGN       FLAG         VALUE
------------------------------------------------------------------------------------------------------------------------------------

STENA SEATRADER     Stena Line B.V.         DNV+1A1 ICE- A              Det norske Veritas  904247         British     $  5,400,000
------------------------------------------------------------------------------------------------------------------------------------
STENA SHIPPER       Global Navigation       GL +100A5 E1 Ro-Ro Ship     Germanischer Lloyd  902333         British     $  7,100,000
                    Limited                 Equipped for Carriage of
                                            Containers
------------------------------------------------------------------------------------------------------------------------------------
STENA SPEY          Stena HSD Limited       DNV +1A1 Column Stabilised  Det norske Veritas  703396         British     $ 61,700,000
                                            Drilling
------------------------------------------------------------------------------------------------------------------------------------
STENA TAY           Stena Tay ANS           DNV +1A1 Column Stabilised  Det norske Veritas  731247         Bermudian   $270,000,000
                                            Drilling Unit, E0, HELDK
                                            DYNPOS-AUTR
------------------------------------------------------------------------------------------------------------------------------------
SVEALAND            Stena Bermuda Line      RINA+100-A- 1.1- Nav IL;    RINA                8000837        Bahamas     $ 41,800,000
                    Limited                 Tr (ro-ro)- TP-Cont
------------------------------------------------------------------------------------------------------------------------------------


                                       148

                                   SCHEDULE 3

                            EXISTING BANK GUARANTEES

PART 1

Guarantee No:   4
Beneficiary:    Commerzbank AG, Kiel
Amount:         EUR 1,044,000
Valid from:     30 June 2003
Expiry Date:    30 June 2005
Issuing Bank:   Nordea Bank AB (publ)

Guarantee No:   6
Beneficiary:    Bank Handlowy w Warzawie
Amount:         PLN 200,000
Valid from:     3 June 2004
Expiry Date:    10 June 2005
Issuing Bank:   Nordea Bank AB (publ)

Guarantee No:   11
Beneficiary:    IATA/IDFS The Netherlands
Amount:         EUR 160,000
Valid from:     4 December 2002
Expiry Date:    6 December 2005 (but renews automatically for a further 12 months on each expiry date unless 30 days' prior notice to terminate is given by the Existing Guarantee Provider
                thereunder)
Issuing Bank:   Nordea Bank AB (publ)

Guarantee No:   12
Beneficiary:    HM Customs & Excise
Amount:         (pound)40,000
Valid from:     19 December 2002
Expiry Date:    12 months after a notice of determination has been given by either the Guarantor or the Beneficiary.
Issuing Bank:   Nordea Bank AB (publ)

Guarantee No:   14
Beneficiary:    Dalian Shipyard
Amount:         $3,021,984
Valid from:     30 April 2003
Expiry Date:    Latest 30 April 2006
Issuing Bank:   Nordea Bank AB (publ)

Guarantee No:   21
Beneficiary:    Swan National Ltd
Amount:         (pound)2,040,156.52
Valid from:     14 June 2004
Expiry Date:    31 July 2013
Issuing Bank:   Nordea Bank AB (publ)

                                       149

Guarantee No:   23
Beneficiary:    Civil Aviation Authority
Amount:         (pound)55,500 (Standard Bond)
Valid from:     30 September 2004
Expiry Date:    31 March 2006
Issuing Bank:   Nordea Bank AB (publ)

Guarantee No:   24
Beneficiary:    Civil Aviation Authority
Amount:         (pound)55,500 (Supplemental Bond)
Valid from:     30 September 2004
Expiry Date:    31 March 2006
Issuing Bank:   Nordea Bank AB (publ)

Guarantee No:   25
Beneficiary:    The Association of British Travel Agents Ltd
Amount:         (pound)449,900
Valid from:     1 October 2004
Expiry Date:    31 March 2006
Issuing Bank:   Nordea Bank AB (publ)

PART 2

Guarantee No:   5
Beneficiary:    HSBC Bank plc
Amount:         (pound)550,000
Valid from:     5 October 2001
Expiry Date:    1 October 2005 (but renews automatically for a further 12 months on each expiry date unless 60 days' prior notice to terminate is given by the Existing Guarantee Provider thereunder)
Issuing Bank:   JPMorgan Chase Bank, N.A.

Guarantee No:   7
Beneficiary:    ING Bank NV, Amsterdam
Amount:         EUR 147,585
Valid from:     31 July 2002
Expiry Date:    11 August 2005 (but renews automatically for a further 12 months on each expiry date unless 60 days' prior notice to terminate is given by the Existing Guarantee Provider thereunder)
Issuing Bank:   JPMorgan Chase Bank, N.A.

                                       150

                                   SCHEDULE 4

                             FORM OF DRAWDOWN NOTICE

To: Svenska Handelsbanken AB (publ)
    SE-405 40 Goteborg
    Sweden
    Attention: RVC STBNL 753

                                                                ________ 20 ___

                               U.S.$1,000,000,000
                    Facility Agreement dated 8 December 2004

We refer to the above Facility Agreement and on behalf of the Borrowers hereby give you notice that the Borrowers wish to draw an Advance of $_____ on ____
20____ [and select a Term in respect thereof of _____ months]. The funds should be credited to [NAME AND NUMBER OF ACCOUNT] with [NEW YORK CITY].

We confirm that, in respect of each Borrower, the borrowing to be effected by such Advance will be within its corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on its borrowings
(whether imposed by statute, regulation, agreement or otherwise) to be exceeded.

Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.

For and on behalf of
[NAME OF BORROWER]

-------------------------------------

                                       151

                                   SCHEDULE 5

                         FORM OF BANK GUARANTEE REQUEST

To: Svenska Handelsbanken AB (publ)
    SE-405 40 Goteborg
    Sweden
    Attention: RVC STBNL 753

                                                                ________ 20 ____

                               U.S.$1,000,000,000
                    Facility Agreement dated 8 December 2004

We refer to the above Facility Agreement and hereby request on behalf of the
Borrowers that the New Guarantee Provider [agrees to extend the Expiry Date of
[DESCRIBE RELEVANT BANK GUARANTEE] from _____ to _____] [issues a Bank Guarantee in the form attached hereto in favour of [INSERT NAME OF BENEFICIARY] on _____
20 ____].

[This Bank Guarantee should only be [issued/extended] on our further written request.]

Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.

For and on behalf of
[NAME OF BORROWER]

-------------------------------------

                                       152

                                   SCHEDULE 6

                              CONDITIONS PRECEDENT

                          (referred to in Clause 18.1)

1    FACILITY AGREEMENT, AGREED FORM CERTIFICATE AND GUARANTEES

1.1  Originals of this Agreement and the Agreed Form Certificate executed by all of the parties thereto (in sufficient copies so that each Bank will be able to retain one original for itself).

1.2  Original Shipowner's Guarantees executed by each of the Shipowners (other than Stena Rederi AB, Stena Line Scandinavia and Scandlines).

1.3  An original Port Owner's Guarantee executed by Stena Line Ports.

2    THE SHIPS AND LINKSPANS

2.1  Such evidence as the Agent may require in respect of each Ship that such
     Ship and, where appropriate, each of its associated Linkspans is:-

     (A)  registered in the sole name of the relevant Shipowner shown in
          Schedule 2 free from all Liens except for Permitted Ship Liens;

     (B)  classified 1A1 with its Classification Society; and

     (C)  technically managed by its Approved Manager (if any).

2.2  Written confirmation from the insurance brokers and the managers of any protection and indemnity or war risks association through whom any
     Insurances of a Ship or Linkspan have been placed that (i) they will each issue a letter of undertaking in a form acceptable to the Agent upon receipt of the Notice(s) of Assignment of Insurances relating to such Ship or Linkspan and (ii) that they have not received notice of any prior assignment of such Insurances (other than an assignment securing the SIBV
     $600m Facility, the SIBV $275 Facility, the Stena Discovery Facility, the
     Stena F-Class Facility, the Mont Ventoux Facility and/or the Svealand
     Facility).

2.3  Originals of the Security Documents to be entered into in respect of each
     Ship and Linkspan duly executed by the Security Parties which are party thereto together with all relevant notices, acknowledgements and other ancillary documents to be executed thereunder or pursuant thereto, namely:-

     (A)  in the case of m.v.'s "STENA CARISMA", "LINKSPAN I", "LINKSPAN II",
          "STENA DANICA", "STENA FORECASTER", "STENA FORERUNNER", "STENA
          FORETELLER", "STENA NAUTICA", "STENA SAGA", "STENA SCANDINAVICA" and
          "STENA SCANRAIL":-

          (i)  first priority instruments of pledge in the form set out in
               Schedule 4 to the Agreed Form Certificate executed by the
               relevant Shipowner in respect of the Swedish law ship mortgages thereon registered or to be registered against each of the above
               Ships in the following amounts:-

                                       153

SHIP/LINKSPAN                   AMOUNT
"STENA CARISMA"              $ 62,500,000
"LINKSPAN I"                 $  4,000,000
"LINKSPAN II"                $  3,000,000
"STENA DANICA"               $ 57,000,000
"STENA FORECASTER"      (euro) 42,000,000
"STENA FORERUNNER"      (euro) 42,000,000
"STENA FORETELLER"      (euro) 42,000,000
"STENA NAUTICA"              $ 32,000,000
"STENA SAGA"                 $109,000,000
"STENA SCANDINAVICA"         $115,000,000
"STENA SCANRAIL"             $  8,000,000

          (ii) the original mortgage deeds as referred to in (i) above in respect of each of the above Ships; and

          (iii) a Deed of Covenant and Notices of Assignment of Insurances in
               the form of Schedule 1 thereto each executed by the relevant
               Shipowner in respect thereof;

     (B)  in the case of m.v.'s "MONT VENTOUX", "PRIDE OF AQUITAINE", "STENA
          BALTICA", "STENA CLYDE", "STENA DEE", "STENA DON", "STENA EUROPE",
          "STENA SEARIDER", "STENA SEATRADER", "STENA SHIPPER", "STENA SPEY",
          "STENA TAY" and "SVEALAND":-

          (i)  a first priority statutory ship mortgage thereon incorporating the relevant text set out in Schedule 3 to the Agreed Form
               Certificate executed by the relevant Shipowner;

          (ii) a Deed of Covenant and Notices of Assignment of Insurances in the
               form of Schedule 1 thereto executed by the relevant Shipowner in respect thereof;

     (C)  in the case of m.v.'s "STENA DISCOVERY", "STENA 407A", and "STENA
          407B":-

          (i)  first priority Dutch ship mortgages in the form set out in
               Schedule 5 to the Agreed Form Certificate (in the case of "STENA
               DISCOVERY") and Schedule 8 to the Agreed Form Certificate (in the
               case of "STENA 407A" and "STENA 407B") executed by Stena Line
               Scandinavia;

          (ii) an Insurance Assignment and Notices of Assignment of Insurances
               in the form of Schedule 1 thereto each executed by Stena Line
               Scandinavia in respect thereof;

          (iii) the Linkspan Chattel Mortgage relating to "STENA 407B" executed by Stena Line Scandinavia;

     (D)  in the case of m.v. "STENA GERMANICA":-

          (i)  the Stena Germanica Assignment;

                                       154

          (ii) the notice of assignment in the form of Schedule 1 to the Stena
               Germanica Assignment executed by SSAG and the acknowledgement thereof in the form of Schedule 2 to the Stena Germanica
               Assignment executed by Scandlines;

          (iii) the notice of assignment in the form of Schedule 3 to the Stena
               Germanica Assignment executed by SSAG and the acknowledgement thereof in the form of Schedule 4 to the Stena Germanica
               Assignment executed by Stena Line Scandinavia;

          (iv) the Notice of Assignment of Insurances in the form of Schedule 5 to the Stena Germanica Assignment executed by SSAG;

     (E)  in the case of each of the Mortgaged Ships and Mortgaged Linkspans:-

          (i)  the Charterer's Insurance Assignment (if any) executed by any
               Stena Charterer of such Ship or Linkspan;

          (ii) the Charterer's Subordination Undertaking (if any) executed by any Stena Charterer of such Ship or Linkspan;

          (iii) the Manager's Subordination Undertaking (if any) executed by any
               Approved Manager of such Ship or Linkspan.

2.4  In the case of each Ship and Linkspan (other than m.v. "STENA GERMANICA"), evidence that the relevant mortgage in favour of the Security Agent on such
     Ship or Linkspan has been registered against such Ship or Linkspan at the appropriate ship registry with first priority.

2.5  In the case of m.v. "STENA GERMANICA", evidence that the Stena Germanica
     Mortgage is registered at the appropriate ship registry with first priority.

2.6  A certificate from the Borrowers identifying all of the charters and drilling contracts in respect of the Mortgaged Ships and Mortgaged
     Linkspans to which a member of the Stena AB Group is a party as charterer or operator as at the Availability Date.

3    HOLYHEAD PORT

3.1  A clear H.M. Land Registry search in favour of the Security Agent against such part of Holyhead Port as is registered or is in the course of registration, with priority expiring no earlier than twenty eight (28) days after the Availability Date.

3.2  An original of the Holyhead Charge executed by Stena Line Ports.

3.3  A certificate of title in respect of Holyhead Port (including details of the insurances of the relevant port) in form and substance acceptable to the Agent.

4    STRANRAER PORT

4.1  A clear search in the property register and in the computerised presentment book in respect of Stranraer Port to be continued to a date twenty two (22)
     days after the date of recording of the Stranraer Charge and a clear search in the personal register in respect of Stena Line Ports.

                                       155

4.2  An original of the Stranraer Charge executed by Stena Line Ports.

4.3  A certificate of title in respect of Stranraer Port (including details of the insurances of the relevant port) in form and substance acceptable to the Agent.

5    CASH COLLATERAL ACCOUNTS

5.1  Evidence that the Borrowers have opened Cash Collateral Accounts with the
     Agent in Dollars, Euro, Pounds Sterling and Polish Zlotych.

5.2  An original Cash Collateral Account Pledge executed by the Borrowers in respect of the accounts referred to in paragraph 5.1 above.

5.3  An original second priority pledge over any relevant Cash Collateral
     Account required to be executed in favour of the New Guarantee Provider pursuant to Clause 4.5(A).

6    CONSTITUTIONAL DOCUMENTS

     Certified copies of the Certificate of Incorporation and Memorandum and
     Articles of Association or equivalent constitutive documents of the
     Borrowers, each other Security Party and Stena (Luxembourg).

7    CORPORATE AUTHORISATIONS

7.1  Certified copies of resolutions of each Security Party approving the
     Security Documents to which such Security Party is a party and approving the transactions contemplated thereby and authorising the execution of such documents by an officer or attorney of the relevant Security Party.

7.2  Certified copies of resolutions of the Borrowers and Stena (Luxembourg)
     approving those of the Stena Germanica (Luxembourg) Assignment and the
     Stena Germanica (Switzerland) Assignment to which each such company is a party and approving the transactions contemplated thereby and authorising the execution of such documents by an officer or attorney thereof.

7.3  Original or certified copies of the powers of attorney, if any, issued pursuant to the resolutions referred to in paragraphs 7.1 and 7.2 above.

8    CERTIFICATE OF INCUMBENCY

     Certified copies of a certificate of incumbency or extract from the commercial register in respect of the Borrowers, each other Security Party and Stena (Luxembourg).

9    CONSENTS AND APPROVALS

     Such evidence as the Agent may require that all such consents have been obtained as may be required from any authority by each of the Borrowers and the other Security Parties for the execution of and performance by them of their respective obligations under those of the Security Documents to which they are respectively a party.

10   FEES AND EXPENSES

10.1 The agency fee letter agreement referred to in Clause 10.1 executed by the
     Borrowers and Svenska Handelsbanken AB (publ) as Agent and Security Agent.

                                       156

10.2 Evidence that all such fees and expenses referred to in Clause 10 as are payable on or before the Availability Date have been received by the Agent
     (but so that any legal fees to be paid or reimbursed by the Borrowers shall only be deemed to be payable on the Availability Date if invoiced to the
     Borrowers by the Agent at least ten (10) Banking Days before that date).

11   INSURANCE OPINION

     An opinion on the insurances relating to all of the Ships, the Linkspans and the Ports by HSBC Insurance Brokers Limited dated not more than thirty
     (30) days before the Availability Date, such report to be in form and substance acceptable to the Agent.

12   LEGAL OPINIONS

     Legal opinions in form and substance acceptable to the Agent (or confirmation satisfactory to the Agent that such legal opinions will be issued in form and substance acceptable to it) from:-

     (A)  Messrs. Stephenson Harwood concerning such matters of English law as the Agent may reasonably require;

     (B)  Messrs. Mannheimer Swartling concerning such matters of Swedish law as the Agent may reasonably require;

     (C)  Messrs. Loyens & Loeff concerning such matters of Netherlands law as the Agent may reasonably require;

     (D)  Messrs. Wiederkehr Forster concerning such matters of Swiss law as the
          Agent may reasonably require;

     (E)  Messrs. Wright, Johnston & Mackenzie concerning such matters of
          Scottish law as the Agent may reasonably require;

     (F)  Messrs. Dickinson Cruickshank & Co. concerning such matters of Manx law as the Agent may reasonably require;

     (G)  Messrs. Conyers Dill & Pearman concerning such matters of Bermudian law as the Agent may reasonably require;

     (H)  Messrs. Simonsen Foyen Advokatfirma DA concerning such matters of
          Norwegian law as the Agent may reasonably require;

     (I)  Messrs. Higgs & Johnson concerning such matters of Bahamian law as the
          Agent may reasonably require; and

     (J)  Messrs. Wildgen & Partners concerning such matters of Luxembourg law as the Agent may reasonably require.

13   FINANCIAL CONDITION

     Evidence that as at 30 September 2004:-

     (A)  the aggregate of (i) the Consolidated Current Assets and (ii)
          Available Facilities was at least one hundred and twenty five per cent
          (125%) of the Consolidated

                                       157

          Current Liabilities;

     (B)  the aggregate of the Cash Assets of the Stena AB Group was at least
          $50,000,000; and

     (C)  the Net Debt was no greater than sixty five per cent (65%) of the
          Capitalisation.

14   PROCESS AGENT

     Written confirmation from Stena (UK) Limited that it will act as the process agent for service of process in England of the Borrowers and each other Security Party.

15   STENA GERMANICA DOCUMENTS

15.1 A certified copy of the Stena Germanica Loan Agreement as amended and transferred out of the name of Stena Line into the name of SSAG as lender to Scandlines thereunder, such agreement to be on terms whereby the principal loan amount outstanding thereunder is at least $52,000,000 and the repayment date thereof falls after the Termination Date hereunder.

15.2 Certified copies of the Stena Germanica Mortgage and the Stena Germanica
     Deed of Covenants together with certified copies of the agreement or agreements by which such documents have been assigned from Stena Line to
     SSAG (including all appropriate notices and acknowledges of assignment given to and/or by Scandlines, Stena Line Scandinavia, SIBV and Stena
     (Luxembourg) respectively), all such documents to be in form and substance acceptable to the Agent.

15.3 Certified copies of the Stena Germanica Charterer's Insurance Assignment
     and the Stena Germanica Charterer's Subordination Undertaking together with certified copies of the agreement or agreements by which such documents have been assigned from SIBV to SSAG (including all appropriate notices and acknowledges of assignment given to and/or by Scandlines, Stena Line
     Scandinavia, SIBV and Stena (Luxembourg) respectively), all such documents to be in form and substance acceptable to the Agent.

16   CANCELLATION OF EXISTING FACILITIES

     Evidence that, simultaneously with drawdown of the first Advance, all outstandings in respect of the SIBV $600m Facility, the SIBV $275m
     Facility, the Stena Discovery Facility, the Stena F-Class Facility, the
     Mont Ventoux Facility and the Svealand Facility will be reduced to zero and such facilities finally and irrevocably cancelled and that at that time all of the securities securing such facilities will be finally and unconditionally released and discharged.

                                       158

                                   SCHEDULE 7

                          FORM OF TRANSFER CERTIFICATE
                          (referred to in Clause 24.3)

                              Transfer Certificate

Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Facility Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the
Financial Services Act 1986 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:  Svenska Handelsbanken AB (publ), as agent on its own behalf and for and on behalf of the Borrowers, the Security Agent, the Issuing Banks, the Standby
     Lender, the Banks, the Co-Arrangers and Stena AB defined in the Facility
     Agreement referred to below.

Attention: RVC STBNL 753

                                                                     ____ 20  __

This certificate ("TRANSFER CERTIFICATE") relates to a US$1,000,000,000 facility agreement dated 8 December 2004 (as amended, novated and/or restated from time to time the "FACILITY AGREEMENT") and made between (1) Stena International B.V.
and Stena (Switzerland) AG (the "BORROWERS"), (2) Citigroup Global Markets Ltd.,
DnB NOR Bank ASA, HSBC Bank plc, J. P. Morgan plc, Nordea Bank AB (publ) and
Svenska Handelsbanken AB (publ) as Co-Arrangers, (3) the banks and financial institutions defined therein as banks (the "BANKS"), (4) Nordea Bank AB (publ)
and JPMorgan Chase Bank, N.A. as Issuing Banks, (5) Svenska Handelsbanken AB
(publ) as Standby Lender, (6) Svenska Handelsbanken AB (publ) as Agent, (7)
Svenska Handelsbanken AB (publ) as Security Agent and (8) Stena AB (publ.) as guarantor for a facility of up to $1,000,000,000. Terms defined in the Facility
Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Certificate:

the "TRANSFEROR" means [FULL NAME] of [LENDING OFFICE]; and

the "TRANSFEREE" means [FULL NAME] of [LENDING OFFICE].

1     The Transferor as beneficial owner assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the
      Transferor has as Bank under or by virtue of the Facility Agreement and all the Security Documents in relation to [____] per centum ([____]%) of the Outstandings of the Transferor (or its predecessors in title) which are set out below:-

DATE OF CONTRIBUTION   AMOUNT   MATURITY DATE
--------------------   ------   -------------

OUTSTANDING GUARANTEE AMOUNTS

                                       159

2    By virtue of this Transfer Certificate and Clause 24 of the Facility
     Agreement, the Transferor is discharged [entirely from its Available
     Commitment which amounts to $[____]] [from [ per centum ([____]%) of its
     Available Commitment, which percentage represents $[_____]].

3    [The Transferee acknowledges that the Contribution of the Transferor referred to in Clause 1 above relates to Advances having Maturity Dates which fall after the date hereof which have been funded as to its relevant portion by the Transferor and in respect of which the Transferor has incurred and continues to incur funding costs at an annual rate of interest per annum approximate to the relevant rate of LIBOR for each such Advance as determined by the Agent prior to the drawdown thereof. In consider of the Transferor agreeing to execute this Transfer Certificate in favour of the Transferee, the Transferee undertakes that upon the Maturity Date of each such Advance, the Transferee will pay to the Transferor a sum in
     Dollars for value on such Maturity Date equal to the aggregate of:-

     (A)  the amount of principal repaid to the Transferee under the Facility
          Agreement in respect of the relevant portion of such Advance transferred by the Transferor to the Transferee hereunder;

     (B)  the amount of all interest earned and received by the Transferee under the Facility Agreement in respect of the relevant portion of such
          Advance transferred by the Transferor to the Transferee hereunder which is attributable to LIBOR (i.e. so that it excludes that part of such interest which is attributable to the Margin); and

     (C)  the amount of all interest earned and received by the Transferee under the Facility Agreement in respect of the relevant portion of such
          Advance transferred by the Transferor to the Transferee hereunder which is earned during the period from its drawdown date up to (but not including) the date of this Transfer Certificate and which is attributable to the Margin.

     By its execution and delivery of this Transfer Certificate the Transferee hereby irrevocably and unconditionally authorises and instructs the Agent to effect on its behalf the payments to be made to the Transferor as referred to in this Clause from the corresponding payments of interest and repayment of principal received by it on behalf of the Banks under the
     Facility Agreement.]

4    The Transferee hereby requests the Borrowers, the Agent, the Security
     Agent, the Issuing Banks, the Standby Lender, the Banks and Stena AB to
     accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of Clause 24.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on [DATE OF
     TRANSFER].

5    The Transferee:-

     (A)  confirms that it has received a copy of the Facility Agreement and the
          Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

     (B)  confirms that it has not relied and will not hereafter rely on the
          Transferor, the Agent or the Security Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Facility

                                       160

          Agreement, any of the Security Documents or any such documents or information;

     (C)  agrees that it has not relied and will not rely on the Transferor, the
          Agent, the Security Agent, the Issuing Banks, the Standby Lender, the
          Co-Arrangers or the Banks to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or any other Security Party (save as otherwise expressly provided therein);

     (D)  warrants that it has power and authority to become a party to the
          Facility Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the
          Facility Agreement and the Security Documents; and

     (E)  if not already a Bank, appoints the Agent to act as its agent and the
          Security Agent to act as its trustee as provided in the Facility
          Agreement and the Security Documents and agrees to be bound by the terms of the Facility Agreement.

6    The Transferor:-

     (A)  warrants to the Transferee that it has full power to enter into this
          Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

     (B)  warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the
          Transferor is incorporated and the country in which its lending office is located; and

     (C)  agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Transfer Certificate or for a similar purpose.

7    The Transferee hereby undertakes with the Transferor and each of the other parties to the Facility Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Facility Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer
     Certificate to the Agent and satisfaction of the conditions (if any)
     subject to which this Transfer Certificate is expressed to take effect.

8    By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee, the
     Borrowers, Stena AB, the Agent, the Security Agent, the Issuing Banks, the
     Standby Lender, the Co-Arrangers and the Banks accept the Transferee as a party to the Facility Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Facility
     Agreement and the Security Documents will be assumed by the Transferee
     (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Co-Arrangers, the
     Security Agent, the Issuing Banks, the Standby Lender and the Banks as
     provided by the Agreement) after delivery of the executed copies of this
     Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

9    None of the Transferor, the Agent, the Security Agent, the Issuing Banks,
     the Standby Lender, the Co-Arrangers or the Banks:-

                                       161

     (A)  makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any of the Security
          Documents or any document relating thereto;

     (B)  assumes any responsibility for the financial condition of the
          Borrowers or any other Security Party or any party to any such other document or for the performance and observance by the Borrowers or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

10   The Transferor and the Transferee each undertake that they will on demand fully indemnify the Agent and the Security Agent in respect of any claim, proceeding, liability or expense which relates to or results from this
     Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent's or Security Agent's gross negligence or wilful misconduct, as the case may be.

11   The agreements and undertakings of the Transferee in this Transfer
     Certificate are given to and for the benefit of and made with each of the other parties to the Facility Agreement and the Security Documents.

12   This Transfer Certificate shall be governed by, and construed in accordance with, English law.

      Transferor                   Transferee
      [INSERT TRANSFEROR'S NAME]   [INSERT TRANSFEREE'S NAME]

      By:                          By:
      Dated:                       Dated:

      AGENT
      Agreed for and on behalf of itself as Agent,
      the Co-Arrangers, the Security Agent,
      the Issuing Banks, the Standby Lender,
      the Banks, the Borrowers, Stena AB (publ.) and
      each other Security Party.

      SVENSKA HANDELSBANKEN AB (PUBL)

      By:
      Dated:

NOTE: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor's interest in the security constituted by the Security Documents in the Transferor's or Transferee's
      jurisdiction. It is the responsibility of each individual Bank to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor's interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

                                       162

                                  THE SCHEDULE

Outstanding Contributions of Transferor : $ [_____]

Available Commitment of Transferor : $ [_____]

Portion Transferred : [______]%

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Name of Transferee:

Lending Office:

Contact person
(Loan Administration Department):

Telephone:
Fax:

Contact person
(Credit Administration Department):

Telephone:
Fax:

Account for payments:

                                       163

                                   SCHEDULE 8

               SPECIMEN CHARTER COVENANTS AND LOSS PAYABLE CLAUSES

                                       164

                                   SCHEDULE 9

                       FORM OF QUIET ENJOYMENT UNDERTAKING

To: [Name of Addressee]

                                                                          [Date]

We, Svenska Handelsbanken AB (publ) of SE-405 40 Goteborg, Sweden acknowledge that we have reviewed a copy of the [describe contract] (the "CONTRACT") in respect of the Drilling Unit [name] (the "UNIT") and are fully aware of all its terms and conditions.

In consideration of your entering into the Contract and certain related agreements, we hereby irrevocably and unconditionally undertake to you and promise that so long as you shall retain any interest in the Contract, we shall not exercise any rights as mortgagee in relation to the Unit, including any rights to take possession, or otherwise seek to enforce such rights as we have at any time where such action may affect in any manner your free and uninterrupted use of the Unit in accordance with the terms of the Contract.

This undertaking shall be governed and construed in accordance with the laws of
[England and Wales][Norway] and we submit to the exclusive jurisdiction of the courts in [London][Oslo] for all purposes in connection with this undertaking.

SIGNED for an on behalf of
SVENSKA HANDELSBANKEN AB (PUBL)

                                       165

                                   SCHEDULE 10

                         FORM OF COMPLIANCE CERTIFICATE

                   OFFICER'S CERTIFICATE ISSUED PURSUANT TO A
     $1,000,000,000 FACILITY AGREEMENT DATED 8 DECEMBER 2004 (THE "FACILITY
                                  AGREEMENT")

I, [___], the [Chief Financial Officer/DESCRIBE OFFICE] of Stena AB (publ.), hereby certify that:-

1.    Attached hereto is a statement of the respective amounts of:-

      o     Available Facilities

      o     Capitalisation

      o     Cash Assets

      o     Consolidated Current Assets

      o     Consolidated Current Liabilities

      o     Net Debt

     as at 31 December [20_____] (the "REFERENCE DATE"), determined in accordance with Clause 14.13 of the Facility Agreement.

2.    As at the Reference Date:-

      (A)   the aggregate amount of the Consolidated Current Assets and
            Available Facilities (SEK[____]) was equal to [____]% of the amount of the Consolidated Current Liabilities (SEK[____])

            REQUIREMENT: AGGREGATE OF (I) CONSOLIDATED CURRENT ASSETS AND (II)
                         AVAILABLE FACILITIES TO BE NOT LESS THAN 125% OF THE
                         AMOUNT OF THE CONSOLIDATED CURRENT LIABILITIES

            SATISFIED:   YES/NO

      (B)   the aggregate amount of the Cash Assets of the Stena AB Group was
            $[____]

            REQUIREMENT: AGGREGATE OF THE CASH ASSETS OF THE STENA AB GROUP TO
                         BE NOT LESS THAN $50,000,000

            SATISFIED:   YES/NO

      (C)   the Net Debt (SEK[____]) was equal to [______]% of the
            Capitalisation (SEK[_____])

            REQUIREMENT: NET DEBT TO BE NO GREATER THAN 65% OF THE
                         CAPITALISATION

            SATISFIED:   YES/NO

                                       166

3.    To the best of our knowledge, Stena AB is not in default in the performance and observance of any of the terms, provisions and conditions of Clauses 14.7 of the Facility Agreement.

Terms used herein and not otherwise defined herein shall have the meanings set forth in the Facility Agreement. This certificate is rendered pursuant to Clause
14.2(F) of the Facility Agreement.

IN WITNESS WHEREOF, the undersigned has set his hand this _____ day of _____
[20__].

STENA AB (PUBL.)

By:
    ---------------------------------------
    [Chief Financial Officer/INSERT OFFICE]

                                       167

THE BORROWERS

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
STENA INTERNATIONAL B.V.                )

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
STENA (SWITZERLAND) AG                  )

THE AGENT AND SECURITY AGENT

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
SVENSKA HANDELSBANKEN AB (PUBL)         )

THE BANKS AND CO-ARRANGERS

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
ABN AMRO BANK N.V.                      )

SIGNED by                               )
                                        )
for and on behalf of                    )
CITIBANK, N.A.                          )
by its duly authorised signatory        )

SIGNED by                               )
                                        )
for and on behalf of                    )
CITIBANK GLOBAL MARKETS LTD.            )
by its duly authorised signatory        )

                                       168

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
DEUTSCHE BANK AG, IN HAMBURG            )

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
DNB NOR BANK ASA                        )

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
DVB BANK N.V. acting through its        )
Norwegian branch DVB BANK N.V. NORDIC
BRANCH                                  )

SIGNED by                               )
                                        )
for and on behalf of                    )
HSBC BANK PLC                           )
by its duly authorised signatory        )

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
HSH NORDBANK AG                         )

SIGNED by                               )
                                        )
for and on behalf of                    )
JPMORGAN CHASE BANK, N.A.               )
by its duly authorised signatory        )

SIGNED by                               )
                                        )
for and on behalf of                    )
J.P. MORGAN PLC                         )
by its duly authorised signatory        )

                                       169

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
NORDEA BANK AB (PUBL)                   )

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
SKANDINAVISKA ENSKILDA BANKEN
AB (PUBL)                               )

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
SVENSKA HANDELSBANKEN AB (PUBL)         )

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
SWEDBANK (FORENINGSSPARBANKEN AB        )
(PUBL))                                 )

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
THE GOVERNOR AND COMPANY OF THE         )
BANK OF SCOTLAND                        )

THE STANDBY LENDER

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
SVENSKA HANDELSBANKEN AB (PUBL)         )

                                       170

THE ISSUING BANKS

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
NORDEA BANK AB (PUBL)                   )

SIGNED by                               )
                                        )
for and on behalf of                    )
JPMORGAN CHASE BANK, N.A.               )
by its authorised signatory             )

STENA AB

SIGNED by                               )
                                        )
attorney-in-fact for and on behalf of   )
STENA AB (PUBL.)                        )

                                       171

                               FACILITY AGREEMENT
                                      FOR A
                           U.S.$1,000,000,000 FACILITY
                                       TO
                            STENA INTERNATIONAL B.V.
                                       AND
                             STENA (SWITZERLAND) AG

                                   PROVIDED BY
                             THE BANKS AND FINANCIAL
                             INSTITUTIONS LISTED IN
                                   SCHEDULE 1

                                   ARRANGED BY
                          CITIGROUP GLOBAL MARKETS LTD.
                                DNB NOR BANK ASA
                                  HSBC BANK PLC
                                J. P. MORGAN PLC
                              NORDEA BANK AB (PUBL)
                         SVENSKA HANDELSBANKEN AB (PUBL)

                                      AGENT
                         SVENSKA HANDELSBANKEN AB (PUBL)

                                 SECURITY AGENT
                         SVENSKA HANDELSBANKEN AB (PUBL)

                                  GUARANTEED BY
                                STENA AB (PUBL.)

                               STEPHENSON HARWOOD
                           ONE, ST. PAUL'S CHURCHYARD
                                 LONDON EC4M 8SH
                               TEL: 020 7329 4422
                               FAX: 020 7606 0822
                              REF: 1250/01-43-01737

                                    CONTENTS

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